      As Filed with the Securities and Exchange Commission on June 8, 2001.
                                            Registration Statement No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                              RITE AID CORPORATION
                  *And the Subsidiary Guarantors listed below
             (Exact name of registrant as specified in its charter)

              Delaware                                5912                           23-1614034
  (State or other jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
   incorporation or organization)          Classification Code Number)           Identification No.)

                              --------------------
                                 30 Hunter Lane
                         Camp Hill, Pennsylvania 17011
                                 (717) 761-2633
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                             Elliot S. Gerson, Esq.
              Senior Executive Vice President and General Counsel
                              Rite Aid Corporation
                                 30 Hunter Lane
                         Camp Hill, Pennsylvania 17011
                                 (717) 761-2633
                           (717) 760-7867 (facsimile)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                        Copies of all communications to:
                             Stacy J. Kanter, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                            New York, New York 10036
                                 (212) 735-3000
                           (212) 735-2000 (facsimile)
                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|




                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                  Proposed Maximum    Proposed Maximum   Amount of
                      Title of Each Class of                       Amount To Be    Offering Price        Aggregate      Registration
                    Securities to be Registered                     Registered      Per Security       Offering Price       Fee
------------------------------------------------------------------------------------------------------------------------------------
10.50% Senior Secured Notes due 2002                              $196,196,000         100%            $196,196,000    $49,049 (1)
------------------------------------------------------------------------------------------------------------------------------------
Guarantees related to the 10.50% Senior Secured Notes due 2002        N/A              N/A                 N/A           N/A (2)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended. Rite Aid Corporation previously paid a filing fee of $834,000.00 with respect to our Form S-3, 333-70777, filed on January 19, 1999 and we transferred $96,799.25 to our Form S-8, 333-61734, filed on May 25, 2001. We are transferring $49,049.00 to this Form S-4 registration statement.
(2) No separate consideration received for the guarantees, and, therefore, no additional fee is required.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.
===============================================================================

                         TABLE OF ADDITIONAL REGISTRANTS




                                                                     State or Other      Primary Standard
                                                                     Jurisdiction of        Industrial
Name of Additional                                                  Incorporation or    Classification Code      I.R.S. Employer
   Registrant*                                                           Formation             Number          Identification Number
------------------                                                  ----------------    -------------------    ---------------------
Ann & Government Streets Mobile Alabama, LLC                            Delaware               446110                  None
Apex Drug Stores, Inc.                                                  Michigan               446110               38-2413448
Baltimore/Annapolis Boulevard & Governor Richie
 Highway-Glen Burmie, Maryland, LLC                                     Delaware               446110                  None
Broadview and Wallings-Broadview Heights Ohio, Inc.                       Ohio                 446110               25-1814215
Central Avenue & Main Street Petal, MS, LLC                             Delaware               446110                  None
Dominion Action One Corporation                                         Delaware             Inactive               25-1569007
Dominion Action Two Corporation                                         Delaware             Inactive               25-1568836
Dominion Action Three Corporation                                       Delaware             Inactive               25-1568837
Dominion Action Four Corporation                                        Delaware             Inactive               25-1568961
Dominion Drug Stores Corp.                                               Nevada                446110               23-2427440
Drug Fair, Inc.                                                         Maryland               446110               54-0525766
Drug Fair of PA, Inc.                                                 Pennsylvania             446110               54-0844303
Eagle Managed Care Corp.                                                Delaware               524291               25-1724201
Eighth & Water Streets-Urichsville, Ohio, LLC                           Delaware               446110                  None
England Street-Asheland Corporation                                     Virginia               446110               25-1826010
Euclid & Wilders Roads - Bay City, LLC                                  Michigan               446110                  None
GDF, Inc.                                                               Maryland             Inactive               34-1343867
Gettyburg & Hoover - Dayton, Ohio, LLC                                    Ohio                 446110                  None
Gratiot & Center-Saginaw Township, Michigan, LLC                        Delaware               446110                  None
Harco, Inc.                                                              Alabama               446110               63-0522700
Jaime Nathan Travis Corporation                                       Pennsylvania           Inactive                Inactive
K&B, Incorporated                                                       Delaware               551112               51-0346254
K&B Alabama Corporation                                                  Alabama               446110               72-1011085
K&B Florida Corporation                                                  Florida               446110               72-1058893
K&B Louisiana Corporation                                               Louisiana              446110               72-1043860
K&B Mississippi Corporation                                            Mississippi             446110               72-0883482
K&B Services, Incorporated                                              Louisiana            Inactive               72-1245171
K&B Tennessee Corporation                                               Tennessee              446110               62-1444359
K&B Texas Corporation                                                     Texas                446110               72-1010327
K&B Trainees, Inc.                                                      Louisiana            Inactive               72-0773677
Katz & Besthoff, Inc.                                                   Louisiana            Inactive               72-0853034
Keystone Centers, Inc.                                                Pennsylvania             446110               23-1730114
Lakehurst and Broadway Corporation                                     New Jersey              446110               23-2937947
Louisville Avenue & North 18th Street-Monroe,
 Louisiana, LLC                                                         Delaware               446110                  None
Main & McPhearson - Clyde, LLC                                            Ohio                 446110                  None
Mayfield & Chillicothe Roads - Chesterknol, LLC                           Ohio                 446110                  None
Munson & Andrews, LLC                                                     Ohio                 446110                  None
Name Rite, LLC                                                          Delaware               551112                  None
Northline & Dix - Toledo - Southgate, LLC                               Michigan               446110                  None


                                                                     State or Other      Primary Standard
                                                                     Jurisdiction of        Industrial
Name of Additional                                                  Incorporation or    Classification Code      I.R.S. Employer
   Registrant*                                                         Formation             Number          Identification Number
------------------                                                  ----------------    -------------------  ---------------------
Ocean Acquisition Corporation                                           Delaware              551112                25-1778194
PDS-1 Michigan, Inc.                                                    Michigan              446110                38-2935739
P.L.D. Enterprises, Inc.                                                 Nevada              Inactive               93-0901297
PL Xpress, Inc.                                                          Oregon               484121                93-0962294
Patton Drive and Navy Boulevard Property
 Corporation                                                             Florida              446110                23-2870495
Paw Paw Lake Road & Paw Paw Avenue-Coloma,
 Michigan, LLC                                                          Delaware              446110                   None
Perry Distributors, Inc.                                                Michigan              493110                38-1718545
Perry Drug Stores, Inc.                                                 Michigan              446110                38-0947300
Portfolio Medical Services, Inc.                                        Delaware             Inactive                Inactive
RDS Detroit, Inc.                                                       Michigan              446110                35-1799950
Rack Rite Distributors, Inc.                                          Pennsylvania            493110                23-1906110
Ram-Utica, Inc.                                                         Michigan             Inactive                Inactive
Reed, Inc.                                                              Maryland             Inactive                Inactive
Richmond Road & Monticello Boulevard - Richmond
 Heights, Ohio, LLC                                                       Ohio                446110                   None
Rite Aid Drug Palace, Inc.                                              Delaware              446110                23-2325476
Rite Aid Funding, LLC                                                  California             551112                23-2934632
Rite Aid Hdqtrs. Corp.                                                  Delaware              551114                23-2308342
Rite Aid Lease Management Company                                      California             531120                95-2384577
Rite Aid of Alabama, Inc.                                                Alabama              446110                23-2410761
Rite Aid of Connecticut, Inc.                                          Connecticut            446110                23-1940645
Rite Aid of Delaware, Inc.                                              Delaware              446110                23-1940646
Rite Aid of Florida, Inc.                                                Florida              446110                23-2047226
Rite Aid of Georgia, Inc.                                                Georgia              446110                23-2125551
Rite Aid of Illinois, Inc.                                              Illinois              446110                23-2416666
Rite Aid of Indiana, Inc.                                                Indiana              446110                23-2048778
Rite Aid of Kentucky, Inc.                                              Kentucky              446110                23-2039291
Rite Aid of Maine, Inc.                                                   Maine               446110                01-0324725
Rite Aid of Maryland, Inc.                                              Maryland              446110                23-1940941
Rite Aid of Massachusetts, Inc.                                       Massachusetts           446110                23-1940647
Rite Aid of Michigan, Inc.                                              Michigan              446110                38-0857390
Rite Aid of New Hampshire, Inc.                                       New Hampshire           446110                23-2008320
Rite Aid of New Jersey, Inc.                                           New Jersey             446110                23-1940648
Rite Aid of New York, Inc.                                              New York              446110                23-1940649
Rite Aid of North Carolina, Inc.                                     North Carolina           446110                23-1940650
Rite Aid of Ohio, Inc.                                                    Ohio                446110                23-1940651
Rite Aid of Pennsylvania, Inc.                                        Pennsylvania            446110                23-1940652
Rite Aid of South Carolina, Inc.                                     South Carolina           446110                23-2047222
Rite Aid of Tennessee, Inc.                                             Tennessee             446110                23-2047224
Rite Aid of Vermont, Inc.                                                Vermont              446110                23-1940942
Rite Aid of Virginia, Inc.                                              Virginia              446110                23-1940653
Rite Aid of Washington, D.C., Inc.                                  Washington, D.C.          446110                23-2461466
Rite Aid of West Virginia, Inc.                                       West Virginia           446110                23-1940654
Rite Aid Realty Corp.                                                   Delaware              551112                23-1725347
Rite Aid Rome Distribution Center, Inc.                                 New York              493110                23-1887836
Rite Aid Transport, Inc.                                                Delaware              484121                25-1793102
Rite Aid Venturer #1, Inc.                                              Delaware             Inactive               23-2492985
Rite Fund, Inc.                                                         Delaware              551112                51-0273194


                                                                     State or Other      Primary Standard
                                                                     Jurisdiction of        Industrial
Name of Additional                                                  Incorporation or    Classification Code      I.R.S. Employer
   Registrant*                                                         Formation             Number          Identification Number
------------------                                                  ----------------    -------------------  ---------------------
Rite Investments Corp.                                                  Delaware              551112                51-0273192
Route 1 & Hood Road Fredericksburg, LLC                                 Virginia              446110                   None
Route 202 at Route 124 Jaffrey-New Hampshire, LLC                       Delaware              446110                   None
Script South, Inc.                                                       Alabama             Inactive               63-1019292
Seven Mile & Evergreen - Detroit, LLC                                   Michigan              446110                   None
Silver Springs Road-Baltimore, Maryland/One, LLC                        Delaware              446110                   None
Silver Springs Road-Baltimore, Maryland/Two, LLC                        Delaware              446110                   None
Sophie One Corp.                                                        Delaware             Inactive                Inactive
State & Fortification Streets - Jackson, Mississippi, LLC               Delaware              446110                   None
State Street & Hill Road-Gerard, Ohio, LLC                              Delaware              446110                   None
Super Distributors, Inc.                                                Louisiana             493110                72-0678665
Super Ice Cream Suppliers, Inc.                                         Louisiana            Inactive               72-0618651
Super Laboratories, Inc.                                                Louisiana            Inactive               72-1068239
Super Pharmacy Network, Inc.                                             Florida             Inactive               59-3252055
Super Tobacco Distributors, Inc.                                       Mississippi           Inactive               72-0875700
The Lane Drug Company                                                     Ohio                446110                53-0125212
The Muir Company                                                          Ohio                446610                   None
Thrifty Corporation                                                    California             446110                95-1297550
Thrifty Payless, Inc.                                                  California             446110                95-4391249
Thrifty Wilshire, Inc.                                                 California            Inactive               95-3904571
Tyler and Sanders Roads, Birmingham-Alabama, LLC                        Delaware              446110                   None
Virginia Corporation                                                    Delaware              551112                51-0335659
W.R.A.C., Inc.                                                        Pennsylvania            493110                23-2102752
112 Burleigh Avenue Norfolk, LLC                                        Virginia              446110                   None
537 Elm Street Corporation                                            Rhode Island            446110                23-2962033
657-659 Broadway St. Corp.                                             New Jersey             446110                   None
764 South Broadway-Geneva, Ohio, LLC                                      Ohio                446110                   None
912 Elmwood Avenue, Buffalo, LLC                                        New York              446110                   None
1515 West State Street Boise, Idaho, LLC                                Delaware              446110                   None
1525 Cortyou Road - Brooklyn                                            New York              446110                   None
1740 Associates, LLC                                                    Michigan              446110                   None
3581 Carter Hill Road - Montgomery Corp.                                 Alabama              446110                   None
4042 Warrensville
Center Road --
Warrensville Ohio, Inc.                                                   Ohio                446110                25-1820507
5277 Associates, Inc.                                                  Washington             446110                23-2940919
5600 Superior Properties, Inc.                                            Ohio                446110                   None


* Addresses and telephone numbers of principal executive offices are the same as those of Rite Aid Corporation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    Subject to Completion, Dated June 8, 2001

PROSPECTUS


                              RITE AID CORPORATION


             Offer to Exchange 10.50% Senior Secured Notes Due 2002
                    for 10.50% Senior Secured Notes Due 2002 which have been registered under the Securities Act of 1933, as amended guaranteed by the subsidiary guarantors listed on the first page of this prospectus

The exchange offer will expire at 5:00 p.m., New York City time, on            ,
    2001, unless we extend the exchange offer in our sole and absolute discretion.


Terms of the exchange offer:

o We will exchange New Notes for all outstanding Old Notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

o You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

o The terms of the New Notes are substantially identical to those of the outstanding Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

o The exchange of Old Notes for New Notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "Material Federal Income Tax Considerations" beginning on page 84 for more information.

o We will not receive any cash proceeds from the exchange offer.

o We issued the Old Notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the Old Notes.

   There is no established trading market for the New Notes or the Old Notes.

See "Risk Factors" beginning on page 17 for a discussion of risks you should consider prior to tendering your outstanding Old Notes for exchange.



                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Subsidiary Guarantors ..............................................           1
Cautionary Note Regarding Forward Looking Statements ...............           3
Where You Can Find More Information ................................           4
Prospectus Summary .................................................           5
Risk Factors .......................................................          17
Use Of Proceeds ....................................................          23
Ratio Of Earnings To Fixed Charges .................................          23
Selected Financial Information .....................................          24
Management's Discussion And Analysis Of Financial Condition And
  Results Of Operations.............................................          26
Business ...........................................................          39
Management .........................................................          47
Certain Relationships And Related Transactions .....................          64
The Exchange Offer .................................................          65
Description Of The New Notes .......................................          72
Material Federal Income Tax Considerations .........................          84
Plan Of Distribution ...............................................          86
Legal Matters ......................................................          86
Experts ............................................................          86
Financial Statements ...............................................         F-1

                             SUBSIDIARY GUARANTORS


Ann & Government Streets                         Lakehurst and Broadway                Rite Aid of New York, Inc.
 Mobile Alabama, LLC                              Corporation                          Rite Aid of North Carolina, Inc.
Apex Drug Stores, Inc.                           Louisville Avenue & North 18th        Rite Aid of Ohio, Inc.
Baltimore/Annapolis Boulevard                     Street-Monroe, Louisiana,            Rite Aid of Pennsylvania, Inc.
 & Governor Richie                                LLC                                  Rite Aid of South Carolina, Inc.
 Highway - Glen Burnie,                          Main & McPhearson - Clyde,            Rite Aid of Tennessee, Inc.
 Maryland, LLC                                    LLC                                  Rite Aid of Vermont, Inc.
Broadview and Wallings-                          Mayfield & Chillicothe Roads -        Rite Aid of Virginia, Inc.
 Broadview Heights Ohio, Inc.                     Chesterknol, LLC                     Rite Aid of Washington, D.C.,
Central Avenue & Main Street                     Munson & Andrews, LLC                  Inc.
 Petal, MS, LLC                                  Name Rite, LLC                        Rite Aid of West Virginia, Inc.
Dominion Action One                              Northline & Dix - Toledo -            Rite Aid Lease Management
 Corporation                                      Southgate, LLC                        Company
Dominion Action Two                              Ocean Acquisition Corporation         Rite Aid Realty Corp.
 Corporation                                     PDS-1 Michigan, Inc.                  Rite Aid Rome Distribution
Dominion Action Three                            P.L.D. Enterprises, Inc.               Center, Inc.
 Corporation                                     PL Xpress, Inc.                       Rite Aid Transport, Inc.
Dominion Action Four                             Patton Drive and Navy                 Rite Aid Venturer #1, Inc.
 Corporation                                      Boulevard Property                   Rite Fund, Inc.
Dominion Drug Stores Corp.                        Corporation                          Rite Investments Corp.
Drug Fair of PA, Inc.                            Paw Paw Lake Road & Paw               Route 1 & Hood Road
Drug Fair, Inc.                                   PawAvenue-Coloma,                     Fredericksburg, LLC
Eagle Managed Care Corp.                          Michigan, LLC                        Route 202 at Route 124 Jeffrey-
Eighth & Water Streets-                          Perry Distributors, Inc.               New Hampshire, LLC
 Urichsville, Ohio, LLC                          Perry Drug Stores, Inc.               RX Choice, Inc.
England Street-Asheland                          Portfolio Medical Services, Inc       Script South, Inc.
 Corporation                                     RDS Detroit, Inc.                     Seven Mile & Evergreen -
Euclid & Wilders Roads - Bay                     Rack Rite Distributors, Inc.           Detroit, LLC
 City, LLC                                       Ram-Utica, Inc.                       Silver Springs Road-Baltimore,
GDF, Inc.                                        Reed, Inc.                             Maryland/One, LLC
Gettyburg & Hoover - Dayton,                     Richmond Road & Monticello            Silver Springs Road-Baltimore,
 Ohio, LLC                                        Boulevard - Richmond                  Maryland/Two, LLC
Gratiot & Center-Saginaw                           Heights, Ohio, LLC                  Sophie One Corp.
 Township, Michigan, LLC                         Rite Aid Drug Palace, Inc.            State & Fortification Streets -
Harco, Inc.                                      Rite Aid Funding, LLC                  Jackson, Mississippi, LLC
Jaime Nathan Travis                              Rite Aid Hdqtrs.Corp.                 State Street & Hill Road-Gerard,
 Corporation                                     Rite Aid of Alabama, Inc.              Ohio, LLC
K&B, Incorporated                                Rite Aid of Connecticut, Inc.         Super Distributors, Inc.
K&B Alabama Corporation                          Rite Aid of Delaware, Inc.            Super Ice Cream Suppliers, Inc.
K&B Florida Corporation                          Rite Aid of Florida, Inc.             Super Laboratories, Inc.
K&B Louisiana Corporation                        Rite Aid of Georgia, Inc.             Super Pharmacy Network, Inc.
K&B Mississippi Corporation                      Rite Aid of Illinois, Inc.            Super Tobacco Distributors, Inc.
K&B Services, Incorporated                       Rite Aid of Indiana, Inc.             The Lane Drug Company
K&B Tennessee Corporation                        Rite Aid of Kentucky, Inc.
K&B Texas Corporation                            Rite Aid of Maine, Inc.
K&B Trainees, Inc.                               Rite Aid of Maryland, Inc.
Katz & Besthoff, Inc.                            Rite Aid of Massachusetts, Inc.
Keystone Centers, Inc.                           Rite Aid of Michigan, Inc.
                                                 Rite Aid of New Hampshire, Inc.
                                                 Rite Aid of New Jersey, Inc.


The Muir Company
Thrifty Corporation
Thrifty Payless, Inc.
Thrifty Wilshire, Inc.
Tyler and Sanders Roads,
 Birmingham-Alabama, LLC
Virginia Corporation
W.R.A.C., Inc.
112 Burleigh Avenue Norfolk,
 LLC
537 Elm Street Corporation
657-659 Broadway St. Corp.
764 South Broadway-Geneva,
 Ohio, LLC
912 Elmwood Avenue, Buffalo,
 LLC
1515 West State Street Boise,
 Idaho, LLC
1525 Cortyou Road - Brooklyn
1740 Associates, LLC
3581 Carter Hill Road --
 Montgomery Corp.
4042 Warrensville Center Road
 -- Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS


   This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

   Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

   o our high level of indebtedness;

   o our ability to make interest and principal payment on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

   o our ability to complete the financial restructuring contemplated by our May 15, 2001 bank commitment letter;

   o our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our management's long term strategy;

   o the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters;

   o competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints; and

   o our ability to further develop, implement and maintain reliable and adequate internal accounting systems and controls.

   We undertake no obligation to revise the forward-looking statements included in this prospectus to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in this prospectus under the caption "Risk Factors" as well as elsewhere in this prospectus and in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      WHERE YOU CAN FIND MORE INFORMATION


   We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at the SEC's regional offices at 505 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

   Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "RAD." You can inspect and copy reports, proxy statements and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes. This prospectus does not contain all of the information in the registration statement. You will find more information about us and the New Notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

                               PROSPECTUS SUMMARY


   The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Prospectus includes specific terms of the New Notes, as well as information regarding our business and detailed financial data. We encourage you to read this entire Prospectus carefully, including the discussion of risks and uncertainties affecting our business included under the caption "Risk Factors" beginning on page 17, and the documents to which we refer you.

                              Rite Aid Corporation

Overview

   We are the second largest retail drugstore chain in the United States based on store count and the third largest based on sales. We operate our drugstores in 30 states across the country and in the District of Columbia. As of March 3, 2001, we operated 3,648 stores and had a first or second place market position in 34 of the 65 major U.S. metropolitan markets in which we operated. Our stores are an average of 12,663 square feet.

   During all of the fiscal year ended March 3, 2001 ("fiscal 2001"), we operated in the retail drug segment and for a portion of fiscal 2001, we also operated in the pharmacy benefit management ("PBM") segment.

   Through our retail drug segment, we sell prescription drugs, sales of which represented approximately 59.5% of our total sales during fiscal 2001. Our drugstores filled over 204 million prescriptions during fiscal 2001. Our drugstores also offer non-prescription medications, health and beauty aids and personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, photo processing, seasonal merchandise and numerous other everyday and convenience products which we refer to as our "front-end products."

   Until October 2, 2000, when we sold it to Advance Paradigm, Inc. (now AdvancePCS), we owned PCS Health Systems, Inc.("PCS"), one of the nation's largest providers of pharmacy benefit management services to employers, insurance carriers and managed care companies. As a result of the sale, the PBM segment is reported as a discontinued operation for all relevant periods in the financial statements included herein.

   From the beginning of fiscal 1997 until December 1999, we were engaged in an aggressive expansion program. During that period, we purchased 1,554 stores, relocated 866 stores, opened 445 new stores, remodeled 308 stores and acquired PCS. These activities had a significant negative impact on our operating results, severely strained our liquidity and increased our indebtedness to $6.6 billion as of February 26, 2000. In October 1999, we announced that we had identified accounting irregularities and our former chairman and chief executive officer resigned. In November 1999, our former auditors resigned and withdrew their previously issued opinions on our financial statements for the fiscal years 1998 and 1999. Thereafter, investigations were begun by the Securities and Exchange Commission and the United States Attorney for the Middle District of Pennsylvania into our affairs. In addition, the complaint in a securities class action lawsuit, which had been filed in March 1999, was amended to include allegations based upon the accounting irregularities we disclosed. In December 1999, new senior management was hired. In response to the situation we faced, we completed the following:

   o Restated our financial statements for fiscal years 1998 and 1999, engaged new auditors to audit our financial statements for fiscal years 1998, 1999 and 2000, and resumed normal financial reporting;

   o Refinanced our near term indebtedness to defer virtually all principal amortization to no earlier than August 2002;

   o Improved our front end same store sales growth from a minus 2.2% in fiscal 2000 to a positive 6.5% in fiscal 2001 by improving store conditions and launching a competitive marketing program;

   o Reduced our indebtedness by $1.4 billion from $6.6 billion on February 26, 2000 to $5.2 billion on April 28, 2001 with the proceeds from the sale of PCS and as a result of debt for equity exchanges;

   o Curtailed our expansion plans resulting in an approximately $441 million reduction in capital expenditures from fiscal 2000 to fiscal 2001;

   o Pending court approval, settled the securities class action and related lawsuits for $45 million to be funded with insurance proceeds and $155 million of common stock, cash and/or notes to be issued and paid in January 2002;

   o Began development and implementation of a comprehensive plan to address accounting systems and controls; and

   o Entered into a bank commitment letter to refinance a significant portion of our indebtedness, see "Prospectus Summary--Rite Aid Corporation--Recent Events."

   Our long-term operating strategy is to focus on improving the productivity of our existing store base. We believe that improving the sales of our existing stores is important to improving our future profitability and cash flow. We also believe that the substantial investment made in our store base over the last five years has given us one of the most modern store bases in the industry. However, our store base has not yet achieved the level of sales productivity that our major competitors achieve. We intend to improve the performance of our existing stores by continuing to (i) capitalize on the substantial investment in our stores and distribution facilities; (ii) enhance our customer and employee relationships; and (iii) improve the product offerings in our stores. Moreover, it is estimated that pharmacy sales in the United States will increase more than 75% over the next five years. This anticipated growth is expected to be fueled by the "baby boom" generation entering their 50's, the increasing life expectancy of the American population and the introduction of several new successful drugs and inflation. We believe that this growth will help increase the sales productivity of our existing store base.

   Since the beginning of fiscal 1997, we have opened 466 new stores, relocated 945 stores, generally to larger or free-standing sites, remodeled 406 stores and closed 1,139 stores. We also acquired 1,554 stores during the same period. All of our stores are integrated into a common information system. At March 3, 2001, 49.8% of our stores had been constructed, relocated or remodeled since the beginning of fiscal 1997. Our new and relocated stores are generally larger and need to develop a critical mass of customers to achieve profitability, which generally takes two to four years. Therefore, attracting more customers is a key component of our long term operating strategy. We have also improved our distribution network to support these new stores by, among other things, opening two high capacity distribution centers.

   We have initiated various programs that are designed to improve our image with customers. These include our weekly distribution of a nationwide advertising circular to announce vendor promotions, weekly sales items and, in our expanded test market, our customer reward program, "Rite Rewards." We have also initiated programs that are specifically directed to our pharmacy business. These include reduced cash prices and an increased focus on attracting and retaining managed care customers. Through the use of technology and attention to customers' needs and preferences, we are increasing our efforts to identify inventory and product categories that will enable us to offer more personalized products and services to our customers. We continue to develop and implement employee training programs to improve customer service and educate our employees about the products we offer. We are also developing employee programs that create compensatory and other incentives for employees to provide customers with quality service, to promote our private label brands and to improve our corporate culture.

   We continue to add popular and profitable product departments, such as our General Nutrition Companies, Inc. ("GNC") stores-within-Rite Aid-stores and one-hour photo development departments. We continue to develop ideas for new product departments and have begun to implement plans to expand the categories of our front-end products. During fiscal 2001, we undertook several initiatives to increase sales of our Rite Aid brand products and generic prescription drugs. As private label and generic prescription drugs generate higher margins than branded label, we expect that increases in the sales of these products would enhance our profitability. We believe that the addition of new departments and increases in offerings of products and services are integral components of our strategy to distinguish us from other national drugstore chains.

Recent Events

   On May 16, 2001, we issued a press release announcing the details of a comprehensive $3.0 billion refinancing package that includes a commitment for a new $1.9 billion senior secured credit facility fully underwritten by Citibank NA, J.P. Morgan Chase & Co., Credit Suisse First Boston and Fleet Retail Finance, Inc. We announced that upon completion of the planned transactions scheduled to close during our second fiscal quarter, we will have significantly reduced our debt and the amount of our debt maturing prior to March 2005.

   The closing of the new credit facility is subject to the satisfaction of customary closing conditions and our issuance of approximately $1.05 billion in new debt or equity securities, of which $527 million, as of May 16, 2001, has been committed or arranged, as described herein. We plan to raise, at a minimum, the additional $523 million by issuing equity and fixed income securities and through real estate mortgage financings in transactions which are intended to close simultaneously with, and which will be conditioned upon, the closing of the new credit facility. The new credit facility will be secured by inventory, accounts receivable and certain other assets owned by our subsidiaries. The facility will be used to repay our first and second lien debt, pay expenses associated with the planned refinancing and for general working capital purposes.

   In the $527 million in new debt and equity securities that has already been committed is a $149 million private placement comprised of 22.7 million shares of common stock committed on March 22, 2001 at $5.50 per share and 3.8 million shares of common stock committed on May 2, 2001 at $6.50 per share. The closing of this equity investment will take place simultaneously with, and is contingent upon, the completion of the new credit facility.

   One of the holders has committed to exchange $152 million of our Old Notes for $152 million of new 12.5% senior secured notes maturing in 2006. The new 12.5% notes will be secured by a second lien on the collateral securing the new credit facility. In connection with the exchange, the holder will receive five-year warrants to purchase approximately 3.0 million shares of our common stock at $6.00 per share. The exchange will take place simultaneously with, and is contingent upon, the closing of the new credit facility.

   We also announced that included in the $527 million that has already been committed are recently completed or contracted private exchanges of common stock for $226.2 million of our bank debt and Old Notes, as described herein.

   Once the refinancing transactions are completed, our remaining debt due before March 2005 will be $152.0 million of our 5.25% convertible subordinated notes due 2002, $107.8 million of our 6.0% dealer remarketable securities due 2003, $259.2 million of the Notes and amortization of the new credit facility. We expect to use internally generated funds to retire both the 5.25% notes and the dealer remarketable securities at maturity and to meet the amortization payments under the new credit facility. We also announced that funds to repay the Notes at maturity are included in the new credit facility.

   On May 24, 2001, we commenced an offer to purchase for cash any and all outstanding Old Notes at a purchase price of $1,032.50 per $1,000 principal amount of notes, subject to the terms and conditions set forth in an Offer to Purchase, dated May 24, 2001, distributed to holders of the Old Notes. The tender offer is scheduled to expire on June 26, 2001, unless extended, and is conditioned upon, among other things, having entered into arrangements satisfactory to us with respect to financing necessary to complete the tender offer, including the new credit facility, having satisfied all conditions to the availability of such financings to complete the tender offer, and the lenders under such facility having made the funds available to us.

   Holders of the Old Notes representing a majority in principal amount of the Old Notes outstanding, have agreed to waivers of our compliance with certain covenants contained in the indenture governing the notes in order to complete the refinancing. The waivers relate principally to enabling us to enter into the necessary documentation that would (1) elevate the subsidiary guarantees of the Notes from a subordinated to a senior position,
(2) result in securing the obligations of the subsidiary guarantors under both the guarantees related to the Notes that remain outstanding after the refinancing and the guarantees related to the new credit facility, equally and ratably on a pari passu first priority basis and (3) grant second priority security interests to certain other indebtedness. The waivers contemplate that the actions of the holders of the Notes and the application of proceeds from the enforcement of any remedies with respect to the collateral securing the guarantees of the Notes would be limited pursuant to the terms of the documents relating to the first priority liens, in a manner substantially consistent with the limitations contained in the collateral documents and the intercreditor agreement as they pertain to the second priority liens that currently secure the guarantees of the Notes. These limitations include that the first priority liens would not entitle the holders of the Notes to take any action whatsoever with respect to the collateral, and the lenders under the new credit facility would at all times control all remedies or other actions relating to the collateral. The holders of the obligations under the new credit facility and the holders of the Notes that remain outstanding after the refinancing would have the right to receive all proceeds of any realization on the collateral pursuant to the exercise of remedies on a pari passu basis until all obligations under the new credit facility and the Notes have been paid in full. The holders of the Notes would have secured claims in bankruptcy proceedings, but the intercreditor provisions relating to the first priority liens will provide that the holders of the Notes may not vote such claims or exercise rights with respect to such claims in a manner adverse to the lenders under the new credit facility. Neither the exchange offer nor the issuance of New Notes in the exchange offer will affect the waivers referred to above or the transactions contemplated by the refinancing. We reserve the right to seek different or additional waivers or consents from holders of the Notes in connection with the refinancing or, to the extent not prohibited by the terms of the notes, to consummate the refinancing on terms that do not result in Notes remaining outstanding after the refinancing being secured on a first priority basis.

   As described in our May 16, 2001 press release, the completion of the proposed refinancing of our credit facility is subject to customary closing conditions, some of which are beyond our control, and also to our ability to successfully complete the additional financings required by the commitment letter for the refinancing. While we believe we will successfully complete the refinancing, there can be no assurance that the refinancing transactions will be consummated.

   Except as set forth herein, this prospectus does not give effect to the consummation of the refinancing or the tender offer.

                                     * * *


   Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "RAD." We were incorporated in 1968 and are a Delaware corporation.

                               THE EXCHANGE OFFER


Old Notes ...........................  10.50% Senior Secured Notes due 2002,
                                       which we issued on June 14, 2000.

New Notes ...........................  10.50% Senior Secured Notes due 2002, the
                                       issuance of which has been registered
                                       under the Securities Act of 1933. The
                                       form and terms of the New Notes are
                                       identical in all material respects to
                                       those of the Old Notes, except that the
                                       transfer restrictions and registration
                                       rights relating to the Old Notes do not
                                       apply to the New Notes.

Exchange Offer ......................  We are offering to issue up to
                                       $196,196,000 aggregate principal amount
                                       of the New Notes in exchange for a like
                                       principal amount of the Old Notes to
                                       satisfy our obligations under the
                                       registration rights agreement that we
                                       entered into when the Old Notes were
                                       issued in transactions in reliance upon
                                       the exemption from registration provided by Section 4(2) of the Securities Act.

Expiration Date; Tenders ............  The exchange offer will expire at 5:00
                                       p.m., New York City time, on           ,
                                       2001, unless extended in our sole and
                                       absolute discretion. By tendering your
                                       Old Notes, you represent to us that:

                                       o you are not our "affiliate," as defined
                                         in Rule 405 under the Securities Act;

                                       o any New Notes you receive in the
                                         exchange offer are being acquired by
                                         you in the ordinary course of your
                                         business;

                                       o at the time of commencement of the
                                         exchange offer, neither you nor, to
                                         your knowledge, anyone receiving New
                                         Notes from you, has any arrangement or
                                         understanding with any person to
                                         participate in the distribution, as
                                         defined in the Securities Act, of the
                                         New Notes in violation of the
                                         Securities Act;

                                       o if you are not a participating broker-
                                         dealer, you are not engaged in, and do
                                         not intend to engage in, the
                                         distribution of the New Notes, as
                                         defined in the Securities Act; and

                                       o if you are a broker- dealer, you will
                                         receive the New Notes for your own
                                         account in exchange for Old Notes that
                                         were acquired by you as a result of
                                         your market- making or other trading
                                         activities and that you will deliver a
                                         prospectus in connection with any
                                         resale of the New Notes you receive.
                                         For further information regarding
                                         resales of the New Notes by
                                         participating broker- dealers, see the
                                         discussion under the caption "Plan of
                                         Distribution" beginning on page 86.

Withdrawal; Non-Acceptance ..........  You may withdraw any Old Notes tendered in the exchange offer at any time prior
                                       to 5:00 p.m., New York City time, on
                                                 , 2001. If we decide for any
                                       reason not to accept any Old Notes
                                       tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered Old Notes, see the "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old Notes" beginning on page 65 and the "The Exchange Offer--Withdrawal Rights" beginning on page 68.

Conditions to the Exchange Offer ....  The exchange offer is subject to customary conditions, which we may waive.
                                       See the discussion below under the
                                       caption "The Exchange Offer--Conditions
                                       to the Exchange Offer" beginning on page
                                       68 for more information regarding the
                                       conditions to the exchange offer.

Procedures for Tendering Old Notes ..  Unless you comply with the procedures described below under the caption "The
                                       Exchange Offer--Guaranteed Delivery
                                       Procedures" beginning on page 67, you
                                       must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

                                       o tender your Old Notes by sending the
                                         certificates for your Old Notes, in
                                         proper form for transfer, a properly
                                         completed and duly executed letter of
                                         transmittal, with any required
                                         signature guarantees, and all other
                                         documents required by the letter of
                                         transmittal, to State Street Bank and
                                         Trust Company, as exchange agent, at
                                         one of the addresses listed below under
                                         the caption "The Exchange
                                         Offer--Exchange Agent" beginning on
                                         page 70, or

                                       o tender your Old Notes by using the
                                         book- entry transfer procedures
                                         described below and transmitting a
                                         properly completed and duly executed
                                         letter of transmittal, with any
                                         required signature guarantees, or an
                                         agent's message instead of the letter
                                         of transmittal, to the exchange agent.
                                         In order for a book-entry transfer to
                                         constitute a valid tender of your Old
                                         Notes in the exchange offer, State
                                         Street Bank and Trust Company, as
                                         exchange agent, must receive a
                                         confirmation of book- entry transfer of
                                         your Old Notes into the exchange
                                         agent's account at DTC prior to the
                                         expiration or termination of the
                                         exchange offer. For more information
                                         regarding the use of book-entry
                                         transfer procedures,
                                         including a description of the required
                                         agent's message, see the discussion
                                         below under the caption "The Exchange
                                         Offer--Book- Entry Transfers" beginning
                                         on page 67.

Guaranteed Delivery Procedures ......  If you are a registered holder of Old
                                       Notes and wish to tender your Old Notes
                                       in the exchange offer, but

                                       o the Old Notes are not immediately
                                         available,

                                       o time will not permit your Old Notes or
                                         other required documents to reach the
                                         exchange agent before the expiration or
                                         termination of the exchange offer, or

                                       o the procedure for book-entry transfer
                                         cannot be completed prior to the
                                         expiration or termination of the
                                         exchange offer,

                                       then you may tender Old Notes by
                                       following the procedures described below under the caption "The Exchange Offer--Guaranteed Delivery Procedures" on page 67.

Special Procedures for Beneficial
 Owners .............................  If you are a beneficial owner whose Old
                                       Notes are registered in the name of the
                                       broker, dealer, commercial bank, trust
                                       company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Material Federal Income Tax
  Considerations ....................  The exchange of the Old Notes for New
                                       Notes in the exchange offer will not be a taxable transaction for United States Federal income tax purposes. See the discussion below under the caption "Material Federal Income Tax
                                       Considerations" beginning on page 84 for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds .....................  We will not receive any cash proceeds from the exchange offer.

Exchange Agent ......................  State Street Bank and Trust Company is
                                       the exchange agent for the exchange
                                       offer. You can find the address and
                                       telephone number of the exchange agent
                                       below under the caption "The Exchange
                                       Offer--Exchange Agent" beginning on page
                                       70.

Resales .............................  Based on interpretations by the staff of the SEC, as set forth in no- action
                                       letters issued to the third parties, we
                                       believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if:

                                       o you are our "affiliate," as defined in
                                         Rule 405 under the Securities Act;

                                       o you are not acquiring the New Notes in
                                         the exchange offer in the ordinary
                                         course of your business;

                                       o you have an arrangement or
                                         understanding with any person to
                                         participate in the distribution , as
                                         defined in the Securities Act, of the
                                         New Notes, you will receive in the
                                         exchange offer; or

                                       o you are not a participating broker-
                                         dealer that received New Notes for its
                                         own account in the exchange offer in
                                         exchange for Old Notes that were
                                         acquired as a result of market- making
                                         or other trading activities.

                                       If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. See the discussion below under the caption "The Exchange Offer--Procedures for Tendering Old Notes" beginning on page 65 for more information.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES


   If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

   o if they are registered under the Securities Act and applicable state securities laws;

   o if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

   o if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

   We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell New Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" beginning on page 70 and "Description of the New Notes--Registration Rights Agreement" beginning on page 76.

                      SUMMARY DESCRIPTION OF THE NEW NOTES


   The terms of the New Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes. In addition, if we do not have an effective registration statement on file with the SEC to register the Old Notes within 180 days of the filing of the registration statement of which this prospectus forms a part, or if the exchange offer is not completed on or before the 40th business day after the registration statement becomes effective, we will be required to pay liquidated damages to each holder of Old Notes until we cure the registration default. See "Description of the New Notes--Registration Rights Agreement" beginning on page 76.

Issuer ..............................  Rite Aid Corporation

Securities Offered ..................  Up to $196,196,000 million aggregate principal amount of 10.50% Senior Secured
                                       Notes due 2002.

Maturity Date .......................  September 15, 2002

Interest ............................  Interest on the New Notes will accrue at the rate of 10.50% per annum and will be payable semi-annually on March 15 and September 15 of each year. Interest will be paid to holders of record as of March 1 or September 1 immediately preceding such payment date.

Mandatory Redemption ................  None.

Optional Redemption .................  We may choose to redeem the New Notes at any time. At any time prior to June 30,
                                       2002, we may redeem the New Notes, in
                                       whole or in part, at the redemption
                                       prices set forth in this prospectus, plus accrued and unpaid interest to the date of redemption. On or after June 30, 2002, we may redeem the New Notes, in whole or in part, at 100% of their principal amount plus any accrued and unpaid interest on the New Notes to the redemption date. See "Description of the New Notes--Optional Redemption" beginning on page 72.

Subsidiary Guarantees ...............  Our obligations under the New Notes will be guaranteed by substantially all of our subsidiaries. This guarantee will be subordinated to the guarantee securing our secured credit facility. These guarantees may be limited (and subject to automatic reduction) to prevent such guarantees and the guarantees of certain of our other indebtedness from constituting fraudulent conveyances. In addition, until we are subject to a bankruptcy proceeding, the holders of the New Notes and the other debt guaranteed on a subordinated basis may not make any demand for payment under such guarantees or institute any legal actions or bankruptcy proceedings against the guarantors. See "Description of the New Notes--Ranking; Subsidiary Guarantees;
                                       Security" on page 73. If we enter into a new credit facility, containing the terms described under "Prospectus Summary--Rite Aid Corporation--Recent Events," we may elevate the guarantee to a first priority obligation.

Security ............................  The guarantees of the New Notes will be secured by second priority liens by our
                                       subsidiary guarantees on substantially
                                       all of their inventory, accounts
                                       receivable, intellectual property and
                                       certain of their owned real property.

                                       The second priority liens will be shared equally and ratably with our creditors under certain of our other indebtedness, and will be subordinate to first priority liens securing the guarantee in respect of our secured credit facility. The lenders under the secured credit facility will, at all times, control all remedies or other actions related to the Collateral. See "Description of the New Notes--Ranking; Subsidiary Guarantees;
                                       Security" on page 73. If we enter into a new credit facility, containing the terms described under "Prospectus Summary--Rite Aid Corporation--Recent Events," we may elevate the second priority liens to first priority liens shared equally and ratably with our creditors under the new credit facility, subject to the limitations described herein.

Change of Control ...................  We are prohibited from merging with another corporation or selling our
                                       property substantially as an entirety,
                                       except under limited circumstances. See
                                       "Description of the New Notes--Certain
                                       Restrictions" beginning on page 77.

Ranking .............................  The New Notes will be pari passu in right of payment with our other unsecured
                                       senior debt. All of our debt, other than our 5.25% convertible notes, is senior debt. Approximately two-thirds of this senior debt is or will be secured by some assets that will also secure the New Notes. Our subsidiaries conduct substantially all our operations and have substantial liabilities, including trade payables. If the subsidiary guarantees are invalid or unenforceable or the limitations under the guarantees are applied, the New Notes will be structurally subordinated to our substantial subsidiary liabilities and the liens on the collateral would be invalid or unenforceable.

Covenants ...........................  The terms of the New Notes restrict our ability, among other things, to incur
                                       certain additional debt, engage in
                                       sale-lease back transactions and incur
                                       liens. These limitations are subject to a number of important qualifications and exceptions. For further information regarding the restrictions imposed on us by the terms of the New Notes, see the discussion under "Description of the New Notes--Certain Restrictions" beginning on page 77.

Events of Default ...................  The following events, among others, constitute events of default under the
                                       New Notes

                                       o default for 30 days in any payment of
                                         interest upon any New Notes;

                                       o default in any payment of principal of
                                         (or premium, if any) upon any New Notes
                                         when due;

                                       o default in the payment of any sinking
                                         fund payment;

                                       o default for 60 days after appropriate
                                         notice in the performance of any other
                                         covenant in the New Notes or the
                                         indenture governing the New Notes;

                                       o certain events in bankruptcy,
                                         insolvency or reorganization;

                                       o certain events of default resulting in
                                         the acceleration of the maturity of
                                         certain debt in excess of $10 million;
                                         and

                                       o other events described in the indenture
                                         governing the New Notes.

                                       For further information regarding events of default, see the discussion under "Description of the New Notes--Events of Default" beginning on page 79.

                                  RISK FACTORS


   You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in this prospectus, before tendering your Old Notes in the exchange offer. When we use the term "Notes" in this prospectus, the term includes the Old Notes and the New Notes.

         Risks related to the Exchange Offer and holding the New Notes

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer.

   If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussions below under the captions "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" and "Material Federal Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

   Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

   o certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined) if the tendering holder does not deliver a letter of transmittal,

   o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the letter of transmittal, and

   o any other documents required by the letter of transmittal.

   Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the Old Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their Old Notes may be deemed to be underwriters.

   If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

You may find it difficult to sell your notes.

   There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of New Note holders to sell their New Notes, the amount of New Notes to be outstanding following the exchange offer or the price at which the New Notes might be sold. Further, we are conducting a tender offer for the notes which could reduce the liquidity of the market for the notes. As a result, the market price of the New Notes could be adversely affected. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse affect on holders of the New Notes.

If the guarantees of the New Notes and the liens that secure these guarantees are held to be invalid or unenforceable or are limited in accordance with their terms, the New Notes would be unsecured and structurally subordinated to the debt of our subsidiaries.

   We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidies. As a result, we depend on dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal of and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt to or to make funds available to us for such payment. Accordingly, any of our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries. As of March 3, 2001, the indebtedness and other liabilities of our subsidiaries, excluding guarantees of our indebtedness and lease obligations, was approximately $2.4 billion.

   Substantially all of our subsidiaries will guarantee our obligations on the New Notes. These guarantees will be secured by shared second priority liens on assets of these subsidiaries. The terms of these guarantees will provide that they are limited (and subject to automatic reduction) to the extent necessary to prevent such guarantees and the guarantees of the senior facility from constituting fraudulent conveyances.

   Our creditors or the creditors of our subsidiaries could challenge these guarantees and these liens as fraudulent conveyances or on other grounds. We cannot assure you that a court would not conclude that the guarantees and liens constitute fraudulent conveyances. In the event that a court declares either these guarantees or these liens to be void, or in the event that the guarantees must be limited or voided in accordance with their terms, any claim you may make against for amounts payable on the New Notes would be unsecured and subordinated to the debt of our subsidiaries, including trade payables.

The guarantees of the New Notes will be subordinated to the guarantees of our senior indebtedness.

   The guarantees of the New Notes given by our subsidiaries will be secured by a second priority lien over the assets of substantially all of our subsidiaries. These subsidiaries have given guarantees secured by first priority liens in respect of certain of our senior indebtedness, including our senior secured credit facility. The second priority lien held by the New Notes is also shared with the holders of certain other of our indebtedness, including our other credit facilities.

   As a result, the assets of our subsidiaries will only be available to holders of the New Notes after we have fully satisfied our obligations under our senior indebtedness. Furthermore, any surplus proceeds from the liquidation of the collateral after satisfaction of our obligations to holders of our senior debt must be shared with the holders of the other debt secured by the second priority lien.

   Consequently, our obligations under the New Notes are secured only to the extent that: (i) our senior indebtedness is oversecured; and (ii) the oversecured amount is sufficient to secure the New Notes and the other indebtedness secured by the shared second priority lien.

The holders of the New Notes will be unable to control decisions regarding the collateral.

   The holders of the senior debt that has the benefit of the first priority lien over the collateral control all matters related to the collateral, the collateral agent, those holders may take actions with respect to the collateral with which holders of the New Notes may disagree or that may be contrary to the interests of holders of the New Notes. In addition, the holders of the senior debt have the right to determine whether to waive any prepayments with the proceeds of the liquidation of the collateral. In the event of such a waiver, the holders would not be entitled to any prepayment of the New Notes.

   In addition, issues concerning the exercise of the second priority lien will be determined by the approval of holders of a majority of the outstanding principal amount of the debt that shares the second priority lien. The aggregate principal amount of the New Notes (assuming that all Old Notes are exchanged for New Notes pursuant to this exchange offer) will not represent a majority of this debt.

Holders of the Old Notes participating in the exchange offer will not recognize gain or loss in the exchange.

   The exchange of Old Notes for New Notes in the exchange offer will not be a taxable transaction to holders for U.S. federal income tax purposes. See "Material Federal Income Tax Considerations" beginning on page 84.

                    Risks Related to Our Financial Condition

We are highly leveraged. Our substantial indebtedness severely limits cash flow available for our operations and could adversely affect our ability to service debt or obtain additional financing if necessary.

   As of April 28, 2001, we had $4.1 billion of outstanding indebtedness for borrowed money (including current maturities but excluding letters of credit) and $1.1 billion of capital leases and a negative stockholders' equity. As of the same date, we had additional borrowing capacity under our revolving credit facility of $264.0 million. Based on the indebtedness outstanding at April 28, 2001 and the then current interest rates, our annualized cash interest expense would be approximately $433.6 million.

   Our high level of indebtedness will continue to restrict our operations. Among other things, our indebtedness will:

   o limit our ability to obtain additional financing;

   o limit our flexibility in planning for, or reacting to, changes in the markets in which we compete;

   o place us at a competitive disadvantage relative to our competitors with less indebtedness;

   o render us more vulnerable to general adverse economic and industry conditions; and

   o require us to dedicate substantially all of our cash flow to service our debt.

A substantial portion of our indebtedness matures in August and September 2002. Our ability to refinance this indebtedness will be substantially dependent on our ability to improve our operating performance.

   If we do not consummate the refinancing transaction described under "Prospectus Summary--Rite Aid Corporation--Recent Events", approximately $2.5 billion of our indebtedness at April 28, 2001 will mature in August and September 2002. In order to satisfy these obligations, we will need to refinance them, sell assets to satisfy them or seek postponement of their maturity dates from our existing lenders. Our ability successfully to accomplish any of these transactions will be substantially dependent on the successful execution of our long term strategic plan and the resulting improvements in our operating performance.

The interest rate on certain of our outstanding indebtedness is based upon floating interest rates. If interest rates increase, our interest payment obligations will increase.

   Approximately $853.7 million of our outstanding indebtedness as of April 28, 2001 bears an interest rate that varies depending upon LIBOR. If we borrow additional amounts under our senior secured facility, the interest rate on those borrowings will vary depending upon LIBOR. If LIBOR rises, the interest rates on this outstanding debt will also increase. Therefore an increase in LIBOR would increase our interest payment obligations under these outstanding loans and have a negative effect on our cash flow and financial condition. We anticipate that any replacement financing we obtain will also have the interest rate on a floating rate.

The covenants in our outstanding indebtedness impose restrictions that may limit our operating and financial flexibility.

   The covenants in the instruments governing our outstanding indebtedness restrict our ability to incur liens and debt, pay dividends, make redemptions and repurchases of capital stock, make loans, investments and capital expenditures, prepay, redeem or repurchase debt, engage in mergers, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions, change our business, amend certain debt and other material agreements, issue and sell capital stock of subsidiaries, make distributions from subsidiaries and grant negative pledges to other creditors. We anticipate that any replacement financing we obtain, including those proposed by our May 15, 2001 bank commitment letter, will impose similar restrictions.

   Moreover, if we are unable to meet the terms of the financial covenants or if we breach any of these covenants, a default could result under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance such debt. Even if new financing is made available to us, it may not be available on terms acceptable to us.

                        Risks Related to Our Operations

Major lawsuits have been brought against us and certain of our subsidiaries, and there are currently pending both civil and criminal investigations by the U.S. Securities and Exchange Commission and the United States Attorney. Any criminal conviction against us may result in the loss of licenses that are material to the conduct of our business, which would have a negative effect on our financial condition, results of operations and cash flows.

   There are currently pending both civil and criminal governmental investigations by the SEC and the United States Attorney concerning our financial reporting and other matters. In addition, an investigation has also been commenced by the U.S. Department of Labor concerning our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our common stock. Purchases of our common stock under the plan were suspended in October 1999. In January 2001, we appointed an independent trustee to represent the interests of these plans in relation to the company and to investigate possible claims the plans may have against us. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against us. These investigations are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain contracts that are material to our operations may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages, or other monetary remedies assessed against us could also have a material adverse effect on our results of operations, financial condition and cash flows.

   Given the size and nature of our business, we are subject from time to time to various lawsuits which, depending on their outcome, may have a negative impact on our results of operations, financial condition and cash flows.

We are substantially dependent on a single supplier of pharmaceutical products and our other suppliers to sell products to us on satisfactory terms.

   We obtain approximately 93% of our pharmaceutical supplies from a single supplier, McKesson HBOC, Inc., pursuant to a long-term contract. Pharmacy sales represented approximately 59.5% of our total sales during fiscal 2001, and, therefore, our relationship with McKesson HBOC is important to us. Any significant disruptions in our relationships with our suppliers, particularly our relationship with McKesson HBOC would make it difficult for us to continue to operate our business, and would have a material adverse effect on our results of operations and financial condition.

Our internal accounting systems and controls may be insufficient.

   An audit of our financial statements for fiscal years 1999 and 1998, following a previous restatement, concluded in July 2000 and resulted in an additional restatement of fiscal years 1999 and 1998. Following its review of our books and records, our management concluded that further steps were needed to establish and maintain the adequacy of our internal accounting systems and controls. In connection with the above audits of our financial statements, Deloitte & Touche LLP advised us that it believed there were numerous "reportable conditions" under the standards established by the American Institute of Certified Public Accountants which relate to our accounting systems and controls and could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. In order to address the reportable conditions identified, we are developing and implementing comprehensive, adequate and reliable accounting systems and controls which address the reportable conditions identified by Deloitte & Touche LLP. If, however, we determine that our internal accounting systems and controls require additional improvements beyond those identified, we may need to commit substantial resources, including time from our management team, to implement new systems and controls.

We cannot assure you that management will be able to successfully manage our business or successfully implement our strategic plan.

   In December 1999, we hired a new management team. Our management team has considerable experience in the retail industry. Nonetheless, we cannot assure you that our management will be able successfully to manage our business or successfully implement our strategic business plan.

We are dependent on our management team, and the loss of their services could have a material adverse effect on our business and the results of our operations or financial condition.

   The success of our business is materially dependent upon the continued services of our chairman and chief executive officer, Robert G. Miller, and the other members of our management team. The loss of Mr. Miller or other key personnel due to death, disability or termination of employment could have a material adverse effect on the results of our operations or financial condition, or both. Additionally, we cannot assure you that we will be able to attract or retain other skilled personnel in the future.

We need to continue to improve our operations in order to improve our financial condition, but our operations will not improve if we cannot continue to effectively implement our business strategy.

   Our operations during fiscal 2000 were adversely affected by a number of factors, including our financial difficulties, inventory shortages, allegations of violations of the law, including drug pricing issues, problems with suppliers and uncertainties regarding our ability to produce audited financial statements. To improve operations, new management developed and in fiscal 2001 had been implementing and continues to implement, a business strategy to improve the pricing of products, provide more consistent advertising through weekly, national circulars, eliminated inventory shortages and out-dated inventory, shortages, resolved issues and disputes with our vendors, developed programs intended to enhance customer relationships and provide better service and continue to improve our stores and the product offerings within our stores. If we are not successful in implementing our business strategy, or if our business strategy is not effective, we may not be able to continue to improve our operations. Failure to continue to improve operations would adversely affect our ability to make principal or interest payments on our debt.

                         Risks Related to Our Industry

The markets in which we operate are very competitive and further increases in competition could adversely affect us.

   We face intense competition with local, regional and national companies, including other drug store chains, independent drug stores, supermarkets and mass merchandisers. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures in the industry. As competition increases, a significant increase in general pricing pressures could occur which would require us to increase our sales volume and to sell higher margin products and services in order to remain competitive. We cannot assure you that we will be able to continue effectively to compete in our markets or increase our sales volume in response to further increased competition.

Changes in third-party reimbursement levels for prescription drugs could reduce our margins and have a material adverse effect on our business.

   Sales of prescription drugs, as a percentage of sales, have been increasing and we expect them to continue to increase. In fiscal 2001, we were reimbursed by third-party payors for approximately 90.3% of all of the prescription drugs that we sold. These third-party payors could reduce the levels at which they will reimburse us for the prescription drugs that we provide to their members. Furthermore, if Medicare is reformed to include prescription benefits, Medicare may cover some of the prescription drugs that we now sell at retail prices, and we may be reimbursed at prices lower than our current retail prices. If third-party payors reduce their reimbursement levels or if Medicare covers prescription drugs at reimbursement levels lower than our current retail prices, our margins on these sales would be reduced, and the profitability of our business and our results of operations and financial condition could be adversely affected.

We are subject to governmental regulations, procedures and requirements; our noncompliance or a significant regulatory change could hurt our business, the results of our operations or our financial condition.

   Our pharmacy business is subject to federal, state, and local regulation. These include local registrations of pharmacies in the states where our pharmacies are located, applicable Medicare and Medicaid regulations, and prohibitions against paid referrals of patients. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil and criminal penalties and could adversely affect the continued operation of our business. Furthermore, our pharmacies could be affected by federal and state reform programs, such as health care reform initiatives which could, in turn, negatively affect our business. The passing of these initiatives or any new federal or state programs could adversely affect our business and our results of operations and financial condition.

Certain risks are inherent in the provision of pharmacy services; our insurance may not be adequate to cover any claims against us.

   Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other health care products. Although we maintain professional liability and errors and omissions liability insurance, we cannot assure you that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will maintain this insurance on acceptable terms in the future.

Any adverse change in general economic conditions can adversely affect consumer-buying practices and reduce our sales of front-end products, which are our higher margin products.

   If the economy slows down and unemployment increases or inflationary conditions worry consumers, our consumers may decrease their purchases, particularly of products other than pharmaceutical products that they need for health reasons. We make a higher profit on our sales of front-end products than we do on sales of pharmaceutical products. Therefore, any decrease in our sales of front-end products will decrease our profitability.

                                USE OF PROCEEDS


   We will not receive any cash proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

                       RATIO OF EARNINGS TO FIXED CHARGES

   We have calculated the ratio or earnings to fixed charges in the following table by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense, preferred stock dividend requirement and that portion of rental expense which is representative of the interest factor in those rentals. Ratio of earnings to fixed charges data is presented for four fiscal years. As previously discussed in our Form 10-K/A dated October 11, 2000, substantial time, effort and expense was required over a six month period to review, assess, reconcile, prepare and audit our financial statements for the 2000, 1999 and 1998 fiscal years. We believe it would require an unreasonable effort and expense to conduct a similar process related to the 1997 fiscal year.


                                                                                         Year Ended
                                                         --------------------------------------------------------------------------
                                                        March 3, 2001    February 27, 2000    February 27, 1999   February 28, 1998
                                                          (53 weeks)         (52 weeks)          (52 weeks)           (52 weeks)
                                                        -------------    -----------------    -----------------   -----------------
                                                                                   (Dollars in thousands)
Fixed Charges:
Interest Expense ....................................    $   649,926        $   542,028           $ 274,826           $ 209,152
Interest Portion of Net Rental Expense (1) ..........        159,066            146,852             139,104             121,694
                                                         -----------        -----------           ---------           ---------
Fixed Charges Before Capitalized Interest and
  Preferred Stock Dividend Requirements..............        808,992            688,880             413,930             330,846
Preferred Stock Dividend Requirement (2) ............         42,445             15,554                 965                  --
Capitalized Interest ................................          1,836              5,292               7,069               4,102
                                                         -----------        -----------           ---------           ---------
Total Fixed Charges .................................    $   853,273        $   709,726           $ 421,964           $ 334,948
                                                         -----------        -----------           ---------           ---------
Earnings:
Loss From Continuing Operations Before Income Taxes
  and Cumulative Effect of Accounting Change.........    $(1,282,807)       $(1,123,296)          $(665,040)          $(173,090)
Share of Loss From Equity Method Investees ..........         36,675             15,181                 448               1,886
Fixed Charges Before Capitalized Interest ...........        851,437            704,434             414,895             330,846
                                                         -----------        -----------           ---------           ---------
Total Adjusted Earnings .............................       (394,695)          (403,681)           (249,697)            159,642
                                                         -----------        -----------           ---------           ---------
Earnings to Fixed Charges, Deficiency ...............    $(1,247,968)       $(1,113,407)          $(671,661)          $(175,306)
                                                         ===========        ===========           =========           =========


--------------------
(1) The Interest Portion of Net Rental Expense is estimated to be equal to one-third of the minimum rental expense for the period.
(2) The Preferred Stock Dividend Requirement is computed as the pre-tax earnings that would be required to cover preferred stock dividends.

                         SELECTED FINANCIAL INFORMATION

   The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and related notes appearing on pages F-1 through F-40. Selected financial information is presented for four fiscal years. As previously discussed in our Form 10-K/A dated October 11, 2000, substantial time, effort and expense was required over a six month period to review, assess, reconcile, prepare and audit our financial statements for the 2000, 1999 and 1998 fiscal years. We believe it would require an unreasonable effort and expense to conduct a similar process related to the 1997 fiscal year.


                                                                                         Year Ended
                                                         --------------------------------------------------------------------------
                                                        March 3, 2001    February 26, 2000    February 27, 1999   February 28, 1998
                                                          (53 weeks)         (52 weeks)          (52 weeks)           (52 weeks)
                                                        -------------    -----------------    -----------------   -----------------
                                                                  (In thousands, except per share amounts and other data)
Summary of Operations:
REVENUES ............................................    $ 14,516,865       $ 13,338,947        $ 12,438,442         $ 11,352,637
COSTS AND EXPENSES:
  Cost of goods sold, including occupancy costs......      11,151,490         10,213,428           9,406,831            8,419,021
  Selling, general and administrative expenses.......       3,458,307          3,607,810           3,200,563            2,773,560
  Goodwill amortization..............................          20,670             24,457              26,055               26,169
  Store closing and impairment charges...............         388,078            139,448             195,359              155,024
  Interest expense...................................         649,926            542,028             274,826              202,688
  Loss on debt conversions and modifications.........         100,556                 --                  --                   --
  Share of loss from equity investments..............          36,675             15,181                 448                1,886
  Gain on sale of fixed assets.......................          (6,030)           (80,109)                 --              (52,621)
                                                         ------------       ------------        ------------         ------------
                                                           15,799,672         14,462,243          13,104,082           11,525,727
                                                         ------------       ------------        ------------         ------------
Loss from continuing operations before income taxes
  and cumulative effect of accounting change.........      (1,282,807)        (1,123,296)           (665,640)            (173,090)
INCOME TAX EXPENSE (BENEFIT) ........................         148,957             (8,375)           (216,941)             (28,064)
                                                         ------------       ------------        ------------         ------------
  Loss from continuing operations before cumulative
   effect of accounting change.......................      (1,431,764)        (1,114,921)           (448,699)            (145,026)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
  including income tax expense (benefit) of $13,846,
  $30,903, $(5,925) and $(10,885)....................          11,335              9,178             (12,823)             (20,214)
  Loss on disposal of discontinued operations, net of
   tax benefit of $734...............................        (168,795)                --                  --                   --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, net of
  income tax benefit of $18,200......................              --            (27,300)                 --                   --
                                                         ------------       ------------        ------------         ------------
Net loss ............................................    $ (1,589,224)      $ (1,133,043)       $   (461,522)        $   (165,240)
                                                         ============       ============        ============         ============
BASIC AND DILUTED (LOSS) INCOME PER SHARE:
  Loss from continuing operations....................    $      (5.15)      $      (4.34)       $      (1.74)        $      (0.58)
  Income (loss) from discontinued operations.........           (0.50)              0.04               (0.05)               (0.08)
  Cumulative effect of accounting change, net........              --              (0.11)                 --                   --
                                                         ------------       ------------        ------------         ------------
  Net loss per share.................................    $      (5.65)      $      (4.41)       $      (1.79)        $      (0.66)
                                                         ============       ============        ============         ============
Year-End Financial Position:
  Working capital (deficit)..........................    $  1,955,877       $    752,657        $   (892,115)        $  1,258,580
  Property, plant and equipment (net)................       3,041,008          3,445,828           3,328,499            2,460,513
  Total assets.......................................       7,913,911          9,845,566           9,778,451            7,392,147
  Total debt.........................................       5,894,548          6,612,868           5,922,504            3,132,894
  Redeemable preferred stock.........................          19,457             19,457              23,559                   --
  Stockholders' equity (deficit).....................        (354,435)           432,509           1,339,617            1,898,203
Other Data:
  Cash dividends declared per common share               $          0       $      .3450        $      .4375         $      .4075
  Basic weighted average shares......................     314,189,000        259,139,000         258,516,000          250,659,000
  Diluted weighted average shares....................     314,189,000        259,139,000         258,516,000          250,659,000
  Number of retail drugstores........................           3,648              3,802               3,870                3,975
  Number of employees................................          75,500             77,300              89,900               83,000

                                                       (Footnotes on next page)

(1) PCS was acquired on January 22, 1999. On October 2, 2000, we sold PCS. See "Business--PBM Segment." Accordingly, our PBM segment is reported as a discontinued operation for all periods presented. See note 24 of the notes to the consolidated financial statements.
(2) K&B, Incorporated and Harco, Inc. were acquired in August 1997.
(3) Total debt includes capital lease obligations of $1.1 billion, $1.1 billion, $1.1 billion and $622 million as of March 3, 2001, February 26, 2000, February 27, 1999 and February 28, 1998, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview

   Management believes that the following matters should be considered in connection with the discussion of results of operations and financial condition:

   Recent Actions Affecting Operating Results. During fiscal 2001, we took a number of actions which had the short term effect of significantly reducing our operating results but which management believes were nevertheless necessary. Among the actions taken were: (i) the sale of PCS which resulted in our recognizing a loss of $168.8 million and an increase in income tax expense of $146.9 million; (ii) the exchange of approximately $597.3 million of our debt for shares of our common stock which resulted in a net loss of $100.6 million; (iii) our decision to close or relocate certain stores that resulted in an approximate $149.2 million charge included in the $388.1 million recorded charges for store closures and impairment; and (iv) the restatement and audit of our fiscal 1999 and 1998 financial statements and the related investigation conducted by our audit committee of prior accounting irregularities resulted in our incurring and recording of $82.1 million of accounting and legal expense. We anticipate taking similar actions in the future that may have a material negative impact upon our operating results for the period in which we take those actions or subsequent periods. We also expect to incur significant costs and fees in connection with the refinancing described under "Prospectus Summary--Rite Aid Corporation--Recent Events."

   Maturing Store Base. Since the beginning of fiscal 1997, we built 466 new stores, relocated 945 stores, remodeled 406 stores and closed 1,139 stores. These new, relocated and remodeled stores represented approximately 49.8% of our total stores at March 3, 2001 and are generally larger, free standing stores and have higher operating expenses than our older stores. New stores generally do not become profitable until a critical mass of customers is developed. Relocated stores also must attract additional customers to achieve comparable profitability to the store that was replaced. We believe that the period of time required for a new store to achieve profitable operations is generally between two and four years. This period can vary significantly based on the location of a particular store and on other factors, including the investments made in purchasing prescription files for the location and advertising. Our recent liquidity constraints have limited our ability to purchase prescription files and make other investments to promote the development of our new and relocated stores. We believe that our relatively high percentage of new and relocated stores is a significant factor in our recent operating results. Management believes that as these newer stores mature they should gain the critical mass of customers needed for profitable operations. We believe this continuing maturation should positively affect our operating performance in future periods. If we are not able to improve the performance of these new and relocated stores, it will have a material adverse effect on our ability to restore the profitability of our operations.

   Substantial Investigation Expenses. We have incurred substantial expenses in connection with the process of reviewing and reconciling our books and records, restating our 1998 and 1999 financial statements, investigating our prior accounting practices and preparing our financial statements. Included in these expenses are the costs of the Deloitte & Touche LLP audits, the investigation by the law firm of Swidler, Berlin, Shereff, Friedman, assisted by Deloitte & Touche LLP, conducted for our audit committee concerning the accounting irregularities which led to the restatement of our financial statements for our 1999 and 1998 fiscal years and the costs of retaining Arthur Andersen LLP to assist management in reviewing and reconciling our books and records. We incurred $82.1 million in fiscal 2001 and we expect to incur $10.0 million to $15.0 million in fiscal 2002. We anticipate that we will continue to incur significant legal and other expenses in connection with the ongoing litigation and investigations to which we are subject.

   Dilutive Equity Issuances. In June 2000, we completed a series of debt restructuring transactions as described further below under "Liquidity and Capital Resources". In connection with these transactions, an aggregate total of 69,564,434 shares of our common stock were issued in exchange for $462.6 million principal amount of our outstanding indebtedness. In addition, in November 2000, January 2001 and April 2001, we completed numerous privately negotiated transactions, and in connection with these transactions, an aggregate total of 18,125,700 shares of our common stock were issued in exchange for approximately $156.6 million principal amount of our outstanding indebtedness. In March 2001, we also exchanged approximately $279.3 million principal amount of outstanding indebtedness for an aggregate of 41,276,335 shares of our common stock upon completion of a public tender offer. As a result of these exchanges, we recorded an aggregate loss on conversion of approximately $100.6 million in fiscal 2001 and will record additional losses in fiscal 2002. In addition, pursuant to the conversion price adjustment and pay-in-kind dividend provisions of the series B convertible preferred stock issued to Green Equity Investors III, L.P. in October 1999, 61,095,219 shares of our common stock were issuable upon the conversion of such preferred stock at March 31, 2001. Assuming the transactions which occurred subsequent to March 3, 2001 and prior to May 4, 2001 had occurred on March 3, 2001, the common shares outstanding would have increased from 348,055,000 to 392,868,382. In light of our substantial leverage and liquidity constraints, we will continue to consider opportunities to use our equity securities to discharge debt or other obligations that may arise. Such issuances will have a dilutive effect on the outstanding shares of our common stock.

   Accounting Systems. Following a review of our books and records, management concluded that further steps were needed to establish and maintain the adequacy of our internal accounting systems and controls. In connection with the audit of our financial statements, Deloitte & Touche LLP advised us that it believed there were numerous "reportable conditions" under the standards established by the American Institute of Certified Public Accountants which relate to our accounting systems and controls and could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. We are developing and implementing comprehensive, adequate and reliable accounting systems and controls which address the reportable conditions identified by Deloitte & Touche LLP.

   Sale of PCS. On October 2, 2000, we sold PCS, our PBM segment, to Advance Paradigm (now AdvancePCS). The selling price of PCS consisted of $710.5 million in cash, $200.0 million in principal amount of AdvancePCS's 11% promissory notes and AdvancePCS equity securities. Accordingly, the PBM segment is reported as a discontinued operation for all periods presented in the accompanying financial statements, and the operating income of the PBM segment through October 2, 2000, the date of sale, is reflected separately from the income from continuing operations. The loss on disposal of the PBM segment was $168.8 million. Additionally, we recorded an increase to the tax valuation allowance and income tax expense of $146.9 million in the first quarter of fiscal 2001 in continuing operations.

   Working Capital. We generally finance our inventory and capital expenditure requirements with internally generated funds and borrowings. We expect to use borrowings to finance inventories and to support our continued growth. Over 75% of our front-end sales are in cash. Third-party insurance programs, which typically settle in fewer than 30 days, accounted for 90.3% of our pharmacy sales and 53.7% of our revenues in fiscal 2001.

   Seasonality. We experience seasonal fluctuations in our results of operations in the fourth quarter as the result of the seasonal nature of Christmas and the flu season. We tailor certain front-end merchandise to capitalize on holidays and seasons.

Results of Operations


                                                                                                         Year Ended
                                                                                         ------------------------------------------
                                                                                           March 3,     February 26,   February 27,
                                                                                             2001           2000           1999
                                                                                         -----------    ------------   ------------
                                                                                                   (dollars in thousands)
Sales................................................................................    $14,516,865    $13,338,947     $12,438,442
Sales growth.........................................................................            8.8%           7.2%            9.6%
Same store sales growth..............................................................            9.1%           7.9%           15.5%
Pharmacy sales growth................................................................            8.7%          15.6%           18.2%
Same store pharmacy sales growth.....................................................           10.9%          16.2%           21.9%
Pharmacy as a % of total sales.......................................................           59.5%          58.4%           54.2%
Third-party sales as a % of total pharmacy sales.....................................           90.3%          87.8%           85.4%
Front-end sales growth...............................................................            3.8%          (2.6)%           0.8%
Same store front-end sales growth....................................................            6.5%          (2.2)%           6.6%
Front-end as a % of total sales......................................................           40.5%          41.6%           45.8%
Store data:
Total stores (beginning of period)...................................................          3,802          3,870           3,975
New stores...........................................................................              9             77             163
Closed stores........................................................................           (163)          (181)           (330)
Store acquisitions, net..............................................................             --             36              62
Total stores (end of period).........................................................          3,648          3,802           3,870
Remodeled stores.....................................................................             98             14             155
Relocated stores.....................................................................             63            180             331


 Sales

   The 8.8% growth in revenues in fiscal 2001 is driven by an increase of 3.8% in front-end sales, an increase of 8.7% in pharmacy sales and the additional week in fiscal 2001. Our total revenues growth in fiscal 2000 of 7.2 % was fueled by strong growth in pharmacy sales, offset by a slight decline in front end sales. Same store sales growth for fiscal 2001 was 9.1%. As fiscal 2001 was a 53 week year, same store sales are calculated by comparing the 53 week period ended March 3, 2001 with the 53 week period ended March 4, 2000.

   For fiscal 2001 and 2000, pharmacy revenues led sales growth with same store sales increases of 10.9% and 16.2%, respectively. Fiscal 2001 increases were generated by our ability to attract and retain managed care customers, our successful pilot markets for reduced cash pricing, our increased focus on pharmacy initiatives such as will call and predictive refill, and favorable industry trends. These favorable trends include an aging population, the use of pharmaceuticals to treat a growing number of healthcare problems, and the introduction of a number of successful new prescription drugs. Fiscal 2000 pharmacy increases were driven by favorable industry trends, as well as the purchase of prescription files from independent pharmacies.

   The lower growth in same store pharmacy sales in fiscal 2001 was due primarily to a significant reduction in the number of prescription files we purchased and store relocations we effected. The lower growth in fiscal 2000 was due primarily to a reduction as compared to fiscal 1999 in the number of relocations effected.

   Same store front-end sales, which includes all non-prescription sales, such as seasonal merchandise, convenience items, and food and other non-prescription sales, increased 6.5% from fiscal 2000. This increase was fueled by the reinstatement of our weekly circular advertising program, and was also driven by strong performance in seasonal businesses, consumables, vitamins, general merchandise and private brands. Same store front-end sales in fiscal 2000 decreased 2.2% from fiscal 1999 levels. This decrease was due to elevated levels of out-of-stock merchandise in the 3rd and 4th quarters of fiscal 2000, and the decision of former management to suspend the weekly advertising program in fiscal 2000 and to raise front-end prices to levels that were not competitive.


                                                                                                         Year Ended
                                                                                         ------------------------------------------
                                                                                           March 3,     February 26,   February 27,
                                                                                             2001           2000           1999
                                                                                         -----------    ------------   ------------
                                                                                                   (dollars in thousands)
Costs of goods sold..................................................................    $11,151,490    $10,213,428     $9,406,831
Gross margin.........................................................................           23.2%          23.4%          24.4%
Selling, general and administrative expenses.........................................    $ 3,458,307    $ 3,607,810     $3,200,563
Selling, general and administrative expenses as a percentage of revenues.............           23.8%          27.0%          25.7%
Goodwill amortization................................................................    $    20,670    $    24,457     $   26,055
Store closing and impairment charges.................................................        388,078        139,448        195,359
Interest expense.....................................................................        649,926        542,028        274,826
Loss on debt conversions and modifications...........................................        100,556             --             --
Share of loss from equity investments................................................         36,675         15,181            448
Gain on sale of fixed assets.........................................................         (6,030)       (80,109)            --


 Cost of Goods Sold

   Gross margin was 23.2% for fiscal 2001 compared to 23.4% in fiscal 2000. The slight decline in margin is attributable to a shifting in sales mix to pharmacy from front-end. In fiscal 2001, the percentage of front-end sales to total sales decreased to 40.5% from 41.6% in 2000. Also contributing to the lower margin in 2001 was an increase in sales of cigarettes and liquor as a percentage of front-end sales. Additionally, we incurred $17.5 million in inventory liquidation losses related to our closed stores. Partially offsetting the items above was an improvement in the margin of front-end goods (exclusive of cigarettes and liquor). These increases resulted from a more profitable product mix, and from increases in the levels of one-hour photo and phone card sales.

   Gross margin declined to 23.4% in fiscal 2000 from 24.4% in fiscal 1999. The decline in gross margin in fiscal 2000 from fiscal 1999 was a result of a substantial decline in our pharmacy margins. A decline in occupancy costs in fiscal 1999 was largely offset by increased costs related to our distribution facilities. We incurred significant costs in fiscal 2000 in connection with the distribution facility located in Perryman, Maryland and also in connection with the processing of merchandise received from our stores for shipment back to our vendors. These increased costs were partially offset by a substantial credit to cost of goods sold resulting from the receipt of vendor allowances following a restructuring of the terms of certain vendor contracts. In fiscal 1999, prior to the restructuring of the contracts, these vendor allowances were credited to selling, general and administrative expense. Also partially offsetting the increases in cost of goods sold in fiscal 2000 were improved store level margins for front-end and pharmacy sales.

   Also negatively impacting gross margins in the periods presented was the continuing industry trend of rising third-party sales coupled with decreasing margins on third-party reimbursed prescription sales. Third-party prescription sales typically have lower gross margins than other prescription sales because they are paid by a person or entity other than the recipient of the prescribed pharmaceutical and are generally subject to lower negotiated reimbursement rates in conjunction with a pharmacy benefit plan. Pharmacy sales as a percentage of total sales were 59.5%, 58.4% and 54.2% in fiscal 2001, 2000 and 1999, respectively and third-party sales as a percentage of pharmacy sales were 90.3%, 87.8%, and 85.4% in fiscal 2001, 2000 and 1999, respectively.

   We use the last-in, first-out (LIFO) method of inventory valuation. The LIFO charge was $40.7 million in fiscal 2001, $34.6 million in fiscal 2000 and $36.5 million in fiscal 1999. We have changed our method of accounting for LIFO as of February 26, 2000. See "Accounting Change" below.

 Selling, General and Administrative Expenses

   Selling, general and administrative expense ("SG&A") was 23.8% of sales in fiscal 2001, 27.0% in fiscal 2000 and 25.7% in fiscal 1999. SG&A expenses for 2001 were favorably impacted by a $20.0 million increase in estimated insurance recovery related to the settlement of the shareholder's class action lawsuit, and by $20.0 million received related to the partial settlement of litigation with certain drug manufacturers. Offsetting these items was $82.1 million incurred in connection with the restatement of our historical financial statements, and the incurrence of $45.9 million in non-cash expense related to variable plan accounting on certain management stock options, and restricted stock grants. If these non-operating and non cash items are excluded, our SG&A as a percentage of revenues would have been 23.2%. SG&A expense for 2000 was unfavorably impacted by a charge of $232.8 million related to litigation issues, offset by a reversal of stock appreciation rights accruals of $45.5 million. Excluding these non-operating and non cash items results in an adjusted SG&A as a percentage of sales of 25.6% in fiscal 2000. SG&A on an adjusted basis of 23.2% for fiscal 2001 compares favorably with SG&A on an adjusted basis of 25.6% for fiscal 2000 due to lower depreciation expense resulting from a net reduction in our store count, decreased repair and maintenance and terminated project costs, and the better leveraging of fixed SG&A costs resulting from our higher sales volume.

   The increase in SG&A expense as a percent of sales in fiscal 2000 over fiscal 1999 is predominately attributable to increased accruals for litigation and other contingencies, as described above.

 Store Closing and Impairment Charges

   Store closing and impairment charges consist of:


                                                                                                           Year Ended
                                                                                            ---------------------------------------
                                                                                            March 3,    February 26,   February 27,
                                                                                              2001          2000           1999
                                                                                            --------    ------------   ------------
                                                                                                     (dollars in thousands)
Impairment charges......................................................................    $214,224      $120,593       $ 87,666
Store lease exit costs..................................................................      57,668        18,855        107,693
Impairment of investments...............................................................     116,186            --             --
                                                                                            --------      --------       --------
                                                                                            $388,078      $139,448       $195,359
                                                                                            ========      ========       ========


 Impairment Charges

   In fiscal 2001, 2000 and 1999, store closing and impairment charges include non-cash charges of $214.2 million, $120.6 million and $87.7 million, respectively, for the impairment of long-lived assets (including allocable goodwill) of 495, 249 and 270 stores, respectively. These amounts include the write-down of long-lived assets to estimated fair value at stores that were assessed for impairment as part of our on-going review of the performance of our stores or management's intention to relocate or close the store.

 Store Lease Exit Cost

   Costs incurred to close a store, which principally consist of lease termination costs, are recorded at the time management commits to closing the store, which is the date that the closure is formally approved by senior management, or in the case of a store to be relocated, the date the new property is leased or purchased. We calculate our liability for closed stores on a store-by-store basis. The calculation includes the future minimum lease payments and related ancillary costs, from the date of closure to the end of the remaining lease term, net of estimated cost recoveries that may be achieved through subletting properties or through favorable lease terminations. As a result of focused efforts on cost recoveries for closed stores during fiscal 2001, we experienced improved results, which has been reflected in the assumptions about future sublease income. This liability is discounted using a risk-free rate of interest. We evaluate these assumptions each quarter and adjust the liability accordingly.

 Impairment of Investments

   We have an investment in the common stock of drugstore.com, which is accounted for under the equity method. The initial investment was valued based upon the initial public offering price for drugstore.com. During fiscal 2001, we recorded an impairment of our investment in drugstore.com of $112.1 million. This write-down was based upon a decline in the market value of drugstore.com's stock that we believe to be other than temporary. Additionally, we recorded impairment charges of $4.1 million for other investments.

 Interest Expense

   Interest expense was $649.9 million in fiscal 2001 compared to $542.0 million in fiscal 2000 and $274.8 million in fiscal 1999. The substantial increase in fiscal 2001 and fiscal 2000 is due to higher average levels of indebtedness and higher interest rates on debt. In fiscal 2001, we increased our average outstanding debt with the addition of the $1.1 billion senior secured credit facility, which includes a $600.0 million term loan and a $500.0 million revolving credit facility. We used the term loan to terminate our accounts receivable securitization facility and repurchased $300.0 million of unpaid receivables thereunder and funded $66.4 million of transaction costs related to our debt restructuring. The remainder of the term loan together with the revolving credit facility were used for general corporate purposes, including reviewing, reconciling and restating our 1998 and 1999 financial statements, the cost of the audit of our restated financial statements and investigation costs. These items were partially offset by reductions of indebtedness in the second half of the fiscal year resulting from the sale of PCS and debt for equity exchanges. In fiscal 2000, our debt increased as a result of the $1.3 billion borrowed in January 1999 under the PCS credit facility and the $300.0 million of demand note borrowings to supplement cash flows from operating activities. The annual weighted average interest rates on our indebtedness in fiscal 2001, fiscal 2000 and fiscal 1999 were 8.2%, 7.4% and 6.8% respectively.

 Income Taxes

   We had net losses in fiscal 2001, fiscal 2000 and fiscal 1999. Tax expense of $149.0 and tax benefits of $26.6 million (including the benefit related to cumulative effect of accounting change) and $216.9 million have been reflected for fiscal 2001, fiscal 2000 and fiscal 1999, respectively. The full benefit of the net operating loss carryforwards ("NOLs") generated in each period has been fully offset by a valuation allowance based on management's determination that, based on available evidence, it is more likely than not that some of the deferred tax assets will not be realized. We expect to file amended tax returns and utilize the NOL's against taxable income in prior years to the maximum extent possible. It is likely that an "ownership change" for statutory purposes may occur as a result of our refinancing efforts, including issuances of equity and exchanges of debt for equity. If an ownership change occurs, the use of our existing NOLs and possibly our net unrealized built-in losses would be subject to limitations. Of the $147.6 million recoverable taxes recorded as of February 26, 2000, we have collected or have offsets of $122.7 million. The remaining $24.9 million has been reclassified to other non current assets since we anticipate collection beyond fiscal 2002.

 Other Significant Charges

   In addition to the operational matters discussed above, our results in the current fiscal year have been adversely affected by other significant charges. We recorded a net loss of $168.8 million on the disposal of the PBM segment. As a result of the decision to dispose of the PBM segment, we recognized an increase in the income tax valuation allowance of $146.9 million for fiscal 2001. We also recorded a pre-tax loss of $100.6 million on debt conversions and modifications, and recorded a loss of $36.7 million representing our share of the drugstore.com losses.

 Discontinued Operations

   On July 12, 2000, we announced the sale of the PBM segment, at which time the PBM segment was subjected to discontinued operations accounting. Prior to becoming a discontinued operation on July 12, 2000, the PBM segment generated net income of $11.3 million from February 27, 2000 through July 11, 2000, compared to net income of $9.2 million in fiscal 2000 and a net loss of $12.8 million in fiscal 1999.

Liquidity and Capital Resources

   We have two primary sources of liquidity: (i) cash provided by operations and (ii) the revolving credit facility under our senior secured credit facility. We may also generate liquidity from the sale of assets, including sale-leaseback transactions. During fiscal 2001 and fiscal 2000, cash provided by operations was not sufficient to fund our working capital requirements. As a result, we have supplemented our cash from operations with borrowings under our credit facilities. Our principal uses of cash are to provide working capital for operations, service our obligations to pay interest and principal on our debt, and to provide funds for capital expenditures. On May 15, 2001, we entered into a commitment letter to refinance a significant portion of our indebtedness. See "Prospectus Summary--Rite Aid Corporation--Recent Events."

 Credit Facilities and June 2000 Debt Restructuring

   In June 2000, we completed a major financial restructuring that provided us with additional liquidity, extended the maturity dates of a substantial amount of our debt until at least August 2002 and converted a portion of our debt to equity.

   Senior Secured Credit Facility. In June 2000, we entered into a $1.0 billion (which was increased to $1.1 billion in November 2000) senior secured credit facility with a syndicate of banks led by Citibank N.A., as agent. The facility matures on August 1, 2002, and consists of a $600.0 million term loan facility and a $500.0 million revolving credit facility. We used the term facility to terminate our accounts receivable securitization facility and repurchase $300.0 million of unpaid receivables thereunder, to fund $66.4 million of transaction costs relating to our financial restructuring and to provide $133.6 million of cash available for general corporate purposes. The revolving facility provides us with borrowings for working capital requirements, capital expenditures and general corporate purposes. Borrowings under the facilities generally bear interest either at LIBOR plus 3.0%, if we choose to make LIBOR borrowings, or at Citibank's base rate plus 2%. For additional information about the interest rates applicable to our credit facilities, see "Market Risk" below.

   We are required to pay fees of 0.50% per annum on the daily unused amount of the commitment. Substantially all of our wholly-owned subsidiaries guarantee our obligations under the senior secured credit facility. These subsidiary guarantees are secured by a first priority lien on the inventory, accounts receivable, intellectual property and some of the real estate assets of the subsidiary guarantors. Our direct obligations under the senior credit facility are unsecured.

   The senior secured credit facility contains customary covenants, which place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale-leaseback transactions. The facility requires us to meet various financial ratios and limits our capital expenditures. In connection with the additional term loan borrowings in November 2000, we also amended certain of the financial covenants in this facility to conform to the less restrictive covenants in our other debt agreements for a limited period of time. For the three quarters ended March 3, 2001, our covenants required us to maintain a minimum interest coverage ratio and a minimum fixed charge coverage ratio of .95:1, increasing to a minimum interest coverage ratio of 1.40:1 and a minimum fixed charge ratio of 1.19:1 for the four quarters ending June 1, 2002. For the three fiscal quarters ended March 3, 2001, our consolidated EBITDA (as defined in the senior secured credit facility) was required to be no less than $364.0 million, increasing to $720.0 million for the four quarters ending June 1, 2002. In addition, our capital expenditures were limited to $186.0 million for the three fiscal quarters ended March 3, 2001, increasing to $243.0 million for the four quarters ending June 1, 2002.

   For the three quarters ended March 3, 2001, our EBITDA (as so defined) was $410.1 million, our interest coverage ratio was 1.07:1, our fixed charge coverage ratio was 1.03:1 and our capital expenditures were $113.6 million.

   The facility provides for customary events of default, including nonpayment, misrepresentation, breach of covenants and bankruptcy. It is also an event of default if any event occurs that enables, or which with the giving of notice or the lapse of time would enable, the holder of our debt to accelerate the maturity of debt equaling $25.0 million or more.

   Our ability to borrow under the senior secured credit facility is based on a specified borrowing base consisting of eligible accounts receivable and inventory. At March 3, 2001, the $600.0 million term loan was fully drawn and we had $394.6 million in additional available borrowing capacity under the revolving facility.

   Other Credit Facilities. In June 2000, we extended to August 2002 the maturity date of our RCF credit facility and our PCS credit facility. Borrowings under the PCS credit facility bear interest at LIBOR plus 3.25% and borrowings under the RCF credit facility bear interest at LIBOR plus 3.75%. These credit facilities contain restrictive covenants which place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale-leaseback transactions. They also require us to satisfy financial covenants which are generally slightly less restrictive than the covenants in our senior secured credit facility. The facilities also limit the amount of our capital expenditures to $186.0 million for the three quarters ended March 3, 2001, increasing to $243.0 million for the four quarters ending June 1, 2002. We applied $1.1 billion (all of the net proceeds from the sale of PCS minus certain expenses) to reduce the outstanding balances of the PCS credit facility and the PCS exchange debt described below. Under the terms of these facilities, after giving effect to the $100.0 million increase in the term loan, we are permitted to incur up to an additional $35.0 million of indebtedness under the senior secured credit facility without the further consent of the lenders. At April 28, 2001, we had $1.1 billion of borrowings outstanding under these credit facilities and exchange debt. These facilities are also guaranteed and secured as described below. The RCF credit facility is secured by a first lien on the stock of drugstore.com.

   As part of the restructuring of our debt in June 2000, certain affiliates of J.P. Morgan, which had lent us $300.0 million under a demand note in June 1999 and was also a lender under the RCF and PCS credit facilities, together with certain other lenders under the two credit facilities, agreed to exchange a portion of their loans for a new secured exchange debt obligation and shares of our common stock. This resulted in a total of $284.8 million of debt under these facilities, including $200.0 million of the outstanding principal of the demand note, being exchanged for an aggregate of 51,785,434 shares of our common stock at an exchange rate of $5.50 per share. We recorded a gain on this exchange of debt of $5.2 million in the second quarter of fiscal 2001. An additional $274.8 million of borrowings under the facilities were exchanged for the exchange debt, including the entire remaining principal amount of the demand note. The terms of the exchange debt are substantially the same as the terms of our RCF and PCS credit facilities and the interest rate is currently LIBOR plus 3.25%. The lenders of the exchange debt have the same collateral as they did with respect to their loans under the PCS and RCF credit facilities. Also, as part of the restructuring of our debt in June 2000, we amended our existing guarantees of two synthetic lease transactions to provide substantially the same terms as the terms of our RCF and PCS credit facilities.

   In connection with modifications to the PCS and RCF credit facilities, the exchange of debt for exchange debt and the amendment of guarantees of the synthetic lease transactions, substantially all of our wholly-owned subsidiaries guaranteed our obligations thereunder on a second priority basis. These subsidiary guarantees are secured by a second priority lien on the inventory, accounts receivable, intellectual property and some of the real estate assets of the subsidiary guarantors. The holders of exchange debt also received a first lien on our prescription files. Except to the extent previously secured, our direct obligations under those facilities and guarantees remain unsecured.

   Debt Covenants. We were in compliance with the covenants of the senior secured credit facility and our other credit facilities and debt instruments as of March 3, 2001. With continuing improvements in operating performance, we anticipate that we will remain in compliance with our debt covenants. However, variations in our operating performance and unanticipated developments may adversely affect our ability to remain in compliance with the applicable debt covenants.

   Commercial Paper. Until September 24, 1999, we issued commercial paper supported by unused credit commitments to supplement cash generated by operations. Since the loss of our investment grade rating in fiscal 2000, we are no longer able to issue commercial paper. Our outstanding commercial paper amounted to $192.0 million at February 26, 2000 and $1,783.1 million at February 27, 1999. All remaining commercial paper obligations were repaid in March 2000.

   Exchange Offers. In June 2000, we completed the exchange of $52.5 million of our 5.5% notes due December 2000 and $321.8 million of our 6.7% notes due December 2001 for an aggregate of $374.3 million of our 10.50% senior secured notes due September 2002. After the exchange, $147.5 million of the 5.5%
notes due December 2000 and $28.2 million of the 6.7% notes due December 2001 remained outstanding. In connection with the exchange, we entered into a forward purchase agreement with J.P. Morgan and another financial institution under which they agreed to purchase $93.2 million of the 10.50% senior secured notes due 2002. These financial institutions purchased $16.7 million of the 5.5% notes and $20.4 million of the 6.7% notes on July 27, 2000; $53.8 million of the 5.5% notes on September 13, 2000; and $.5 million of the 6.7% notes on December 14, 2000; and exchanged the purchased notes with us for the 10.50% senior secured notes due 2002. The remaining $76.9 million of 5.5% notes due in December 2000 were retired at maturity with general corporate funds and the $1.8 million that remained under the forward purchase agreement.

   On June 26, 2000, we issued 17,779,000 shares of our common stock in exchange for approximately $177.8 million principal amount of our 5.25% convertible subordinated notes due 2002. As a result of this exchange, we recorded a loss of approximately $89.0 million in the second quarter of fiscal 2001.

   On November 10, 2000, we issued 9,222,200 shares of our common stock in exchange for approximately $79.9 million principal amount of our 5.25% convertible notes due 2002 and $12.3 million principal amount of our 6.0% dealer remarketable securities due 2003. As a result of this exchange, we recorded a loss of approximately $8.3 million in the third quarter of fiscal 2001.

   On January 23, 2001, we issued 862,500 shares of our common stock in exchange for approximately $5.5 million principal amount of our 6.0% senior notes due 2005 and $2.0 million principal amount of our 7.625% senior notes due 2005. As a result of this exchange, we recorded a gain of approximately $4.3 million in the fourth quarter of fiscal 2001.

   On January 26 and January 30, 2001, we issued an aggregate of 4,475,000 shares of our common stock in exchange for approximately $35.0 million principal amount of our 5.25% convertible subordinated notes due 2002. As a result of this exchange, we recorded a loss of approximately $12.8 million in the fourth quarter of fiscal 2001.

   Debt Capitalization. Subsequent to March 3, 2001, the following debt for equity exchanges were completed:

   o On March 14, 2001, the holders of approximately $201.4 million principal amount of our 5.25% convertible subordinated notes due 2002 exchanged these notes for an aggregate of 29,204,160 shares of our common stock and the holders of approximately $77.9 million principal amount of our 6.0% dealer remarketable securities due 2003 exchanged these notes for an aggregate of 12,072,175 shares of our common stock. As a result of these exchanges, we recorded a loss of approximately $119.2 million in the 1st quarter of fiscal 2002.

   o On April 6, 2001, the holders of approximately $3.9 million principal amount of our 5.25% convertible subordinated notes due 2002 and $2.0 million principal amount of our 6.0% dealer remarketable securities due 2003 exchanged these notes for an aggregate of 856,000 shares of our common stock. As a result of these exchanges, we recorded a loss of approximately $2.5 million in the first quarter of fiscal 2002.

   o On April 25, 2001, the holders of approximately $11.0 million principal amount of our 10.50% senior secured notes due 2002 exchanged these notes for an aggregate of 1,925,000 shares of our common stock. As a result of this exchange, we recorded a loss of approximately $1.2 million in the first quarter of fiscal 2002.

   o On April 25, 2001, the holders of approximately $5.0 million principal amount of our 10.50% senior secured notes due 2002 exchanged these notes for an aggregate of 785,000 shares of our common stock. As a result of this exchange, we recorded a loss of approximately $0.6 million in the first quarter of fiscal 2002.

   The following table sets forth our debt capitalization at April 28, 2001, following the completion of the refinancing transactions described above and the repayment of the PCS credit facility by $437.5 million and the exchange debt facility by $46.6 million utilizing proceeds from AdvancePCS's retirement of its $200.0 million obligation to us and the sale of AdvancePCS shares.


                                                                     As of
                                                              April 28, 2001 (1)
                                                              ------------------
                                                                ($ in millions)
Secured Debt:
Senior secured credit facility ............................         $  800
PCS credit facility .......................................            154
RCF credit facility .......................................            730
10.50% senior secured notes due 2002 ......................            452
Exchange debt .............................................            170
Capital lease obligations .................................             20
Other .....................................................             12
Lease Financing Obligations ...............................          1,076
Other Senior Debt:
6.7% notes due 2001 .......................................              7
6.0% dealer remarketable securities due 2003 ..............            108
6.0% notes due 2005 .......................................            195
7.625% notes due 2005 .....................................            198
7.125% notes due 2007 .....................................            350
6.125% notes due 2008 .....................................            150
6.875% senior debentures due 2013 .........................            200
7.7% notes due 2027 .......................................            300
6.875% debentures due 2028 ................................            150
Subordinated Debt:
5.25% convertible subordinated notes due 2002 .............            152
                                                                    ------
Total Debt ................................................         $5,224
                                                                    ======

---------------
(1) We have entered into commitments for additional debt for equity exchanges that have not yet been consummated and are not reflected in the table set forth above. Also, on May 15, 2001, we entered into a commitment letter to refinance a significant portion of our indebtedness and on May 24, 2001, we committed a tender offer for the 10.50% notes--see "Prospectus Summary--Rite Aid Corporation--Recent Events."

 Net Cash Provided By (Used In) Operating, Investing and Financing Activities

   We used $704.6 million of cash to fund continuing operations in fiscal 2001. Operating cash flow was negatively impacted by $543.3 million of interest payments. Operating cash flow was also negatively impacted from an increase in current assets, primarily resulting from repurchasing $300.0 million of accounts receivable when we refinanced the accounts receivable securitization facility, and a decrease in accounts payable and other liabilities.

   In fiscal 2000, we used $623.1 million of cash to fund continuing operations. Operating cash flow was negatively impacted by $501.8 million of interest payments. Operating cash flow was also negatively impacted from an increase in current assets and a decrease in accounts payable partially offset by an increase in other liabilities.

   Cash provided by investing activities was $677.7 million for fiscal 2001. Cash was provided from the sale of our discontinued operations, various other assets, less expenditures for fixed and intangible assets.

   Cash used for investing activities was $552.1 million and $2.7 billion for fiscal years 2000 and 1999, respectively. Cash used for store construction and relocations amounted to $573.3 million for fiscal 2000 and $1.2 billion for fiscal 1999. In addition, cash of $1.4 billion was used to acquire PCS in fiscal 1999.

   Cash used in financing activities was $64.3 million for fiscal 2001. The cash used consisted of payments of $78.1 million of deferred financing costs partially offset by net debt borrowings of $6.8 million and proceeds from sale-leaseback transactions of $7.0 million. During fiscal 2001, we used the proceeds from the sale of our PBM segment to reduce our borrowings.

   Cash provided by financing activities was $905.1 million for fiscal 2000 and $2,660.3 million for fiscal 1999. Increased borrowings under our RCF and PCS credit facilities which replaced our commercial paper program and the sale of $300.0 million of preferred stock were the main financing activities during fiscal 2000. In fiscal 1999, we issued commercial paper to finance the acquisition of PCS. Also during fiscal 1999, net proceeds were received from the issuance of $700.0 million in long-term debt and $200.0 million of dealer remarketable securities. Cash provided by financing activities included proceeds received from store sale-leaseback transactions of $74.9 million and $505.0 million for fiscal 2000 and 1999, respectively.

 Capital Expenditures

   We plan to make total capital expenditures of approximately $140.0 million during fiscal 2002, consisting of approximately $34.7 million related to new store construction, store relocation and other store construction projects. An additional $89.2 million will be dedicated to other store improvement activities and the purchase of prescription files from independent pharmacists. Management expects that these capital expenditures will be financed primarily with cash flow from operations and borrowings under the revolving credit facility available under our senior secured facility.

 Future Liquidity

   We are highly leveraged. Based upon our current levels of operations and expected improvements in our operating performance, management believes that cash flow from operations, together with available borrowings under our senior secured credit facility and our other sources of liquidity (including asset sales) will be adequate to meet anticipated requirements for working capital, debt service and capital expenditures until August and September 2002, when $2.5 billion of our indebtedness (as of April 28, 2001), including the revolving credit facility under the senior secured credit facility, matures. For a discussion of factors that could affect our current assessment, see "--Factors Affecting Our Future Prospects" below. Our ability to replace, refinance or otherwise extend these obligations will depend in part on our ability to successfully execute our long-term strategy and improve the operating performance of our stores. On May 15, 2001, we entered into a commitment letter to refinance a significant portion of our indebtedness, see "Prospectus Summary--Rite Aid Corporation--Recent Events."

Accounting Change

   In fiscal 2000, we changed our application of the LIFO method of accounting by restructuring our LIFO pool structure through a combination of certain geographic pools. The reduction in the number of LIFO pools was made to more closely align the LIFO pool structure to store merchandise categories. The effect of this change in fiscal 2000 was to decrease our earnings by $6.8 million (net of income tax benefit of $4.6 million) or $.03 per diluted common share. The cumulative effect of the accounting change was a charge of $27.3 million (net of income tax benefit of $18.2 million) or $.11 per diluted common share. The pro forma effect of this accounting change would have been a reduction in net income of $6.4 million, (net of income tax benefit of $4.2 million) or $.02 per diluted common share for fiscal 1999.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended by SFAS 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated and effective as a fair value hedge, the changes in the fair value of the derivative and the changes in the hedged item attributable to the hedged risk will be recognized in earnings. If the derivative is designated and effective as a cash-flow hedge, changes in the fair value of the effective portion of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. On March 4, 2001, in connection with the adoption of the new Statement, we will record a reduction of approximately $29.0 million in OCI as a cumulative transition adjustment for derivatives designated as cash flow-type hedges prior to adopting SFAS 133.

   Certain issues currently under consideration by the Derivatives Implementation Group ("DIG") may make it more difficult to qualify for cash flow hedge accounting in the future. Pending the results of the DIG deliberations, changes in the fair value of our interest rate swaps may be recorded as a component of net income.

Change in Accountants

   On November 19, 1999, we filed a Current Report on Form 8-K disclosing the resignation of our former auditors, KPMG LLP and the withdrawal of their report on our financial statements. On December 6, 1999, we amended the Form 8-K dated November 19, 1999 to file a letter by KPMG LLP concerning the disclosure in the Form 8-K. On December 10, 1999, we filed a Current Report on Form 8-K to announce that we had retained Deloitte & Touche LLP as our independent auditors.

Market Risk

   Our future earnings, cash flow and fair values relevant to financial instruments are dependent upon prevalent market rates. Market risk is the risk of loss from adverse changes in market prices and interest rates. Our major market risk exposure is changing interest rates. Increases in interest rates would increase our interest expense. Since the end of fiscal 2000, our primary risk exposure has not changed. We enter into debt obligations to support capital expenditures, acquisitions, working capital needs and general corporate purposes. Our policy is to manage interest rates through the use of a combination of variable-rate credit facilities, fixed-rate long-term obligations and derivative transactions.

   The table below provides information about our financial instruments that are sensitive to changes in interest rates. The table presents principal payments and the related weighted average interest rates by expected maturity dates as of March 3, 2001.


                                                                                                                         Fair Value
                                                                                                                        At March 3,
                                    2002        2003        2004        2005       2006      Thereafter      Total          2001
                                   ------    ----------   --------    --------   --------    ----------    ----------   -----------
                                                                        (dollars in thousands)
Long-term debt,
including current portion
Fixed rate .....................   $8,353    $1,828,874   $188,533    $197,014   $198,439    $1,153,550    $3,574,763   $ 2,824,904
Average Interest Rate ..........     5.91%         9.41%      6.00%       6.06%      7.62%         7.05%
Interest Rate Swap .............       --            --         --          --         --            --            --   ($   29,000)
Variable Rate ..................       --    $1,219,785         --          --         --            --    $1,219,785   $ 1,219,785
Average Interest Rate ..........       --          9.16%        --          --         --            --


   In June 2000, we entered into an interest rate swap that fixes the LIBOR component of $500.0 million of our variable-rate debt at 7.083% for a two year period. In July 2000, we entered into an additional interest rate swap that fixes the LIBOR component of an additional $500.0 million of variable rate debt at 6.946% for a two year period.

   Our ability to satisfy our interest payment obligations on our outstanding debt will depend largely on our future performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If we do not have sufficient cash flow to service our interest payment obligations on our outstanding indebtedness and if we cannot borrow or obtain equity financing to satisfy those obligations, our business and results of operations will be materially adversely affected. We cannot assure you that any replacement borrowing or equity financing could be successfully completed.

   The ratings on the senior secured credit facility, the RCF credit facility, the PCS credit facility and the fixed-rate obligations as of March 31, 2001 were B- by Standard & Poor's and by Caa1 by Moody's. The exchange debt facility has not been rated. The interest rates on the variable-rate borrowings are as follows: $1.1 billion senior credit facility: LIBOR plus 3.00%, the RCF facility: LIBOR plus 3.75%, the PCS and the exchange debt facilities: LIBOR plus 3.25%.

   Further downgrades of our credit ratings will not have an impact upon the rate on the borrowings under these credit facilities.

   Changes in one month LIBOR affect our cost of borrowings because the interest rate on our variable-rate obligations is based on LIBOR. If the market rates of interest for one month LIBOR change by 10% (approximately 50 basis points) as compared to the LIBOR rate of 5.29% and 4.43% as of March 3, 2001 and April 28, 2001, respectively, our annual interest expense would change by approximately $6.0 million and $4.3 million, respectively, based upon our variable-rate debt outstanding of approximately $1.2 billion and $853.7 million as of March 3, 2001 and April 28, 2001, respectively.

   A change in interest rates generally does not have an impact upon our future earnings and cash flow for fixed-rate debt instruments. As fixed-rate debt matures, however, and if additional debt is acquired to fund the debt repayment, future earnings and cash flow may be affected by changes in interest rates. This effect would be realized in the periods subsequent to the periods when the debt matures.

                                    BUSINESS


Overview

   We are the second largest retail drugstore chain in the United States based on store count and the third largest based on sales. We operate our drugstores in 30 states across the country and in the District of Columbia. As of March 3, 2001, we operated 3,648 stores and had a first or second place market position in 34 of the 65 major U.S. metropolitan markets in which we operated. Our stores are an average of 12,663 square feet.

   During all of the fiscal year ended March 3, 2001 ("fiscal 2001"), we operated in the retail drug segment and for a portion of fiscal 2001, we also operated in the pharmacy benefit management ("PBM") segment.

   Through our retail drug segment, we sell prescription drugs, sales of which represented approximately 59.5% of our total sales during fiscal 2001. Our drugstores filled over 204 million prescriptions during fiscal 2001. Our drugstores also offer non-prescription medications, health and beauty aids and personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, photo processing, seasonal merchandise and numerous other everyday and convenience products which we refer to as our "front-end products."

   Until October 2, 2000, when we sold it to Advance Paradigm, Inc. (now AdvancePCS), we owned PCS Health Systems, Inc. ("PCS"), one of the nation's largest providers of pharmacy benefit management services to employers, insurance carriers and managed care companies. As a result of the sale, the PBM segment is reported as a discontinued operation for all relevant periods in the financial statements included herein.

   From the beginning of fiscal 1997 until December 1999, we were engaged in an aggressive expansion program. During that period, we purchased 1,554 stores, relocated 866 stores, opened 445 new stores, remodeled 308 stores and acquired PCS. These activities had a significant negative impact on our operating results, severely strained our liquidity and increased our indebtedness to $6.6 billion as of February 26, 2000. In October 1999, we announced that we had identified accounting irregularities and our former chairman and chief executive officer resigned. In November 1999, our former auditors resigned and withdrew their previously issued opinions on our financial statements for the fiscal years 1998 and 1999. Thereafter, investigations were begun by the Securities and Exchange Commission and the United States Attorney for the Middle District of Pennsylvania into our affairs. In addition, the complaint in a securities class action lawsuit, which had been filed in March 1999, was amended to include allegations based upon the accounting irregularities we disclosed. In December 1999, new senior management was hired. In response to the situation we faced, we completed the following:

   o Restated our financial statements for fiscal years 1998 and 1999, engaged new auditors to audit our financial statements for fiscal years 1998, 1999 and 2000, and resumed normal financial reporting;

   o Refinanced our near term indebtedness to defer virtually all principal amortization to no earlier than August 2002;

   o Improved our front end same store sales growth from a minus 2.2% in fiscal 2000 to a positive 6.5% in fiscal 2001 by improving store conditions and launching a competitive marketing program;

   o Reduced our indebtedness by $1.4 billion from $6.6 billion on February 26, 2000 to $5.2 billion on April 28, 2001 with the proceeds from the sale of PCS and as a result of debt for equity exchanges;

   o Curtailed our expansion plans resulting in an approximately $441 million reduction in capital expenditures from fiscal 2000 to fiscal 2001;

   o Pending court approval, settled the securities class action and related lawsuits for $45 million to be funded with insurance proceeds and $155 million of common stock, cash and/or notes to be issued and paid in January 2002;

   o Began development and implementation of a comprehensive plan to address accounting systems and controls; and

   o Entered into a bank commitment letter to refinance a significant portion of our indebtedness, see "Prospectus Summary-Rite Aid Corporation-Recent Events."

   Our long-term operating strategy is to focus on improving the productivity of our existing store base. We believe that improving the sales of our existing stores is important to improving our future profitability and cash flow. We also believe that the substantial investment made in our store base over the last five years has given us one of the most modern store bases in the industry. However, our store base has not yet achieved the level of sales productivity that our major competitors achieve. We intend to improve the performance of our existing stores by continuing to (i) capitalize on the substantial investment in our stores and distribution facilities; (ii) enhance our customer and employee relationships; and (iii) improve the product offerings in our stores. Moreover, it is estimated that pharmacy sales in the United States will increase more than 75% over the next five years. This anticipated growth is expected to be fueled by the "baby boom" generation entering their 50's, the increasing life expectancy of the American population and the introduction of several new successful drugs and inflation. We believe that this growth will help increase the sales productivity of our existing store base.

   Since the beginning of fiscal 1997, we have opened 466 new stores, relocated 945 stores, generally to larger or free-standing sites, remodeled 406 stores and closed 1,139 stores. We also acquired 1,554 stores during the same period. All of our stores are integrated into a common information system. At March 3, 2001, 49.8% of our stores had been constructed, relocated or remodeled since the beginning of fiscal 1997. Our new and relocated stores are generally larger and need to develop a critical mass of customers to achieve profitability, which generally takes two to four years. Therefore, attracting more customers is a key component of our long term operating strategy. We have also improved our distribution network to support these new stores by, among other things, opening two high capacity distribution centers.

   We have initiated various programs that are designed to improve our image with customers. These include our weekly distribution of a nationwide advertising circular to announce vendor promotions, weekly sales items and, in our expanded test market, our customer reward program, "Rite Rewards." We have also initiated programs that are specifically directed to our pharmacy business. These include reduced cash prices and an increased focus on attracting and retaining managed care customers. Through the use of technology and attention to customers' needs and preferences, we are increasing our efforts to identify inventory and product categories that will enable us to offer more personalized products and services to our customers. We continue to develop and implement employee training programs to improve customer service and educate our employees about the products we offer. We are also developing employee programs that create compensatory and other incentives for employees to provide customers with quality service, to promote our private label brands and to improve our corporate culture.

   We continue to add popular and profitable product departments, such as our General Nutrition Companies, Inc. ("GNC") stores-within-Rite Aid-stores and one-hour photo development departments. We continue to develop ideas for new product departments and have begun to implement plans to expand the categories of our front-end products. During fiscal 2001, we undertook several initiatives to increase sales of our Rite Aid brand products and generic prescription drugs. As private label and generic prescription drugs generate higher margins than branded label, we expect that increases in the sales of these products would enhance our profitability. We believe that the addition of new departments and increases in offerings of products and services are integral components of our strategy to distinguish us from other national drugstore chains.

Retail Drug Segment

   Our stores sell prescription drugs and a wide assortment of general merchandise that we call "front-end products," including over-the-counter medications, health and beauty aids and personal care items, cosmetics, greeting cards, household items, convenience foods, photo processing services and seasonal merchandise. We distinguish our stores from other national chain drugstores, in part, through our private label brands, our "stores-within-Rite Aid-stores" program with GNC and by our Internet presence through our website, www.riteaid.com, and the drugstore.com website. Our stores range in size from approximately 5,000 to 40,000 square feet. The larger stores are concentrated in the western United States. Substantially all of the stores we have opened since 1995 are based on our prototype 12,500 square foot freestanding building and such stores typically include a drive-thru pharmacy.

   Products and Services. During fiscal 2001, sales of prescription drugs represented approximately 59.5% of our total sales. In fiscal years 2001, 2000 and 1999, prescription drug sales were $8.6 billion, $7.8 billion and $6.7 billion, respectively, of our revenues. We sell approximately 24,600 different types of non-prescription, or front-end, products. No single front-end product category contributed significantly to our sales during fiscal 2001 although certain front-end product classes contributed notably to our sales. Our principal classes of products are the following:
                                                               Fiscal Year 2001
                                                                Percentage of
   Product Class                                                Sales/Revenues
   -------------                                               ----------------

   Prescription drugs .........................................      59.5%
   Over-the counter and personal care .........................      10.9
   Health and beauty aids .....................................       5.8
   General merchandise and other ..............................      23.8


   We offer over 1,500 products under the Rite Aid private label brand, which contributed approximately 10.0% of our front-end sales in fiscal 2001. During fiscal 2001, we added 159 products under our private label. We intend to increase the number and the sales of our private label brand products.

   We have a strategic alliance with GNC under which we plan to open, own and operate a minimum of 1,000 GNC "stores-within-Rite Aid-stores" across the country by July 2003. GNC is a leading nationwide retailer of vitamin and mineral supplements and personal care, fitness and other health-related products. As of March 3, 2001, we operated 605 GNC stores-within-Rite Aid-stores. We plan to open 220 GNC stores-within-our-stores during fiscal 2002.

   Our strategy is to locate our stores at convenient locations in fast-growing metropolitan areas. As of March 3, 2001, we have a first or second place market position in 34 of the 65 major U.S. metropolitan markets in which we operate. We have significantly reduced our store development program in order to focus our efforts and resources on improving the operations of our existing store base. Consistent with our operating strategy, during fiscal 2001, we opened 9 new stores, relocated 63 stores, remodeled 98 stores and closed 163 stores. Our current plan for fiscal 2002 is to open approximately 6 new stores, relocate 25 stores and remodel 76 stores. Our fiscal 2002 planned store openings and relocations are not concentrated in any specific geographic region.

   The table below identifies the number of stores by state as of March 3, 2001:


   State
   -----                                                            Store Count
                                                                    -----------

   Alabama ..........................................................     129
   Arizona ..........................................................       3
   California .......................................................     598
   Colorado .........................................................      31
   Connecticut ......................................................      45
   Delaware .........................................................      26
   District of Columbia .............................................       8
   Georgia ..........................................................      52
   Idaho ............................................................      22
   Indiana ..........................................................       8
   Kentucky .........................................................     124
   Louisiana ........................................................      96
   Maine ............................................................      82
   Maryland .........................................................     154
   Michigan .........................................................     345
   Mississippi ......................................................      32
   Nevada ...........................................................      37
   New Hampshire ....................................................      40
   New Jersey .......................................................     177
   New York .........................................................     406
   Ohio .............................................................     281
   Oregon ...........................................................      72
   Pennsylvania .....................................................     369
   Tennessee ........................................................      51
   Texas ............................................................       5
   Utah .............................................................      30
   Vermont ..........................................................      13
   Virginia .........................................................     162
   Washington .......................................................     139
   West Virginia ....................................................     110
   Wyoming ..........................................................       1
                                                                        -----
    Total ...........................................................   3,648
                                                                        =====

   Technology. All of our stores are integrated into a common information system, which enables us to fill prescriptions with increased accuracy and efficiency and that can be expanded to accommodate new stores. Additionally, each of our stores employs point-of-sale technology that facilitates inventory replenishment, sales analysis and recognition of customer trends. As of March 3, 2001, we had installed ScriptPro automated pharmacy dispensing units which are linked to our pharmacists' computers and fill and label prescription drug orders, in 871 stores. In fiscal 2001, we developed and implemented several new technologies and applications, including productivity improvements related to our piece picking and inventory movement management. We also made modifications to our proprietary pharmacy information system in order to improve its user interface and information output. We also simplified our cash register or point of sale processes. Our customers may also order prescription refills over the Internet through drugstore.com or over the phone through our telephonic rapid automated refill systems.

   Suppliers. During fiscal 2001, we purchased approximately 93% of the dollar volume of our prescription drugs from a single supplier, McKesson HBOC, Inc. under a contract which runs until April 2004. Under the contract, McKesson HBOC has agreed to sell to us all of our requirements of branded pharmaceutical products. With limited exceptions, we are required to purchase all of our branded pharmaceutical products from McKesson HBOC. We purchase generic (non-brand name) pharmaceuticals from a variety of sources on an exclusive basis and generic pharmaceutical products on a non-exclusive basis.

If our relationship with McKesson HBOC was disrupted, we could have difficulty filling prescriptions, which would negatively affect our business. We purchase our non-pharmaceutical merchandise from numerous manufacturers and wholesalers. We believe that competitive sources are readily available for substantially all of the non-pharmaceutical merchandise we carry and that the loss of any one supplier would not have a material effect on our business. During fiscal 2001, we made significant efforts to resolve prior issues and disputes and to improve our relationships with our suppliers and vendors and we believe these efforts have been successful.

   We sell private label and co-branded products that generally are supplied by numerous competitive sources. The Rite Aid and GNC co-branded PharmAssure1 vitamin and mineral supplement products and the GNC branded vitamin and mineral supplement products that we sell in our stores are developed by GNC, and along with our Rite Aid brand vitamin and mineral supplements, are manufactured by GNC.

   Customers. During fiscal 2001, our stores served an average of 1.9 million customers per day as compared to an average of 1.8 million customers per day in fiscal 2000. The loss of any one customer would not have a material adverse impact on our results of operations. No single customer accounted for more than 10% of our total sales.

   Research and Development. We do not make significant expenditures for research and development.

   Licenses, Trademarks and Patents. The Rite Aid name is our most significant trademark and the most important factor in marketing our stores and private label products. We hold licenses to sell beer, wine and liquor, cigarettes and lottery tickets. Additionally, we hold licenses granted to us by the Nevada Gaming Commission. We also hold licenses to operate our pharmacies and our distribution facilities. Together, these licenses are material to our operations.

Competition

   The retail drugstore industry is highly competitive. In the sale of prescription drugs, we compete with, among others, retail drugstore chains, independently owned drugstores, mass merchandisers, supermarkets, discount stores and mail order pharmacies. We compete on the basis of store location and convenient access, customer service, product selection and price.

Employees

   As of March 3, 2001, we had 75,500 employees. Approximately 12% of these employees are pharmacists. There is a national shortage of pharmacists. Our management is implementing various employee incentive plans in order to attract and retain qualified pharmacists. We believe that our relationships with our employees are good.

Regulation

   Our pharmacies and pharmacists must be licensed by the appropriate state boards of pharmacy. Our pharmacies and distribution centers are also registered with the Federal Drug Enforcement Administration. Applicable licensing and registration requirements require our compliance with various state statutes, rules and/or regulations. If we were to violate any applicable statute, rule or regulation, our licenses and registrations could be suspended or revoked.

   In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. The legislative initiatives include prescription drug benefit proposals for Medicare participants. Although we believe we are well positioned to respond to these developments, we cannot predict the outcome or effect of legislation resulting from these reform efforts. Also, in recent years, both federal and state authorities have proposed and have passed new legislation that imposes on healthcare providers, including pharmacies, significant additional obligations concerning the protection of confidential patient medical records and information.

PBM Segment

   On October 2, 2000, we consummated the sale of PCS to Advance Paradigm (now known as AdvancePCS) for $710.5 million in cash, equity securities of AdvancePCS and AdvancePCS's $200.0 million 11% promissory notes. In March 2001, we sold the AdvancePCS equity securities in an underwritten public offering for a total of $284.1 million (net of selling commissions) and AdvancePCS paid the promissory note in full plus accrued and unpaid interest. We applied $1,093.5 million of the proceeds from the sale of PCS to reduce our debt. We recorded a loss on disposal of $168.8 million in fiscal 2001 as a result of the sale.

Properties

   We own our corporate headquarters, which are located in a 205,000 square foot building at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. We lease a 99,000 square foot building near Harrisburg, Pennsylvania for use by additional administrative personnel. We lease 3,358 of our drugstore facilities under non-cancelable leases, many of which have original terms of 10 to 22 years. In addition to minimum rental payments, which are set at competitive market rates, certain leases require additional payments based on sales volume, as well as reimbursement for taxes, maintenance and insurance. Most of our leases contain renewal options, some of which involve rent increases.

   As of March 3, 2001, we operated 3,648 retail drugstores. The overall average size of each store in our chain is 12,663 square feet. The stores on the east coast average 9,502 square feet per store. The west coast stores average 20,802 square feet per store. The central stores average 10,323 square feet per store.

   We operate the following distribution centers and overflow storage locations, which we own or lease as indicated:

                                                                     Approximate
                                                         Owned or      Square
                                                          Leased       Footage
 Location                                                 -------     ---------
 --------
 Rome, New York .......................................     Owned       291,000
 Rome, New York (1) ...................................    Leased        71,400
 Utica, New York (1) ..................................    Leased       115,000
 Poca, West Virginia ..................................     Owned       264,000
 Dunbar, West Virginia (1) ............................    Leased        61,000
 South Nitro, West Virginia (1) .......................    Leased        50,000
 Perryman, Maryland ...................................    Leased       885,000
 Tuscaloosa, Alabama ..................................     Owned       238,000
 Tuscaloosa, Alabama (1) ..............................    Leased        27,000
 Cottondale, Alabama (1) ..............................    Leased       125,000
 Pontiac, Michigan ....................................     Owned       362,000
 Woodland, California .................................     Owned       521,300
 Woodland, California (1) .............................    Leased       200,000
 Wilsonville, Oregon ..................................    Leased       518,000
 Lancaster, California ................................    Leased       917,000

---------------
(1) Overflow storage locations.

   The original terms of the leases for our distribution centers range from five to 22 years. In addition to minimum rental payments, certain distribution centers require tax reimbursement, maintenance and insurance. Most leases contain renewal options, some of which involve rent increases.

   We also own a 52,200 square foot ice cream manufacturing facility located in El Monte, California.

   On a regular basis and as part of our normal business, we evaluate store performance and may reduce its size, close or relocate a store if the store is redundant, under performing or otherwise deemed unsuitable. When we reduce in size, close or relocate a store, we often continue to have leasing obligations or own the property, but we attempt to sublease the space. As of March 3, 2001, we subleased 5,558,000 square feet of space and an additional 4,019,000 square feet of space in closed or relocated stores was not subleased.

Legal Proceedings

 Federal Investigations

   There are currently pending federal governmental investigations, both civil and criminal, by the SEC and the United States Attorney, involving our financial reporting and other matters. We are cooperating fully with the SEC and the United States Attorney. We have begun settlement discussions with the United States Attorney for the Middle District of Pennsylvania. The United States Attorney has proposed that the government would not institute any criminal proceeding against the company if we enter into a consent judgment providing for civil penalty payable over a period of years. The amount of the civil penalty has not been agreed to and there can be no assurance that a settlement will be reached or that the amount of such penalty will not have a material adverse effect on our financial condition and result of operations.

   The U.S. Department of Labor commenced an investigation of matters relating to our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our common stock. Purchases of our common stock under the plan were suspended in October 1999. In January 2001, we appointed an independent trustee to represent the interests of these plans in relation to us and to investigate possible claims the plans may have against us. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against us. The investigations, with which we are cooperating fully, are ongoing and we cannot predict their outcomes. In addition, a purported class action lawsuit on behalf of the plans and their participants has been filed by a participant in the plans in the United States District Court for the Eastern District of Pennsylvania.

   These investigations and settlement discussions are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain contracts and licenses that are material to our operations may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages or other monetary remedies assessed against us, including a settlement, could also have a material adverse effect on our results of operations, financial condition and cash flows.

 Stockholder Litigation

   We, certain of our directors, our former chief executive officer Martin Grass, our former president Timothy Noonan, our former chief financial officer Frank Bergonzi, and our former auditor KPMG LLP, have been sued in a number of actions, most of which purport to be class actions, brought on behalf of stockholders who purchased our securities on the open market between May 2, 1997 and November 10, 1999. All of these cases have been consolidated in the U.S. District Court for the Eastern District of Pennsylvania. On November 9, 2000, we announced that we had reached an agreement to settle the consolidated securities class action lawsuits pending against us in the U.S. District Court for the Eastern District of Pennsylvania and the derivative lawsuits pending there and in the Delaware Court of Chancery. Under the agreement, which has been submitted to the U.S. District Court for the Eastern District of Pennsylvania for approval, we will pay $45 million in cash, which will be fully funded by our officers' and directors' liability insurance, and issue shares of common stock in 2002. The shares will be valued over a 10 day trading period in January 2002. If the value determined is at least $7.75 per share, we will issue 20 million shares. If the value determined is less than $7.75 per share, we have the option to deliver any combination of common stock, cash and short-term notes, with a total value of $155 million. As additional consideration for the settlement, we have assigned to the plaintiffs all of our claims against the above named executives and KPMG LLP. Several members of the class have elected to "opt-out" of the class and, as a result, if the settlement is approved by the court, they will be free to individually pursue their claims. Management believes that their claims, individually and in the aggregate, are not material.

 Drug Pricing and Reimbursement Matters

   On October 5, 2000, we settled, for an immaterial amount, and without admitting any violation of the law, the lawsuit filed by the Florida Attorney General alleging that our non-uniform pricing policy for cash prescription purchases was unlawful under Florida law.

   The filing of the complaint by the Florida Attorney General, and our press release issued in conjunction therewith, precipitated the filing of a purported federal class action in California and several purported state class actions, all of which (other than those pending in New York that were filed on October 5, 1999 and those pending in California that were filed on January 3, 2000) have been dismissed. A motion to dismiss the action in New York is currently pending. On May 30, 2001, a complaint filed in New Jersey in which the plaintiff made similar allegation and which the trial court dismissed for failing to state a claim upon which relief could be based was reinstated by the appellate court. We believe that the remaining lawsuits are without merit under applicable state consumer protection laws. As a result, we intend to continue to vigorously defend against them and we do not anticipate that if fully adjudicated, they will result in an award of damages. However, such outcomes cannot be assured and a ruling against us could have a material adverse effect on the financial position and results of operations of the company as well as necessitate substantial additional expenditures to cover legal costs as we pursue all available defenses.

   We are being investigated by multiple state attorneys general for our reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. We are supplying similar information with respect to these matters to the Department of Justice. We believe that these investigations are similar to investigations which were, and are being, undertaken with respect to the practices of others in the retail drug industry. We also believe that our existing policies and procedures fully comply with the requirements of applicable law and intend to fully cooperate with these investigations. We cannot, however, predict their outcomes at this time.

   An individual acting on behalf of the United States of America, has filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania under the Federal False Claims Act alleging that we defrauded federal health care plans by failing to appropriately issue refunds for partially filled prescriptions and prescriptions which were not picked up by customers. The Department of Justice has not decided whether to join this lawsuit, as is its right under the law, and its investigation is continuing. We have filed a motion to dismiss the complaint for failure to state a claim.

   If any of these cases result in a substantial monetary judgment against us or is settled on unfavorable terms, our results of operations, financial position and cash flows could be materially adversely affected.

 Store Management Overtime Litigation

   We are a defendant in a class action pending in the California Superior Court in San Diego with three subclasses, comprised of our California store managers, assistant managers and managers-in-training. The plaintiffs seek back pay for overtime not paid to them and injunctive relief to require us to treat our store management as non-exempt. They allege that we decided to minimize labor costs by causing managers, assistant managers and managers-in-training to perform the duties and functions of associates for in excess of forty hours per week without paying them overtime. We believe that in-store management were and are properly classified as exempt from the overtime provisions of California law. On May 21, 2001, we entered into a Memorandum of Agreement with the plaintiffs under which, subject to approval of the court, we will settle this lawsuit for a maximum of $25.0 million, a charge for which was taken in fiscal 2000. The settlement amount is payable in four equal installments of 25%, the first of which is payable upon final court approval of the settlement and the balance is payable six, 12 and 18 months thereafter.

 Other

   We are subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of our management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on our financial condition, results of operations or cash flows if decided adversely.

                                   MANAGEMENT


   The following table sets forth certain information regarding our directors, executive officers and key employees.

   Name                                                       Age       Position
    ----                                                      ---       --------
   Robert G. Miller....................................        57       Chairman and Chief Executive Officer
   Mary F. Sammons.....................................        54       Director, President and Chief Operating Officer
   David R. Jessick....................................        47       Senior Executive Vice President and Chief Administrative
                                                                        Officer
   Elliot S. Gerson....................................        59       Senior Executive Vice President and General Counsel
   John T. Standley....................................        38       Senior Executive Vice President and Chief Financial
                                                                        Officer
   James P. Mastrian...................................        58       Senior Executive Vice President -- Marketing and Logistics
   Christopher Hall....................................        36       Executive Vice President Finance and Accounting
   Eric Sorkin.........................................        52       Executive Vice President Pharmacy Services
   Kevin Twomey........................................        50       Senior Vice President and Chief Accounting Officer
   Robert B. Sari......................................        45       Senior Vice President, Deputy General Counsel and
                                                                        Secretary
   William J. Bratton..................................        53       Director
   Alfred M. Gleason...................................        71       Director
   Leonard I. Green....................................        67       Director
   Nancy A. Lieberman..................................        44       Director
   Stuart M. Sloan.....................................        57       Director
   Jonathan D. Sokoloff................................        43       Director
   Leonard N. Stern....................................        63       Director
   Gerald Tsai, Jr.....................................        72       Director

   Robert G. Miller. Mr. Miller has been our Chairman and Chief Executive Officer since December 5, 1999. Previously, Mr. Miller served as Vice Chairman and Chief Operating Officer of The Kroger Company, a retail food company. Mr. Miller joined Kroger in May 1999, when The Kroger Company acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the acquisition, he served as Chief Executive Officer of Fred Meyer, Inc. Mr. Miller also serves as a director of Harrah Entertainment, Inc., PathMark Stores, Inc., ScottishPower and AdvancePCS.

   Mary F. Sammons. Ms. Sammons has been our President and Chief Operating Officer and a member of our Board of Directors since December 5, 1999. From April 1999 to December 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of The Kroger Company. From January 1998 to April 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. From 1985 through 1997, Ms. Sammons held several senior level positions with Fred Meyer Inc., the last being that of Executive Vice President. Ms. Sammons is also a director of drugstore.com and of the National Association of Chain Drug Stores.

   David R. Jessick. Mr. Jessick has been our Senior Executive Vice President and our Chief Administrative Officer since December 5, 1999. From 1997 to July 1999, Mr. Jessick served as Executive Vice President of Finance and Investor Relations of Fred Meyer, Inc. From 1979 to 1997, Mr. Jessick held several senior management positions at Thrifty PayLess Holdings, Inc., a west coast-based drugstore chain that had annual sales of $5.0 billion before being acquired by Rite Aid in 1996. Mr. Jessick was Executive Vice President and Chief Financial Officer of Thrifty PayLess Holdings, Inc. before Thrifty PayLess was acquired by Rite Aid. Mr. Jessick serves as a Director of AdvancePCS.

   Elliot S. Gerson. Mr. Gerson is a Senior Executive Vice President and our General Counsel. He has held those positions since October 1999 and July 1997, respectively. Mr. Gerson also served as our Secretary from July 1997 to May 2000. Mr. Gerson joined Rite Aid in November 1995 as Senior Vice President and Assistant Chief Legal Counsel. Prior to joining Rite Aid, Mr. Gerson was a partner in the law firm of Bolger, Picker, Hankin & Tannenbaum from May 1993 to November 1995.

   John T. Standley. Mr. Standley was appointed as a Senior Executive Vice President and our Chief Financial Officer in September 2000. He had been an Executive Vice President and our Chief Financial Officer since December 5, 1999. Previously, he was Executive Vice President and Chief Financial Officer of Fleming Companies, Inc., a food marketing and distribution company from May 1999 to December 1999. Between July 1998 and May 1999, Mr. Standley was Senior Vice President and Chief Financial Officer of Fred Meyer, Inc. Mr. Standley served as Chief Financial Officer of Ralphs Grocery Company between January 1997 and July 1998 and of Food 4 Less between January 1997 to July 1998. Mr. Standley also served in an executive position at Smith's Food & Drug from May 1996 to February of 1997 and as Chief Financial Officer of Smitty's Supervalue, Inc. from December 1994 to May 1996.

   James P. Mastrian. Mr. Mastrian was appointed as our Senior Executive Vice President, Marketing and Logistics in October 2000. He had been our Executive Vice President, Marketing since November 15, 1999. Mr. Mastrian was also our Executive Vice President, Category Management from July 1998 to November 1999. Mr. Mastrian was Senior Executive Vice President, Merchandising and Marketing of OfficeMax from June 1997 to July 1998 and Executive Vice President, Marketing of Revco D.S., Inc. from September 1990 to June 1997.

   Christopher Hall. Mr. Hall has been our Executive Vice President Finance and Accounting since January 10, 2001. Prior to that, he served as our Senior Vice President and Chief Accounting Officer from January 25, 2000. From April 1999 to January 2000, Mr. Hall was Executive Vice President and Chief Financial Officer at Golden State Foods. Between July 1998 and March 1999, Mr. Hall served as Senior Vice President of Finance at Ralphs Grocery Company. Mr. Hall joined Ralphs Grocery as Vice President of Accounting in June 1995.

   Eric Sorkin. Mr. Sorkin has been our Executive Vice President, Pharmacy Services since February 2001. From February 2000 to February 2001 he served as our Senior Vice President, Pharmacy, and from May 1997 to February 2000 he served as our Vice President, Pharmacy Purchasing. Prior to rejoining Rite Aid in 1997, Mr. Sorkin served in senior positions at Express Scripts, PathMark, Thrifty Drugs and Pharmacy Direct Network, and as President of Sorkin Consulting. In his first 19 years with Rite Aid, he held executive positions in operations, personnel, third party, information systems and pharmacy services. Mr. Sorkin has served on pharmacy benefit management, H.M.O. and pharmaceutical manufacturer advisory panels, and on national and state healthcare and government affairs committees.

   Kevin Twomey. Mr. Twomey has been our Senior Vice President and Chief Accounting Officer since December 2000. From September 1989 to November 2000, Mr. Twomey held several accounting and finance management positions at Fleming Companies, Inc., a food wholesaler and grocery store chain. He was Senior Vice President and Chief Accounting Officer at Fleming when he left. Prior to joining Fleming, he was an audit partner at Deloitte & Touche.

   Robert B. Sari. Mr. Sari has been our Senior Vice President, Deputy General Counsel and Secretary since October 2000. From May 2000 to October 2000, he served as our Deputy General Counsel and Secretary. Mr. Sari also served as Vice President, Law from May 2000 to October 2000 and as Associate General Counsel from May 1997 to May 2000. Prior to May 1997, Mr. Sari was Vice President, Legal Affairs for Thrifty PayLess, Inc.

   William J. Bratton. Mr. Bratton has served as a director since 1997. Prior to August 2000, when Mr. Bratton became President of Bratton Group LLC, which provides criminal justice consulting services, he was a self-employed criminal justice consultant. From January 1998 to March 2000, Mr. Bratton was President and Chief Operating Officer of Carco Group, Inc., a provider of employment background screening services. From April 1996 through 1997, he was Vice Chairman of First Security Services Corporation and President of its subsidiary, First Security Consulting, Inc. Mr. Bratton was Police Commissioner of the City of New York from 1994 through April 1996. Mr. Bratton serves as a director of Firearms Training, Inc.

   Alfred M. Gleason. Mr. Gleason has served as a director since January 2000. Mr. Gleason is currently a self-employed consultant. Mr. Gleason served as the President of the Port of Portland Commission in Portland, Oregon, from October 1995 until June 1999. From 1985 until 1995, Mr. Gleason held several positions with PacifiCorp, including Chief Executive Officer, President and Director. PacifiCorp is the parent company of Pacific Power & Light, Utah Power & Light and Pacific Telecom, Inc. Mr. Gleason serves as a Director of Comdial, Inc. and Tektronix, Inc. and served as a Director of Fred Meyer, Inc. until June 1999.

   Leonard I. Green. Mr. Green has served as a director since 1999. Mr. Green has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P., since its formation in 1994. Mr. Green has also been, individually or through a corporation, a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P., since its inception in 1989. Mr. Green is also a director of Communications & Power Industries, Inc., Liberty Group Publishing, Inc. and Dollar Financial Group, Inc. Mr. Green was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

   Nancy A. Lieberman. Ms. Lieberman has served as a director since 1996. Ms. Lieberman has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1987. Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Rite Aid.

   Stuart M. Sloan. Mr. Sloan has served as a director since June 2000. Mr. Sloan has been a principal of Sloan Capital Companies, a private investment company since 1984. Mr. Sloan was also the Chairman of the Board from 1986 to 1998 and the Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain. He currently serves on the board of directors of Anixter International Corporation.

   Jonathan D. Sokoloff. Mr. Sokoloff has served as a director since 1999. Mr. Sokoloff has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P. since its formation in 1994. Since 1990, Mr. Sokoloff has also been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff is also a director of Twinlab Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and Gart Sports Company. Mr. Sokoloff was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

   Leonard N. Stern. Mr. Stern has served as a director since 1986. Mr. Stern is Chairman of the Board and Chief Executive Officer of The Hartz Group, Inc. and affiliated companies, a position he has held since 1970. These companies are engaged in the businesses of the manufacture and sale of pet supplies, ownership and operation of hotels, real estate development and investing. Rite Aid purchases pet supplies from The Hartz Mountain Corporation, Inc., which was owned by the Hartz Group, Inc. until December 31, 2000. Mr. Stern is also a director of Homes for the Homeless, a nonprofit organization.

   Gerald Tsai, Jr. Mr. Tsai has served as a director since 1987. Mr. Tsai is a private investor. He is currently the chairman of Satmark Media Group, an ATM advertising company. From February 1993 to October 1997, Mr. Tsai was Chairman and Chief Executive Officer of Delta Life Corporation. Mr. Tsai is also a director of Saks Incorporated, Triarc Companies, Sequa Corporation, Zenith National Insurance Corp., IP*Network and United Rentals, Inc. Mr. Tsai, whose term expires on June 27, 2001, will not stand for re-election.

                         EXECUTIVE OFFICER COMPENSATION


   The following table provides a summary of compensation paid during the last three fiscal years to our current chief executive officer and the four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2001.

                           Summary Compensation Table


                                                 Annual Compensation                    Long-Term Compensation
                                       ---------------------------------------    ----------------------------------
                                                                                               Securities
                                                                                               Underlying
                                                                                 Restricted      Option                 All Other
Name and Principal                                                Other Annual      Stock        Grants/      LTIP    Compensation
  Position              Fiscal Year    Salary (1)      Bonus      Compensation   Awards (2)       SARs       Payouts       (3)
  ---------             -----------    ----------   ----------    ------------   ----------    ----------    -------  ------------
Robert G. Miller ....       2001       $1,398,654   $1,268,991      $111,100(4)  $6,248,438(5)  8,700,000(14)  $--      $     --
 Chairman & Chief
 Executive Officer          2000          328,462           --            --      4,950,000(6)  3,000,000(15)   --       600,000(21)

Mary F. Sammons .....       2001        1,013,654      768,930            --      5,092,186(7)  6,550,000(16)   --         1,447
 Director, President
 & Chief Operating
 Officer                    2000          203,076           --            --      1,650,000(8)  2,000,000(15)   --       200,000(22)

David R. Jessick ....       2001          731,538      575,192            --      2,734,946(9)  4,025,000(17)   --           609
 Senior Executive
 Vice President &           2000          158,461           --            --        825,000(10) 1,000,000(15)   --       150,000(23)
 Chief Administrative
 Office

Elliot S. Gerson ....       2001          511,982      341,106            --        128,125(11)   491,278(18)   --         2,245
 Senior Executive
 Vice President &           2000          408,393      100,000            --             --       535,000(19)   --            --
 General Counsel
                            1999          375,000           --            --             --        75,000       --            --

John T. Standley ....       2001          675,769      528,317            --      2,734,946(12) 4,025,000(20)   --        85,708
 Senior Executive
 Vice President and         2000          135,385           --            --        825,000(13) 1,000,000(15)   --       150,000(24)
 Chief Financial
 Officer



---------------
(1) Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley commenced employment with us on December 5, 1999. Salary amounts for Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley include amounts contributed by us to each such executive officer's account under the Special Deferred Compensation Plan.
(2) Each named executive officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares.
(3) "All Other Compensation" includes the following for 2001: For Ms. Sammons, $1,447 in supplemental life insurance premiums paid by us. For Mr. Jessick, $609 in supplemental life insurance premiums paid by us. For Mr. Gerson, $2,245 in supplemental life insurance premiums paid by us. For Mr. Standley, $85,617 in moving expenses and $91 in supplemental life insurance premiums paid by us.
(4) Includes $100,424 Mr. Miller received as gross up to cover taxes on restricted stock granted to him in December 1999 when he commenced employment.
(5) On June 15, 2000, Mr. Miller was awarded 600,000 shares of restricted common stock; restrictions on 240,000 shares lapse on June 15, 2001, and restrictions on 120,000 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Miller was awarded 75,000 shares of restricted common stock; restrictions on 9,375 shares lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002, and restrictions on 9,375 shares lapse on each of August 31, 2002 and November 30, 2002. On January 10, 2001, Mr. Miller was awarded 409,091 shares of restricted common stock; restrictions on 163,637 shares will lapse on June 15, 2001, and restrictions on 81,818 shares will lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. At the end of fiscal year 2001, Mr. Miller held 1,441,383 restricted shares with an aggregate market value of $8,778,022.

(Footnotes continued from previous page)

(6) On December 5, 1999, pursuant to his employment agreement with us, Mr. Miller was awarded 600,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 7, 2000, unless accelerated upon a change of control of us.
(7) On June 15, 2000, Ms. Sammons was awarded 600,000 shares of restricted common stock; restrictions on 240,000 shares lapse on June 15, 2001, and restrictions on 120,000 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Ms. Sammons was awarded 75,000 shares of restricted common stock; restrictions on 9,375 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 9,375 shares lapse on each of August 31, 2002 and November 30, 2002. On January 10, 2001, Ms. Sammons was awarded 72,727 shares of restricted common stock; restrictions on 29,091 shares lapse on June 15, 2001, restrictions on 14,546 shares lapse on December 15, 2001 and restrictions on 14,545 shares lapse on each of June 15, 2002 and December 15, 2002. At the end of fiscal year 2001, Ms. Sammons held 860,574 restricted shares with an aggregate market value of $5,240,896.
(8) On December 5, 1999, pursuant to her employment agreement with us, Ms. Sammons was awarded 200,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 7, 2000, unless accelerated upon a change of control of us.
(9) On June 15, 2000, Mr. Jessick was awarded 336,364 shares of restricted common stock; restrictions on 134,546 shares lapse on June 15, 2001, and restrictions on 67,273 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Jessick was awarded 50,000 shares of restricted common stock; restrictions on 6,250 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Jessick held 441,225 restricted shares with an aggregate market value of $2,687,060.
(10) On December 5, 1999, pursuant to his employment agreement with us, Mr. Jessick was awarded 100,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments January 7, 2000, unless accelerated upon a change of control of us.
(11) On November 29, 2000, Mr. Gerson was awarded 50,000 shares of restricted common stock; restrictions on 6,250 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Gerson held 43,750 restricted shares with an aggregate market value of $266,437.
(12) On June 15, 2000, Mr. Standley was awarded 336,364 shares of restricted common stock; restrictions on 134,546 shares lapse on June 15, 2001, and restrictions on 67,273 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Standley was awarded 50,000 shares of restricted common stock; restrictions on 6,250 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Standley held 441,225 restricted shares with an aggregate market value of $2,687,060.
(13) On December 5, 1999, pursuant to his employment agreement with us, Mr. Standley was awarded 100,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 7, 2000, unless accelerated upon a change of control of us.
(14) 4,200,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and 10-Year Option/SAR Repricing tables on pages 52 and 54, respectively.
(15)    These options were cancelled on November 20, 2000.
(16) 3,050,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and 10-Year Option/SAR Repricing tables on pages 52 and 54, respectively.
(17) 1,575,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and 10-Year Option/SAR Repricing tables on pages 52 and 54, respectively.

(18) 241,278 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and 10-Year Option/SAR Repricing tables on pages 52 and 54, respectively.
(19)    241,278 of these options were cancelled on November 20, 2000.
(20) 1,575,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and 10-Year Option/SAR Repricing tables on pages 52 and 54, respectively.
(21) Represents a guaranteed bonus in the amount of $600,000 paid in April 2000 in respect of calendar year 1999 to compensate Mr. Miller for lost bonus opportunities with his prior employer.
(22) Represents a guaranteed bonus in the amount of $200,000 paid in April 2000 in respect of calendar year 1999 to compensate Ms. Sammons for lost bonus opportunities with her prior employer.
(23) Represents a guaranteed bonus in the amount of $150,000 paid in April 2000 in respect of calendar year 1999.
(24) Represents a guaranteed bonus in the amount of $150,000 paid in April 2000 in respect of calendar year 1999.


Option Grants in the 2001 Fiscal Year

   The following table sets forth certain information regarding options granted during fiscal year 2001 to the named executive officers, including options that were granted and cancelled during the fiscal year in connection with the repricing of such options on November 20, 2000. See "Ten-Year Option/SAR Repricings" table below.


                                                           Number of     % of Total
                                                           Securities      Options
                                                           Underlying    Granted to                                     Total
                                                            Options     Employees in     Exercise    Expiration       Grant Date
                                                            Options     Employees in     Exercise    Expiration       Grant Date
Name                                                        Granted      Fiscal Year    Price (1)       Date      Present Value (2)
----                                                     ----------   ------------    ---------    ----------   -----------------
Robert G. Miller.......................................    1,200,000(3)      2.5%         $6.50        6/29/10        $3,568,948
                                                           1,200,000         2.5%         $2.75        6/29/10           775,672
                                                           3,000,000(4)      6.3%         $2.75       12/05/09         1,406,500
                                                           4,500,000         9.4%         $4.05        2/13/11         8,825,100
Mary F. Sammons........................................    2,000,000(4)      4.2%         $2.75       12/05/09           937,666
                                                           1,050,000(3)      2.2%         $6.50        6/29/10         3,122,831
                                                           1,050,000         2.2%         $2.75        6/29/10           678,712
                                                           3,500,000         7.3%         $4.05        2/13/11         6,863,966
David R. Jessick.......................................      525,000(3)      1.1%         $6.50        6/29/10         1,561,416
                                                             525,000         1.1%         $2.75        6/29/10           339,356
                                                           1,000,000(4)      2.1%         $2.75       12/05/09           468,833
                                                           2,500,000         5.2%         $4.05        2/13/11         4,902,833
Elliot S. Gerson.......................................       26,278(3)      0.1%         $8.00        1/17/10           111,899
                                                              26,278         0.1%         $2.75        1/17/10            14,420
                                                             215,000(3)      0.4%         $6.50        6/29/10           133,542
                                                             215,000         0.4%         $2.75        6/29/10           722,195
                                                             250,000         0.5%         $4.50        2/13/11           490,283
John T. Standley.......................................      525,000(3)      1.1%         $6.50        6/29/10         1,561,415
                                                             525,000         1.1%         $2.75        6/29/10           339,356
                                                           1,000,000(4)      2.1%         $2.75       12/05/09           468,833
                                                           2,500,000         5.2%         $4.05        2/13/11         4,902,833

---------------
(1) All options have an exercise price equal to the fair market value on the date of grant. Mr. Miller's option for 3,000,000 shares, Ms. Sammons' option for 2,000,000 shares, Mr. Jessick's option for 1,000,000 shares and Mr. Standley's option for 1,000,000 shares vest in monthly installments over a 36-month period beginning on January 5, 2000. Mr. Miller's option for 1,200,000 shares, Ms.

        Sammons' option for 1,050,000 shares, Mr. Jessick's option for 525,000 shares and Mr. Standley's option for 525,000 shares vest in monthly installments over a 29-month period beginning on June 29, 2000. Mr. Miller's option for 4,500,000 shares, Ms. Sammons' option for 3,500,000 shares, Mr. Jessick's option for 2,500,000 shares, Mr. Gerson's option for 250,000 shares and Mr. Standley's option for 2,500,000 shares vest ratably over a three-year period beginning on the first anniversary of the date the option was granted. Mr. Gerson's options for 215,000 shares and 26,278 shares vest ratably over a four-year period beginning on the first anniversary of the date such options were granted.
(2) The hypothetical present values on the grant date were calculated under the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of assumptions in hypothesizing an option's present value. Assumptions used to value the options include the stock's expected volatility rate of 67.17%, projected dividend yield of 0%, a risk-free rate of return of 6.25% and projected time of exercise being one year after vesting. The ultimate realizable value of an option will depend on the actual market value of the common stock on the date of exercise as compared to the exercise price of the option. Consequently, there is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.
(3) These options were cancelled in connection with the repricing of such options on November 20, 2000 and were replaced with a grant for the same number of shares as set forth in the next entry on the table.
(4) These options replace options that were granted on December 5, 1999 with an exercise price of $7.35 that were cancelled in connection with the repricing of such options on November 20, 2000.

Option Exercises and Year-end Value Table

   The following table summarizes the value at March 3, 2001 of all shares subject to options granted to the named executive officers. No options were exercised during fiscal year 2001.

                                                                                 Number of Securities            Value of
                                                                                Underlying Unexercised     In-the-Money Options
                                                        Shares                 Options at March 3, 2001     at March 3, 2001
                                                      Acquired on     Value   -------------------------- --------------------------
Name                                                   Exercise     Realized  Exercisable  Unexercisable Exercisable  Unexercisable
----                                                  -----------   --------  -----------  ------------- -----------  -------------
Robert G. Miller ...................................       0            $0      1,497,701    7,202,299    $5,002,321   $18,205,678
Mary F. Sammons ....................................       0             0      1,067,433    5,482,567     3,565,226    13,761,773
David R. Jessick ...................................       0             0        533,716    3,491,284     1,782,615     8,410,885
Elliot S. Gerson ...................................       0             0        556,252      678,748       273,754     1,405,851
John T. Standley ...................................       0             0        533,716    3,491,284     1,782,615     8,410,885

---------------
(1) "In-the-Money" options are options with a base (or exercise) price less than the market price of the Common Stock on March 3, 2001. The value of such options is calculated using a stock price of $6.09, which was the closing price of the Common Stock on the NYSE on March 2, 2001.

10-year Option/SAR Repricings

   The following table sets forth, for all of our executive officers, all option repricings during the period March 3, 1991 through March 3, 2001. During such period, there was one repricing of options with respect to the options set forth below. See "Report of the Compensation Committee on Executive Compensation" beginning on page 58.


                                                                                                                      Length of
                                                         Number of     Market Price      Exercise                      Original
                                                         Securities     of Stock At      Price At                    Option Term
                                                         Underlying       Time of         Time of        New         Remaining At
                                                        Options/SARs   Repricing Or    Repricing or    Exercise        Date of
                                                        Repriced or      Amendment       Amendment      Price        Repricing Or
Name(1)                                       Date      Amended (#)         ($)             ($)          ($)          Amendment
-------                                     --------    ------------   ------------    ------------    --------   -----------------
Robert G. Miller ........................   11/20/00     3,000,000        $ 2.75          $ 7.35        $ 2.75         9 years
                                            11/20/00     1,200,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
Mary F. Sammons .........................   11/20/00     2,000,000        $ 2.75          $ 7.35        $ 2.75          9years
                                            11/20/00     1,050,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
David R. Jessick ........................   11/20/00     1,000,000        $ 2.75          $ 7.35        $ 2.75         9 years
                                            11/20/00       525,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
Elliot S. Gerson ........................   11/20/00       215,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
                                            11/20/00        26,278        $ 2.75          $ 8.00        $ 2.75    9 years, 2 months
John T. Standley ........................   11/20/00     1,000,000        $ 2.75          $ 7.35        $ 2.75         9 years
                                            11/20/00       525,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
James P. Mastrain .......................   11/20/00        33,546        $ 2.75          $7.935        $ 2.75    9 years, 2 months
                                            11/20/00       300,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
Christopher Hall ........................   11/20/00       350,000        $ 2.75          $ 7.00        $ 2.75    9 years, 2 months
                                            11/20/00       250,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
Eric Sorkin .............................   11/20/00        75,000        $ 2.75          $5.625        $ 2.75    9 years, 4 months
                                            11/20/00       235,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
Robert B. Sari ..........................   11/20/00       100,000        $ 2.75          $ 7.00        $ 2.75    9 years, 6 months
                                            11/20/00        50,000        $ 2.75          $ 6.50        $ 2.75    9 years, 7 months
Alex Grass(2) ...........................    2/7/94        400,000        $18.50          $20.50        $18.50         9 years
Martin Grass(2) .........................    2/7/94        500,000        $18.50          $20.50        $18.50         9 years
Franklin Brown(2) .......................    2/7/94        137,500        $18.50          $20.50        $18.50         9 years
Timothy Noonan(2) .......................    2/7/94        137,500        $18.50          $20.50        $18.50         9 years
Alex Schamroth(2) .......................    2/7/94        137,500        $18.50          $20.50        $18.50         9 years

---------------
(1) See the table of directors, executive officers and key employees for titles of the current executive officers.
(2) In connection with our consummation of a "dutch auction" self tender offer, in which we repurchased from our stockholders an aggregate of 2,077,271 shares of our common stock at a purchase price of $18.50 per share, on February 7, 1994, we repriced outstanding stock options to purchase an aggregate of 2,157,250 shares of our common stock. On the date of such repricing, the closing sale price of our common stock as reported on the NYSE was $18.50. At such time, Alex Grass was the Chairman and Chief Executive Officer; Martin Grass was President and Chief Operating Officer; Franklin Brown was Executive Vice President; Timothy Noonan was Executive Vice President and Alex Schamroth was Executive Vice President. The market and exercise prices in the table have been adjusted to reflect the two-for-one stock split on the Common Stock that occurred on February 3, 1998.

The Executive Retirement Plan

   We have established the Non-Qualified Executive Retirement Plan (the "Plan") to provide retirement benefits to long-term employees who hold a position of executive vice president or higher and to select executives who may, pursuant to their employment agreements, be deemed to be long term employees. Participants generally are entitled to receive benefits upon retirement after age 65 or upon death, in which case any length of service requirement is disregarded.

   Generally, eligible participants receive an annual benefit, payable monthly over 15 years, equal to a percentage, ranging from 40% to 60%, of the highest base salaries and highest bonus paid or accrued for each participant within the 10 fiscal years prior to the date of the event giving rise to payment of the benefit.

   The Plan provides that benefits will not be paid to employees whose employment is terminated for any reason other than retirement, disability or death. Additionally, if, during the time a benefit is being paid to a former employee, it is determined that the former employee committed an act that could have resulted in a good cause discharge, we will cease paying benefits to the former employee.

   Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley were credited with 15 years of service under the Plan effective in December 1999 pursuant to their employment agreements.

   Because it is not possible to determine what the individual annual base salary and annual bonus of the named executive officers will be assuming retirement at normal retirement age, we cannot estimate the annual benefits payable at normal retirement age for each of the named executive officers. However, by way of example, if each were to have attained normal retirement age and 20 or more years of credited service under the Plan, based upon last year's annual salary and annual bonus, it is estimated that Mr. Miller would be entitled to receive $1,361,395, Ms. Sammons would be entitled to receive $1,001,034, Mr. Jessick would be entitled to receive $705,115, Mr. Standley would be entitled to receive $676,990 and Mr. Gerson would be entitled to receive $504,664 as annual benefits payable upon retirement.

Executive Employment Agreements

   On December 5, 1999, we entered into employment agreements with Robert G. Miller, Mary F. Sammons, David R. Jessick and John T. Standley, and, on November 16, 2000, we entered into an employment agreement with Elliot S. Gerson. Pursuant to their individual employment agreements:

   o Mr. Miller was appointed as our Chief Executive Officer and elected as Chairman of our Board of Directors;

   o Ms. Sammons was appointed as our President and Chief Operating Officer and was appointed to our Board of Directors;

   o Mr. Jessick was appointed as our Senior Executive Vice President and Chief Administrative Officer;

   o Mr. Gerson was appointed as our Senior Executive Vice President and General Counsel; and

   o Mr. Standley was appointed as our Executive Vice President and Chief Financial Officer and is now our Senior Executive Vice President and Chief Financial Officer.

   Term. The term of each executive's employment agreement commenced on the date of his or her employment agreement and, unless terminated earlier, will terminate on the third anniversary (second anniversary in the case of Mr. Gerson), but will automatically renew for an additional year on each anniversary of the effective date of the agreement unless either we or the executive provides the other with notice of non-renewal at least 180 days prior to such an anniversary.

   Salary and Incentive Bonus. The respective agreements provide each executive with a base salary and incentive compensation, including, with respect to the 2001 fiscal year:

   o Mr. Miller was entitled to receive an annual base salary of not less than $1,250,000, however, Mr. Miller volunteered to receive a base salary of not less than $1,000,000. Mr. Miller received a bonus of $868,991 and a special bonus of $400,000 in recognition of his efforts in connection with our refinancing efforts in the 2001 fiscal year, and he has the opportunity to receive future annual bonuses that shall equal or exceed his annual base salary then in effect if our performance meets certain annual target goals based on the business plan developed by Management and the Board of Directors.

   o Ms. Sammons was entitled to receive an annual base salary of not less than $900,000. She received a bonus of $468,390 pursuant to her employment agreement and a special bonus of $300,000 in connection with the refinancing and in the future may, if our performance meets the targets, receive an annual bonus that, if paid, will equal or exceed 75% of her annual base salary then in effect.

   o Mr. Jessick was entitled to receive an annual base salary of not less than $600,000. He was awarded a bonus of $275,192 pursuant to his employment agreement and a special bonus of $300,000 in connection with the refinancing. If our performance meets the targets, Mr. Jessick will be paid an annual bonus that will equal or exceed 60% of his annual base salary then in effect.

   o Mr. Gerson was entitled to receive an annual base salary of not less than $500,000. He was awarded a bonus of $191,106 pursuant to his employment agreement and a special bonus of $150,000 in connection with the refinancing. If our performance meets the targets, Mr. Gerson will be paid an annual bonus that will equal or exceed 50% of his annual base salary then in effect.

   o Mr. Standley was entitled to receive an annual base salary of not less than $600,000. He was awarded a bonus of $228,317 pursuant to his employment agreement and a special bonus of $300,000 in connection with the refinancing. If our performance meets the targets, Mr. Standley will be paid an annual bonus that will equal or exceed 50% of his annual base salary then in effect.

   Other Benefits. Pursuant to their employment agreements, each of the executives is also entitled to participate in our fringe benefit and perquisite programs and savings plans.

   Restricted Stock and Options. Pursuant to their employment agreements and individual stock option agreements, in December 1999, Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley also received awards of restricted common stock and were granted options to purchase additional shares of our common stock as follows:

   o Mr. Miller was granted an option to purchase 3,000,000 shares of common stock and was awarded 600,000 shares of restricted common stock.

   o Ms. Sammons was granted an option to purchase 2,000,000 shares of common stock and was awarded 200,000 shares of restricted common stock.

   o Mr. Jessick was granted an option to purchase 1,000,000 shares of common stock and was awarded 100,000 shares of restricted common stock.

   o Mr. Standley was granted an option to purchase 1,000,000 shares of common stock and was awarded 100,000 shares of restricted common stock.

   All of the options granted and restricted common stock awarded to each of such executives listed above vest in thirty-six equal monthly installments commencing January 5, 2000.

   Other Provisions. Each of Mr. Miller's and Mr. Jessick's employment agreement provides for him to be based in Portland, Oregon and that he be provided, for our convenience, with an apartment in the vicinity of our corporate headquarters in the Harrisburg, Pennsylvania area.

   Pursuant to his employment agreement, Mr. Miller is entitled to recommend two persons to serve on our Board of Directors. Mr. Miller has made two Board of Directors recommendations to date and as a result, Alfred Gleason and Stuart Sloan were appointed to the Board of Directors in January 2000 and June 2000, respectively.

   Termination of Employment. Upon written notice, the employment agreement of each of the executives is terminable by either us or the individual executive seeking termination.

   If Mr. Miller, Ms. Sammons, Mr. Jessick or Mr. Standley is terminated by us "without cause" or by an executive for "good reason" (in each case, as defined in their employment agreement), then the terminated executive will be entitled to receive:

   o an amount equal to three times the sum of the individual executive's annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the executive is eligible to earn being pro-rated through the date of termination;

   o the deferred compensation amounts that would otherwise have been credited to the executive pursuant to the Special Deferred Compensation Plan referred to below had the executive continued employment with us through the end of the then-remaining term of the employment agreement and certain medical benefits; and

   o all of the executive's stock options will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on the restricted common stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied.

   If Mr. Gerson is terminated by us "without cause" or by him for "good reason" (as such terms are defined in his employment agreement), then he will be entitled to receive:

   o an amount equal to two times the sum of his annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the executive is eligible to earn being pro-rated through the date of termination; and

   o all of his stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock will immediately lapse to the extent his options would have vested and restrictions would have lapsed had he remained employed by us for two years following the termination.

   If we terminate any of the executives "for cause" (as defined in the employment agreements),

   o we will pay him or her all accrued benefits,

   o any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination will immediately terminate, and

   o any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination will be forfeited.

   Under Mr. Miller's, Ms. Sammons's, Mr. Jessick's and Mr. Standley's employment agreements, any termination of employment by the executive within the six month period commencing on the date of a "change in control" of us will be treated as a termination of employment by the executive for "good reason." Under Mr. Gerson's employment agreement, upon a "change in control" of us, all of his stock options will immediately vest and be exercisable and any restrictions on the restricted stock will immediately lapse. Each employment agreement provides that the executive will receive an additional payment to reimburse the executive for any excise taxes imposed pursuant to
Section 4999 of the Internal Revenue Code. Each employment agreement also provides for certain benefits upon termination of the executive by reason of death or disability, by us "for cause" or by the executive other than for "good reason." The employment agreement of each executive prohibits the executive from competing with us during his or her employment and for a period of one year, or with respect to Mr. Gerson, two years, thereafter.

   Pursuant to amendments to the employment agreements with Mr. Miller and Ms. Sammons dated May 7, 2001, we have agreed to pay them, as an additional incentive bonus, the difference between the amount called for under their severance agreements with their prior employer and the amount they actually receive from that employer, plus interest at the rate of 9% per annum from December 5, 1999. Mr. Miller and Ms. Sammons were to receive $5,022,685 and $1,624,000, respectively, under those severance agreements, and they each retain control over their claims against their former employer. The amendments to the employment agreements provide generally that we will pay such bonuses within five days after January 1, 2002 if the executive is still employed (or, in Mr. Miller's case, a member of the Board of Directors) on that date. However, the bonuses will be paid within five days after an earlier termination of employment (i) by reason of death or disability, by us without "cause" or by the executive for "good reason," or (ii) for any reason upon or following a "change in control" (all as defined in the executive's employment agreement). Finally, in the case of Mr. Miller, the payment will be made before January 1, 2002 within five days after the date he ceases to be both an employee and a Director (provided he does not cease to be a Director by reason of either a voluntary resignation or simultaneously with or following his termination of employment for cause). No bonus payment will be made if the executive's employment is terminated for cause before January 1, 2002 and before a change in control.

   If either executive is paid any of the bonus prior to the final determination of his or her claim against the prior employer, the executive must repay to us any amount that is paid to him or her by the former employer, net of any excess taxes payable by the executive on account of the repayment and any legal expenses not reimbursed by us under the employment agreement. Neither executive is obligated to reimburse us more than the amount of the bonus paid to him or her. If Mr. Miller's employment is terminated by him without good reason or by us for cause between January 1, 2002 and December 5, 2002, there has not been a change in control of us, and Mr. Miller no longer serves as a Director (by reason of a voluntary resignation or a removal simultaneous with an employment termination for cause), Mr. Miller will be entitled to retain only a portion of the bonus that is prorated for the number of days between December 5, 1999 and the date of termination.

Special Deferred Compensation Plan

   In addition to the base salary and bonus provisions of the executives' employment agreements, we established the Special Deferred Compensation Plan for the benefit of select members of its management team, including Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley. Under this plan, we credit a specific sum to individual accounts established for each of Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley. The sums are credited on the first day of each month during the term of their employment with us. Each of Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley is fully vested, at all times, in his or her account balance; although, generally they may not receive payments from their accounts until three years after an election to receive a payment. Each month, $20,000 is credited to Mr. Miller's account, $15,000 is credited to Ms. Sammons' account and $10,000 is credited to each of Mr. Jessick's and Mr. Standley's account.

   Under this plan, the Executives are able to direct the investment of the amounts credited to their individual accounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the plan.

Report of the Compensation Committee on Executive Compensation

   The Compensation Committee of the Board of Directors, composed of outside directors of the Board of Directors, reviews the performance of the our executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to award to executive officers appropriate bonuses, stock options, stock appreciation rights ("SARs") and stock-based awards. The Compensation Committee met one time during fiscal 2001.

   The Compensation Committee has access to independent compensation data and from time to time engages outside compensation consultants. In the 2001 fiscal year, the Compensation Committee considered the report of outside compensation consultants with respect to the issuance of shares of restricted stock, stock options and bonus arrangements for the executive officers in fiscal year 2001.

   The objectives of the Compensation Committee are to support the achievement of desired company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of our performance.

   The executive compensation program is generally composed of base salary, discretionary performance bonuses and long-term incentives in the form of stock options, SARs, stock-based awards and restricted stock awards. The compensation program also includes various benefits, including the Deferred Compensation Program, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of our full-time employees participate.

   Base salaries for our executive officers are generally competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composite Index. The base salary and other compensation arrangements for Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley were individually negotiated with the executive in connection with their hiring and are reviewed periodically by the Compensation Committee for a possible increase. In each instance, base salary takes into account individual experience and performance specific to us. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for our executive officers from year to year are generally limited to adjustments to reflect increases in the rate of inflation.

   The Compensation Committee is aware that the Internal Revenue Code of 1986, as amended (the "Code"), treats certain elements of executive compensation in excess of $1,000,000 a year as an expense not deductible by us for federal income tax purposes. To the extent compensation to an executive officer exceeds the cap, the Compensation Committee considers the facts and circumstances in each instance to reach a determination regarding the impact of the cap on such compensation. In the 2001 fiscal year, the Board of Directors amended our 2000 Omnibus Equity Plan to eliminate the limitation on the number of awards which may be made to an individual in a single year.

   In fiscal year 2001, Mr. Miller was approached by another company to join such company as its chief executive officer and to bring with him any other members of our management team he desired. The Board of Directors considered the impact of the loss of Mr. Miller (and other executive officers) on, among other things, our relationship with its vendors, lenders and employees and ability to refinance its outstanding indebtedness and believed that this management team was best fit to lead us to achieving our goals. In February 2000, the Compensation Committee developed an economic incentive package for Mr. Miller, Ms. Sammons, Mr. Jessick, Mr. Gerson and Mr. Standley and other executive officers as incentive to keep our executive management team in place. In determining the economic packages, the Compensation Committee considered the implications of the loss of the deductibility of certain elements of executive compensation, including, among other things, awards under the 2000 Omnibus Equity Plan, as amended, and determined that our current needs and circumstances were more important the future benefit of the deductibility of such compensation under Section 162(m) of the Code.

   The Compensation Committee is empowered to approve the payment of cash performance bonuses to employees, including executive officers. During the 2001 fiscal year, the Compensation Committee established the Annual Performance-Based Incentive Program. The purpose of the Annual Incentive Plan is to provide an incentive for our executives and to reward them in relation to the degree to which specified goals relating to our earnings before interest, taxes, depreciation and amortization are achieved. Each year, the Compensation Committee determines an EBITDA goal and a targeted incentive as a percentage of salary. Depending upon the EBITDA achieved during such year, participants are entitled to a percentage, ranging from 0% to 150%, of the targeted incentive award fixed by the Compensation Committee. For the 2001 fiscal year, the EBITDA goals established under the Annual Incentive Plan were not achieved. However, at the direction of the Board of Directors bonuses of 75% of the targeted incentive were paid in fiscal year 2002 with respect to the 2001 fiscal year to all participants in the Annual Incentive Plan, including the named executive officers. In addition, the Board of Directors, at the recommendation of the CEO and review by the outside compensation consultant, paid a special bonus in the 2001 fiscal year to members of senior management in recognition of their special and extraordinary efforts in connection with the refinancing of our debt obligations.

   The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options to our employees, including executive officers. Stock options are granted typically at the prevailing market price and, therefore, will only have value if our stock price increases over the exercise price. The Compensation Committee believes that the grant of stock options and stock-based awards provides a long-term incentive to such persons to contribute to our growth of and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure our performance. The terms of options granted by the Compensation Committee, including vesting, exercisability and option term, are determined by the Compensation Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to our industry and size. In 2000, the price of our stock began to decline so that by late 2000 many of the outstanding options held by the executive officers were out of the money and consequently provided significantly less value as an incentive. In November 2000, the Board of Directors, with the unanimous consent of the Compensation Committee determined that it would be in our interest to restore the incentive by granting certain new options to the named executive officers and other members of senior management at the then current market price and cancelling the same number of options that had been granted previously to such officers. The vesting schedule of such options was not changed.

   Stuart M. Sloan, Compensation Committee Chairman

   Leonard I. Green, Compensation Committee Member

   Jonathan D. Sokoloff, Compensation Committee Member

   Nancy A. Lieberman, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

   None of our executive officers, directors or Compensation Committee members currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on our Compensation Committee.

Stock Performance Graph

   The graph below compares the yearly percentage change in the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return on (i) the Russell 1000 Consumer Staples Index, (ii) the Russell 1000 Index, (iii) the S&P Retail Stores Composite Index and (iv) the Standard & Poor's 500 Index (the "S&P 500 Index") over the same period (assuming the investment of $100.00 in the Common Stock and such indexes on March 3, 1996 and reinvestment of dividends). We discuss in the following paragraph the reasons that we have determined to change the indexes used in the performance graph.

   For comparison of cumulative total return, we have elected to use the Russell 1000 Consumer Staples Index, consisting of 41 companies including the three largest drugstore chains, and the Russell 1000 Index. This allows comparison of us to a peer group of similar sized companies. We are one of the companies included in Russell 1000 Consumer Staples Index and the Russell 1000 Index. The Russell 1000 Consumer Staples Index is a capitalization-weighted index of companies that provide products directly to consumers that are typically considered nondiscretionary items based on consumer purchasing habits. The Russell 1000 Index consists of the largest 1000 companies in the Russell 3000 Index and represents the universe of large capitalization stocks from which many active money managers typically select.

   In the preceding fiscal year, we used the S&P 500 Index and the S&P Retail Stores Composite Index because we were included in those indexes. We are no longer included in those indexes. We will discontinue showing the performance of the S&P 500 Index and the S&P Retail Stores Composite Index in the future.

                                       1996     1997     1998     1999     2000     2001
Rite Aid Corporation                 $100.00  $136.85  $213.53  $275.94  $ 46.94  $ 41.58
Russell 1000 Consumer Staples Index  $100.00  $132.73  $162.24  $171.05  $129.94  $171.54
Russell 1000 Index                   $100.00  $123.65  $166.62  $196.31  $226.35  $203.63
S&P Retail Stores Composite Index    $100.00  $120.48  $184.30  $270.66  $260.08  $265.56
S&P 500 Index                        $100.00  $125.53  $169.45  $202.90  $226.70  $207.18

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* Our fiscal year ends on the Saturday closest to February 28. Fiscal year 2001 included 53 weeks and ended on March 3, 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 14, 2001, certain information concerning the beneficial shareholdings of (a) each director, (b) each nominee for director, (c) each executive officer named in our summary compensation table appearing elsewhere herein, (d) each holder of more than five percent of our common stock and (e) all directors and executive officers as a group (based on 394,341,787 shares of common stock outstanding as of such date). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.


                                  Number of Common Shares
Beneficial Owners                 Beneficially Owned (1)    Percentage of Class
-----------------                 -----------------------   --------------------

Executive Officers and
Directors:
William J. Bratton ...........              14,889(2)                  *
Elliot S. Gerson .............             665,004(3)                  *
Alfred M. Gleason ............             106,189(4)                  *
Leonard I. Green .............          62,089,218(5)               15.7%
David R. Jessick .............           1,243,513(6)                  *
Nancy A. Lieberman ...........               7,000                     *
Robert G. Miller .............           3,773,976(7)                  *
Mary F. Sammons ..............           2,437,765(8)                  *
Stuart M. Sloan ..............              10,989                     *
Jonathan D. Sokoloff .........          61,600,654(9)               15.6%
John T. Standley .............           1,231,383(10)                 *
Leonard N. Stern .............              50,989(11)                 *
Gerald Tsai, Jr ..............              60,989(12)                 *
All executive officers and
 directors (18 persons) ......          73,415,990                  18.3%

5% Stockholders:
Green Equity Investors III,
 L.P. ........................          61,095,218(13)              13.4%(14)
J.P. Morgan Chase & Co. ......          38,923,836(15)               9.8%

---------------
*       Percentage less than 1% of class.
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including options exercisable within 60 days of the Record Date.
(2)     This amount includes 400 shares owned by Mr. Bratton's wife.
(3) This amount includes 610,002 shares which may be acquired within 60 days by exercising stock options, 1,002 shares in Mr. Gerson's 401(k) account and 43,750 restricted shares.
(4)     This amount includes 16,000 shares owned by Mr. Gleason's wife.
(5) This amount includes 61,095,218 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Green is an executive officer and equity owner, 990,000 shares owned by Verdi Group, Inc., over which Mr. Green has beneficial ownership.
(6) This amount includes 745,019 shares which may be acquired within 60 days by exercising stock options and 432,892 restricted shares.
(7) This amount includes 2,079,885 shares which may be acquired within 60 days by exercising stock options and 1,441,383 restricted shares.
(8) This amount includes 1,490,038 shares which may be acquired within 60 days by exercising stock options and 843,907 restricted shares.
(9) This amount consists of 61,095,218 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.
(10) This amount includes 745,019 shares which may be acquired within 60 days by exercising stock options and 432,892 restricted shares.
(11)    This amount includes 2,000 restricted shares.

(12)    This amount includes 2,000 restricted shares.
(13) Green Equity Investors III, L.P. beneficially owns 61,095,218 shares of Common Stock. This number represents the number of shares issuable within 60 days of the Record Date upon the conversion of convertible preferred stock.
(14) Based upon the number of shares outstanding as of the Record Date and assuming conversion of all Class B Preferred Stock by Green Equity Investors III, L.P.
(15) This amount, as reflected in a report on Schedule 13G/A dated February 14, 2001 and Forms 4 filed on March 12, March 13 and April 10, 2001 filed by J.P. Morgan Chase & Co., consists of 38,923,836 shares of Common Stock, including 2,500,000 shares where there is a right to acquire, of which the reporting person claims sole voting and dispositive power over 38,923,836 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   In fiscal year 2001, we paid to J.P. Morgan Chase & Co., one of our lenders and a beneficial owner of more than 5% of Common Stock, fees and other amounts in connection with our financing activities, including the refinancing in June 2000, of $20.5 million. We anticipate paying J.P. Morgan additional fees and other amounts for services in connection with financing activities described under "Refinancing Commitment" under Proposal No. 2 and related transactions in the aggregate of $15.7 million and may pay it additional compensation for services in connection therewith in amounts to be determined.

   In June 2000, J.P. Morgan and another financial institution participated in the refinancing of certain of our debt by agreeing to purchase $93.2 million of 10.50% senior secured notes due September 2002 when the 5.5% notes matured in December 2000.

   In June 2000, certain lenders, including J.P. Morgan Ventures Corporation, an affiliate of J.P. Morgan, exchanged an aggregate of $284.8 million of their loans outstanding under the PCS credit facility, the RCF credit facility and a $300.0 million demand note into an aggregate of 51,785,434 shares of our common stock at an exchange rate of $5.50 per share.

   During fiscal year 2001, we paid Leonard Green & Partners, L.P. a $3,000,000 fee for services provided in connection with the financial restructuring transactions which we completed in June 2000 and reimbursed its out-of-pocket expenses. Leonard Green and Jonathan D. Sokoloff, members of our Board of Directors, are equity owners of Leonard Green & Partners, L.P. We also paid Leonard Green & Partners, L.P. a $2,500,000 fee for services provided in connection with the sale of PCS Health Services, Inc. In October 1999, we agreed to pay Leonard Green & Partners, L.P. an annual fee of $1 million for its consulting services. This fee was increased to $1.5 million at the time of the June 2000 restructuring transactions. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners, L.P. We have agreed to register the Common Stock issuable upon conversion of the Series B Preferred Stock and to pay all expenses and fees (other than underwriting discounts and commission) related to any registration.

   The Hartz Mountain Corporation, which was owned and controlled by Leonard N. Stern, sold merchandise in the ordinary course of business to us and our subsidiaries in the approximate amount of $5,000,000 during the year ended December 31 2000. Mr. Stern sold his interest in The Hartz Mountain
Corporation on December 29, 2000.

   The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to us. Nancy Lieberman, one of our directors, is a partner of that law firm. Fees paid by us to Skadden, Arps, Slate, Meagher & Flom LLP did not exceed five percent of the law firm's gross revenues for its last fiscal year.

                               THE EXCHANGE OFFER


Terms of the Exchange Offer; Period for Tendering Old Notes

   Subject to terms and conditions, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on              , 2001. We may, however, in our sole
discretion, extend the period of time during which the exchange offer is open. The term "Expiration Date" means the latest time and date to which the exchange offer is extended.

   As of the date of this prospectus, $196,196,000 principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under "--Conditions to the Exchange Offer."

   We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   Old Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the exchange offer specified under "--Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Old Notes

   The tender to us of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to State Street Bank and Trust Company, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either:

   o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal,

   o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 67 must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or

   o the holder must comply with the guaranteed delivery procedures described below.

   The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

   The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

   o by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

   o for the account of an Eligible Institution (as defined below)

   In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

   We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

   If the letter of transmittal or any Old Notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   By tendering Old Notes, you represent to us that the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the New Notes. If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

   o could not rely on the applicable interpretations of the staff of the SEC and

   o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

   The holder of each Old Note accepted for exchange will receive a new note in the amount equal to the surrendered Old Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

   In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

   o certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC,

   o a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

   o all other required documents.

   If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

   For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

   If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the Expiration Date, a tender may be effected if:

   o the tender is made through an Eligible Institution,

   o prior to the Expiration Date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

   o the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

   You may withdraw your tender of Old Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "--Exchange Agent." This notice must specify:

   o the name of the person having tendered the Old Notes to be withdrawn,

   o the Old Notes to be withdrawn (including the principal amount of such Old Notes), and

   o where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

   If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

   We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such Old Notes:

     (a) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

          (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

          (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes pursuant to the exchange offer;

          or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

     (b)  there has occurred:

          (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

          (2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

          (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

          (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

     (c) any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

   In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

   State Street Bank and Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                      State Street Bank and Trust Company
                             Attention: Ralph Jones
                             2 Avenue de Lafayette
                     Corporate Trust Department, 5th Floor
                          Boston, Massachusetts 02102

   DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

   The principal solicitation is being made by mail by State Street Bank and Trust Company, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

   Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

   We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

   If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your certificates. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if:

   o you are our "affiliate," as defined in Rule 405 under the Securities Act;

   o you are not acquiring the New Notes in the exchange offer in the ordinary course of your business,

   o you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes you will receive in the exchange offer, or

   o you are a participating broker-dealer.

   We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the New Notes or have any arrangement or understanding with respect to the distribution of the New Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes. In addition, to comply with state securities laws, you may not offer or sell the New Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to "qualified institutional buyers"--as defined in Rule 144A of the Securities Act--is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

                          DESCRIPTION OF THE NEW NOTES


   We will issue the New Notes under the Indenture, dated June 14, 2000, among State Street Bank and Trust Company, the trustee, us and our subsidiaries that will guarantee the New Notes. This is the same Indenture under which the Old Notes were issued.

   Several terms used in this description are defined as set forth under "--Certain Definitions." In this description, the words "we," "us," "our" and similar expressions refer only to Rite Aid Corporation and not to any of its subsidiaries.

   The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the New Notes. You may request copies of the Indenture at our address set forth under the heading "Where You Can Find More Information."

New Notes Versus Old Notes

   The New Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

Principal, Maturity and Interest

   We may issue New Notes with up to a maximum aggregate principal amount of $196,196,000. We will issue the New Notes in denominations of $1,000 and any integral multiple of $1,000. The New Notes will mature on September 15, 2002.

   Interest on the New Notes will accrue at the annual rate of 10.50% and will be payable semiannually in arrears on March 15 and September 15. We will make each interest payment to the holders of record of the New Notes on the immediately preceding March 1 and September 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

   Interest on the New Notes will accrue from the date of original issuance, which related back to the original issuance of the Old Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

   We may choose to redeem the New Notes at any time. If we do so, we may redeem all or any portion of the New Notes, at once or over time after giving the required notice under the Indenture.

   To redeem the New Notes prior to June 30, 2002, we must pay a redemption price equal to the greater of:

     (a)  100% of the principal amount of the New Notes to be redeemed, and

     (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

   To redeem the New Notes after June 30, 2002, we must a pay a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Ranking; Subsidiary Guarantees; Security

   The New Notes will be pari passu in right of payment with our other unsecured, senior debt. All of our debt, other than our 5.25% Convertible Notes (as defined herein), is senior debt. As of April 28, 2001, approximately two-thirds of this senior debt was secured by certain assets that will also secure the New Notes. Our subsidiaries conduct substantially all our operations, and have substantial liabilities, including trade payables. If the subsidiary guarantees or the liens securing these guarantees are invalid or unenforceable, or the limitations under the guarantees are applied, the New Notes will be structurally subordinated to the substantial subsidiary liabilities and the liens on the Collateral, as defined below, would be invalid or unenforceable.

   Our obligations under the New Notes will be guaranteed, subject to certain limitations, by substantially all of our subsidiaries. These guarantees will be subordinated to the guarantees of the secured credit facility. These guarantees may be limited (and subject to automatic reduction) to the extent necessary to prevent such guarantees and the guarantees of the secured credit facility, the PCS and RCF credit facilities, the exchange debt and two synthetic lease obligations from constituting fraudulent conveyances. However, the guarantees of the secured credit facility will only be limited (or reduced) after the subordinated guarantees for the New Notes and the other debt are extinguished. In addition, until we are subject to a bankruptcy proceeding, the holders of the New Notes and the other debt guaranteed on a subordinated basis may not make any demand for payment under such guarantees or institute any legal actions or bankruptcy proceedings against the guarantors. If we enter into a new credit facility, we may elevate the guarantees from subordinated guarantees to unsubordinated guarantees.

   The guarantees of the New Notes will be secured by second priority liens granted by our subsidiary guarantors on substantially all of their inventory, accounts receivable, intellectual property and some of their owned real property (the "Collateral"). If we enter into a new credit facility, we may elevate the second priority liens to first priority liens.

   The second priority liens securing the guarantees of the New Notes will be shared equally and ratably with our creditors under the PCS and RCF credit facilities, the exchange debt and two synthetic lease obligations. The guarantees of the secured credit facility are secured by first priority liens on the Collateral, which liens will be senior to the liens securing the New Notes. The lenders under the secured credit facility, at all times, control all remedies or other actions related to the Collateral. The second priority liens will not entitle holders of any debt secured by such liens to take any action whatsoever with respect to the Collateral. The lenders under the secured credit facility will receive all proceeds from any realization on the Collateral until the secured credit facility is paid in full.

   At any time when any lenders under the PCS and RCF credit facilities, the exchange debt and two synthetic lease obligations (as the same may be amended, supplemented or modified from time to time) will be prepaid with the proceeds from a sale of assets, excluding PCS assets, that constitute part of the Collateral (the "Collateral Proceeds"), a pro rata portion of such Collateral Proceeds will be allocated to repurchase New Notes. However, in the event any such sale of Collateral assets occurs after the occurrence and during the continuance of a default or event of default under the Indenture, whether the holders of the New Notes will be entitled to prepayment will be determined in accordance with the terms of the PCS and RCF credit facilities, the exchange debt and two synthetic lease obligations still in effect prior to such default or event of default. If none of our payment obligations under the PCS and RCF credit facilities, the exchange debt and two synthetic lease obligations remains outstanding and a prepayment event occurs, the New Notes will be prepaid in accordance with the terms of the PCS and RCF credit facilities, the exchange debt and two synthetic lease obligations that were in effect as of the original issuance date of the Old Notes, that is, June 14, 2000.

   The Collateral Proceeds that are available to repurchase the Notes (the "Note Collateral Proceeds") will be deposited into an account held by the Trustee (the "Note Collateral Account"). When the aggregate amount of Note Collateral Proceeds in the Note Collateral Account exceeds $10.0 million (taking into account income earned on such Note Collateral Proceeds, if any), we will be required to make an offer to purchase (the "Prepayment Offer") the New Notes, which offer shall be in the amount of the New Note Collateral Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal, to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Note Collateral Proceeds remains after compliance with the preceding sentence and provided that all holders of New Notes have been given the opportunity to tender their New Notes for purchase in accordance with the Indenture, the excess may be used only to acquire assets, or repurchase New Notes in open market transactions, and otherwise must remain deposited in an account, for the sole benefit of the New Notes, which is controlled by the Trustee. The New Notes will be secured by a first priority security interest in such assets or account, as the case may be. Following the completion of a Prepayment Offer, the amount of Note Collateral Proceeds will be reset to zero.

   Within five business days after we are obligated to make a Prepayment Offer as described in the preceding paragraph, we will send a written notice, by first-class mall, to the holders of New Notes, accompanied by such information regarding our company and our subsidiaries as we in good faith believe will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes. To the extent that the provisions of any securities laws or regulations conflict with provisions described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under a repurchase covenant by virtue of such compliance.

Book-Entry, Delivery and Form

   We will initially issue the New Notes in the form of one or more global notes (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to the Depository or a nominee of the Depository. You may hold your beneficial interests in a Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

   The Depository has advised us as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

   We expect that pursuant to procedures established by the Depository, upon the deposit of a Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of New Notes represented by such Global Note to the accounts of participants. The accounts to be credited will be designated by the Dealer Managers. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Note.

   So long as the Depository, or its nominee, is the registered holder and owner of the Global Notes, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Notes for all purposes of such New Notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in a Global Note, you will not be entitled to have the New Notes represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that the Depository, as the holder of such Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   We will make payments of principal or premium, if any, and interest on New Notes represented by the Global Notes registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Notes.

   We expect that the Depository or its nominee, upon receipt of any payment of principal or premium, if any, or interest on a Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the record relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any New Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a Global Note owning through such participants.

   Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes


   Subject to certain conditions, the New Notes represented by the Global Notes are exchangeable for certificated New Notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

     (1) the Depository notifies us that it is unwilling or unable to continue as Depository for the Global Notes or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

     (2) we, in our discretion at any time, determine not to have all the' New Notes represented by a Global Note; or

     (3) a default entitling the holders of the New Notes to accelerate the maturity thereof has occurred and is continuing.

   Any New Note that is exchangeable as above is exchangeable for certificated New Notes issuable in authorized denominations and registered in such names as the Depository directs. Subject to the foregoing, the Global Notes are not exchangeable, except for Global Notes of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless we determine otherwise in accordance with applicable law), subject, with respect to such certificated Notes, to the provisions of such legend.

Same-Day Payment

   The Indenture requires us to make payments in respect of the applicable New Notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Registration Rights Agreement

   Holders of the New Notes will not be entitled to any registration rights with respect to the New Notes. As part of the exchange offer pursuant to which the Old Notes were issued, we entered into a registration rights agreement with the trustee and the holders of the Old Notes, dated June 14, 2000. Under the registration rights agreement, we agreed to use our best efforts, at our cost to:

   o file with the SEC this exchange offer registration statement with respect to the New Notes by June 13, 2001;

   o use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days of filing the registration statement of which this prospectus forms a part;

   o after effectiveness of the exchange offer registration statement, to mail a notice of the registered exchange offer to holders of the Old Notes; and

   o keep the registered exchange offer open for not less than 30 days (or longer if required by applicable law) after the date the notice of the exchange offer is mailed to holders of the Old Notes.

Upon the registration statement, of which this prospectus forms a part, being declared effective, we will offer the New Notes in exchange for surrender of the Old Notes, as described under "The Exchange Offer."

   In the event that:

     (1) applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; or

     (2) a holder of Old Notes notifies us following completion of the exchange offer that the Old Notes held by that holder are not eligible to be exchanged for New Notes in the exchange offer, or

     (3) certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the New Notes received by them in the exchange offer to the public without delivering a prospectus; or

     (4) for any other reason we do not complete the registered exchange offer within 220 days of the date of filing of the registration statement, of which this prospectus forms a part,

then, we will, subject to certain exceptions:

     (1) promptly file a shelf registration statement covering resales of the Old Notes or the New Notes, as the case may be;

     (2) use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

     (3) keep the shelf registration statement effective until the earliest of (A) the time when the Old Notes covered by the shelf registration statement can be sold pursuant to Rule 144 of the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date of the shelf registration statement and (C) the date on which all Old Notes registered under the shelf registration statement are disposed of in accordance therewith.

   If a shelf registration statement is filed, we will, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder selling Old Notes or New Notes pursuant to the shelf registration statement will generally be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the applicable provisions of the Exchange and Registration Rights Agreement, including certain indemnification obligations.

   We will pay additional cash interest on the Old Notes, subject to certain exceptions:

     (1) if the exchange offer registration statement is not declared effective by the SEC within 180 days of filing the registration statement of which this prospectus forms a part;

     (2) if the registered exchange offer is not completed on or before the 40th day after the exchange offer registration statement is declared effective;

     (3) if obligated to file the shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after such filing obligation arises;

     (4) if obligated to file a shelf registration statement, the shelf registration statement is not declared effective on or prior to the 180th day after the obligation to file a shelf registration statement arises; or

     (5) after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable, subject to certain exceptions, from and including the date on which any such registration default occurs to but excluding the date on which all registration defaults have been cured.

   The annual rate of the additional interest will be 0.25% for the first 90-day period immediately following the occurrence of a registration default, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional annual interest rate of 1.0%. We will pay such additional interest on each regular interest payment date. Such additional interest will be in addition to any other interest payable from time to time with respect to the Old Notes.

Certain Restrictions

   Absence of Certain Protections in the Indenture. The Indenture does not contain any provisions that permit the holders of the New Notes to require prepayment in the event of a change in the management or control of us, or that afford holders of the New Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders of the New Notes (except to the limited extent that the covenants described below might affect the our ability to consummate such transactions).

   General. The various restrictive provisions of the Indenture applicable to us and our Restricted Subsidiaries do not apply to Unrestricted Subsidiaries. The assets and debt of Unrestricted Subsidiaries are not consolidated with those of us and our Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the Indenture and Investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are excluded in computing Consolidated Net Tangible Assets. "Unrestricted Subsidiaries" are those Subsidiaries which are designated as Unrestricted Subsidiaries by the Board of Directors from time to time pursuant to the Indenture (in each case, unless and until designated as Restricted Subsidiaries by the Board of Directors pursuant to the Indenture). The Board of Directors designated substantially all of our subsidiaries as Unrestricted Subsidiaries with respect to the Indenture. "Restricted Subsidiaries" are all subsidiaries other than Unrestricted Subsidiaries. A "Wholly-owned Restricted Subsidiary" is a Restricted Subsidiary at least 99% of the outstanding voting stock of which (except directors' qualifying shares) is owned by us and our other Wholly-owned Restricted Subsidiaries. In connection with the Transactions, substantially all of our Restricted Subsidiaries will be redesignated by our Board of Directors to be Unrestricted Subsidiaries.

   An Unrestricted Subsidiary may not be designated a Restricted Subsidiary if it has any Secured Debt, Funded Debt or Attributable Debt in respect of Sale and Leaseback Transactions, except such debt as we would be permitted to allow under the terms of the Indenture, immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary.

   Restrictions Upon Secured Debt. Neither we nor a Restricted Subsidiary is permitted to incur or guarantee debt secured by any additional lien, mortgage, pledge or other encumbrance on its property without equally and ratably securing the New Notes, subject to exceptions. This restriction does not apply to permitted encumbrances described in the Indenture, including purchase money mortgages, encumbrances existing on property at the time it is acquired by us or a Restricted Subsidiary, conditional sales and similar agreements, and the extension, renewal or refunding of any of the foregoing and any Secured Debt of a Restricted Subsidiary owing to us or a Wholly-owned Restricted Subsidiary. The Indenture also permits other debt secured by encumbrances not otherwise specifically permitted which, together with Attributable Debt respecting existing Sale and Leaseback Transactions (excluding Sale and Leaseback Transactions entered into in respect of property acquired by us or a Restricted Subsidiary not more than 24 months prior to the date such Transaction is entered into, and unsecured Funded Debt of Restricted Subsidiaries (excluding unsecured Funded Debt incurred through extension, refund or renewal where Consolidated Funded in Debt was not thereby increased and excluding any Funded Debt owed to us or a Wholly-owned Restricted Subsidiary), incurred or entered into, as the case may be, after the date of the Indenture), would not at the time exceed 20% of the Consolidated Net Tangible Assets of us and our Restricted Subsidiaries.

   Restrictions Upon Sales with Leases Back. We are not permitted, and may not permit a Restricted Subsidiary, to sell or transfer (except to us or one or more Wholly-owned Restricted Subsidiaries) any manufacturing plant, warehouse, retail store or equipment owned and operated by us or a Restricted Subsidiary on or after the date of the Indenture with the intention that we or any Restricted Subsidiaries take back a lease thereof, except a lease for a period, including renewals, of not more than 24 months by the end of which period it is intended that the use of such property by the lessee will be discontinued, except (i) where we would be entitled under the Indenture to incur additional secured debt not otherwise specifically permitted by the Indenture in an amount equal to the Attributable Debt respecting such Sale and Leaseback Transaction, (ii) where the Sale and Leaseback Transactions entered into in respect of property acquired by us or a Restricted Subsidiary within 24 months of such acquisition, or (iii) where we within 120 days of entering into the Sale and Leaseback Transaction apply to the retirement of our Secured Debt an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to such Transaction or (b) the fair market value of the property so leased.

   Restrictions Upon Funded Debt of Restricted Subsidiaries. Restricted Subsidiaries are prohibited from becoming liable for any unsecured Funded Debt except where we would be entitled under the Indenture to incur additional secured debt not otherwise specifically permitted by the Indenture in an amount equal to such Funded Debt and except for certain extensions, refunding and renewals of Funded Debt and Funded Debt owing to us or a Wholly-owned Restricted Subsidiary.

   Restrictions Upon Merger and Sale of Assets. The Indenture provides that no merger of Rite Aid with a sale of our property substantially as an entirety to any other corporation may be made if, as a result, any of our properties or assets would become subject to a mortgage, lien or other encumbrance which would not be permitted by the Indenture, unless the New Notes are equally and ratably secured with such obligations. Any successor entity must be a corporation organized in the United States, assume the payment of the principal and interest on the New Note and the performance of every covenant under the Indenture and, immediately after giving effect to a merger or consolidation, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and be continuing with respect to the New Notes.

   Although the amount of our property that will constitute a sale of such property "substantially as an entirety" is not readily quantifiable, a determination as to whether such a sale has occurred will depend on the percentage of operating and total assets transferred, among other measurements, and other facts and circumstances of the transaction. In any particular transaction, the determination of whether such a sale has occurred will be made by us, and we will give notice of such occurrence to the holders of the New Notes. Because of the uncertainty regarding whether a particular sale will constitute a sale of property "substantially as an entirety," holders will not be able to determine for themselves whether such a transaction has occurred and will have to rely on our determination. If such a transaction occurs, the person to which such amount of our property is transferred must enter into an indenture supplemental to the Indenture, the form of which must be satisfactory to the Trustee.

   Restrictions on Impairment of Security Interest. Neither we nor any of our subsidiaries is permitted to take or omit to take any action that would materially impair the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the New Notes, and neither we nor any of our subsidiaries is permitted to grant to any person other than the collateral agent under the senior credit facility, for the benefit of the Trustee and the holders of the New Notes and the other beneficiaries described in the security agreements, any interest whatsoever in any of the Collateral; provided, however, that we and such subsidiaries may take any such actions and grant any such interests for the benefit of the other beneficiaries or the collateral agent under the security agreements to the extent permitted under such security agreements.

   Restrictions on Amendments to Security Agreements. Neither we nor any of our subsidiaries is permitted to amend, waive or otherwise modify, or permit or consent to any amendment, waiver or other modification of the security agreements in any way that would be adverse to the holders of the New Notes. Notwithstanding the foregoing, (i) the security agreements may be amended, waived or otherwise modified with the approval of holders of a majority of aggregate outstanding principal amount of the New Notes, the PCS facility, the RCF facility and the two synthetic lease obligations, all voting as a single class, and (ii) the lenders under the secured credit facility will, at all times, control all remedies and other actions related to the Collateral.

Modification of the Indenture and Security Agreements

   The Indenture and the rights of the holders of New Notes may be modified by us only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding New Notes but no supplemental indentures altering the terms of payment of principal or interest, changing the place or medium of payment of principal or interest, impairing the rights of holders to institute suit for payment, adversely changing the right to or exchange any New Notes, reducing the percentage required for modification in a manner adverse to the holders of New Notes, releasing the security interest granted in favor of the holders of the New Notes in the Collateral other than pursuant to the terms of the security agreements, make any change in the security agreements or any provision of the Indenture relating to the Collateral that would adversely affect the holders of the New Notes, or reduce the price payable upon the redemption of any New Notes or change the time at which any New Notes may be redeemed, as described under "--Optional Redemption," will be effective against any holder without his, her, or its consent.

Events of Default

   The Indenture defines an Event of Default with respect to the New Notes as being any one of the following events: (i) default for 30 days in any payment of interest upon any New Notes; (ii) default in any payment of principal of (or premium, if any) upon any New Notes when due at maturity upon acceleration, optional redemption, required repurchase or otherwise; (iii) default in the deposit of any sinking fund payment; (iv) default for 60 days after appropriate notice in the performance of any other covenant in the New Notes or the Indenture; (v) certain events in bankruptcy, insolvency or reorganization; (vi) certain events of default resulting in the acceleration of the maturity of the related debt aggregating in excess of $10 million under any mortgages, indentures (including the Indenture) or instruments under which we may have issued, or by which there may have been secured or evidenced, any of our other debt; (vii) any event or condition occurs which results in the acceleration of the maturity of the exchange debt, the PCS credit facility or the RCF credit facility or enables the holders of such exchange debt or the lenders under the PCS credit facility or the RCF credit facility, or any person acting on such person's behalf, to accelerate the maturity thereof; or
(viii) the material impairment of the security interest under the security agreements for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any security interest created thereunder being declared invalid or unenforceable, or we or any of our Subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable. In case an Event of Default occurs and is continuing with respect to the New Notes, either the Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the New Notes may declare the principal of the New Notes and the accrued interest thereon, if any, to be due and payable. Any Event of Default with respect to the New Notes which has been cured may be waived by the holders of a majority in aggregate principal amount of the New Notes.

   The Indenture requires us to file annually with the Trustee a written statement signed by one of our officers as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of any default (except in payment of principal or premium, if any, or interest) if it considers it in the interest of the holders to do so.

   Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of holders, unless such holder has offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the holders of a majority in principal amount of the New Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Defeasance and Discharge

   The terms of the Indenture provide us with the option to be discharged from any and all obligations with respect to the New Notes (except for certain obligations to register the transfer or exchange of New Notes, to replace stolen, lost or mutilated New Notes, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations (as defined), which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of such New Notes on the Stated Maturity of such payments or on the applicable Redemption Date in accordance with the terms of the Indenture and such New Notes. Such option may only be exercised (i) if we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such New Notes, (ii) there is no Event of Default with respect to the New Notes or any event which may become an Event of Default then occurring, and (iii) such action would not cause any outstanding New Notes to become delisted from any exchange as a result thereof.

Defeasance of Certain Covenants

   The terms of the Indenture provide us with the option to have the occurrence of events described in (iv) or (v) under the heading "Events of Default" above no longer be Events of Default and to omit to comply with certain of the covenants described under the heading "Certain Restrictions" above. In order to exercise such option, we will be required to deposit with the Trustee money or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with the terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of such New Notes on the stated maturity of such payments or on the applicable redemption date in accordance with the terms of the Indenture and such New Notes. Additionally, no Event of Default or event which may become an Event of Default may have occurred and be continuing on the date of deposit with the Trustee. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such New Notes to recognize income, gain or loss for federal income tax purposes.

   We may exercise our defeasance option with respect to the New Notes notwithstanding its prior exercise of its covenant defeasance option. If we exercise our defeasance option, payments on the New Notes may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payments on the New Notes may not be accelerated by reference to the provisions described in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to the New Notes, under the Indenture after exercising its covenant defeasance option and the New Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the New Notes at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.

Concerning the Trustee

   State Street Bank and Trust Company is the Trustee under the Indenture. State Street is eligible for trusteeship under Section 310 of the Trust Indenture Act. State Street also acts as the Security Registrar and Paying Agent with regard to the New Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

   None of our directors, officers, employees, incorporators or stockholders will have any liability for any of our obligations under the New Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

   The Indenture and the New Notes will be governed by, and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

   "Attributable Debt" means, as to any particular Sale and Leaseback Transaction under which we or any Restricted Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of any such transaction involving a capital lease, the amount on such date of the capital lease obligation thereunder or (ii) in the case of any other such Sale and Leaseback Transaction, the then present value of the minimum rental obligation under such transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payment, or, if such interest factor cannot be readily determined, at the rate per annum equal to the rate of interest on the securities. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.

   "Board of Directors" means either our board of directors or any duly authorized committee of that board.

   "Board Resolution" means a copy of a resolution certified by our Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law, regulation, executive order or governmental decree to close.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Consolidated Net Tangible Assets" means the total amount of assets on a consolidated balance sheet of us and our Restricted Subsidiaries (less applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of computation) after deducting (a) all liabilities and liability items including amounts in respect of obligations under leases (or guarantees thereof) which under generally accepted accounting principles would be included on such balance sheet except Funded Debt capital stock and surplus, surplus reserves and provisions for deferred income taxes and (b) goodwill trade names trademarks patents unamortized debt discount and expense and other like intangibles.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Funded Debt" means any debt for money borrowed created issued incurred, assumed or guaranteed, whether secured or unsecured, maturing more than one year after the date of determination thereof and any debt, regardless of its term, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of the debt, which would, in accordance with generally accepted accounting practice, be classified as funded debt, excluding (a) debt for which money in satisfaction thereof has been deposited in trust, (b) certain guarantees arising in the ordinary course of business and (c) liabilities resulting from capitalization of lease rentals.

   The term "holder", when used in respect of either the New Notes or the Old Notes, means the Person in whose name such security is registered in the relevant Security Register.

   The term "mortgage" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

   "Sale and Leaseback Transactions" means the sale or transfer of any manufacturing plant, warehouse, retail store or equipment owned and operated or hereafter owned and operated by us or a Restricted Subsidiary, with the intention that we or any Restricted Subsidiary take back a lease thereof, except a lease for a period, including renewals, not exceeding 24 months, by the end of which period it is intended that the use of such property or equipment by the lessee will be discontinued.

   "SEC" means the Securities and Exchange Commission.

   "Secured Debt" means any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on our property or any Restricted Subsidiary, but shall not include guarantees arising iii connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

   "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

   "Unrestricted Subsidiary" means (a) any Subsidiary which, in accordance with the provisions of the Indenture, has been designated by a Board Resolution as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with the provisions of the Indenture, be designated by Board Resolution as a Restricted Subsidiary; and (b) any Subsidiary a majority of the Voting Stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries.

   "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

   "Wholly owned Restricted Subsidiary" means a Restricted Subsidiary of which at least 99% of the outstanding Voting Stock (other than directors qualifying shares) is at the time, directly or indirectly, owned by us or by one or more Wholly owned Restricted Subsidiaries or by us and one or more Wholly owned Restricted Subsidiaries.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


   The following discussion summarizes certain material U.S. federal income tax consequences resulting from the exchange offer and the ownership and disposition of the New Notes. This summary is general in nature, and does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular tax situation or to certain classes of holders subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities, banks, insurance companies, subchapter S corporations, persons who hold the Old Notes or New Notes through a pass-through entity, tax exempt entities, tax qualified plans, individual retirement and other tax-deferred accounts and persons who hold the Old Notes or New Notes as a hedge, who have otherwise hedged the risk of holding notes, who hold the Old Notes or New Notes as part of a straddle with other investments, or who hold the Old Notes or New Notes in connection with a conversion transaction). In addition, the discussion does not consider the effect of any foreign, state, local or other tax laws, or any U.S. considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations that may be applicable to particular holders. This discussion does not discuss tax consequences to holders who are not U.S. Persons and assumes that the Old Notes and New Notes are held as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary applies only to holders that acquired Old Notes in exchange for other notes of the Company pursuant to the exchange offer of the Company in April, 2000, and that acquired such other notes at the initial offering for the original offering price thereof. This summary does not address the tax consequences to subsequent purchasers of New Notes.

   As used herein, a "U.S. Person" means a holder who (for U.S. federal income tax purposes) is (i) a citizen or resident of the U.S., (ii) a corporation or other entity treated as a corporation for tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who would have the authority to control all substantial decisions of the trust.

   Each holder should consult its tax advisor as to the particular tax consequences to such holder of the exchange of Old Notes for New Notes pursuant to the exchange offer and the ownership and disposition of the New Notes, including the applicability of any federal, state, local or foreign tax laws, any changes in applicable tax laws and any pending or proposed legislation or regulations.

Exchange Offer

   The exchange of an Old Note for a New Note pursuant to the Exchange Offer will not constitute a "significant modification" of the Old Note for U.S. federal income tax purposes and, accordingly, the New Note received will be treated as a continuation of the Old Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a Holder who exchanges an Old Note for a New Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Notes for New Notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Payments of Interest

   Stated interest payable on the New Notes generally will be included in the gross income of a United States Holder as ordinary interest income at the time accrued or received, in accordance with such holder's method of accounting for U.S. federal income tax purposes.

Additional Interest

   It is possible that the Internal Revenue Service (the "IRS") will assert that the additional interest that the Company is obligated to pay if the exchange offer registration statement is not filed or declared effective within the time periods set forth herein or certain other actions are not taken, as described under the caption "Description of the New Notes; Registration Rights Agreement," constitutes "contingent interest" for U.S.

federal income tax purposes. If so treated, the New Notes (and the Old Notes) would be characterized as contingent payment debt instruments and holders could be required to report such additional interest as additional original issue discount. However, Treasury regulations regarding debt instruments that provide for one or more contingent payments provide that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. The Company believes that the likelihood of payment of such additional interest is remote, and, accordingly, does not intend to treat the New Notes as contingent payment debt instruments.

Sale or Exchange of New Notes

   In general, the sale, exchange, or redemption of the New Notes will result in capital gain or loss equal to the difference between the amount realized and the exchanging holder's adjusted tax basis in the New Notes immediately before such sale, exchange, or, redemption.

Backup Withholding

   Under U.S. federal income tax laws, certain holders who exchange Old Notes for New Notes are required to provide such holder's current taxpayer identification number ("TIN") on the Substitute Form W-9 (included as part of the Letter of Transmittal). If the holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or otherwise fails to satisfy applicable requirements, the holder or other payee may be subject to penalties imposed by the IRS and to a 31% backup withholding tax.

    Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of U.S. federal income taxes, a refund may be obtained from the IRS provided the required information is furnished.

                              PLAN OF DISTRIBUTION


   Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until                        , 2001, all dealers effecting
transactions in the New Notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that request such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the New Notes offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Nancy
A. Lieberman, one of our directors, is a partner of that law firm.

                                    EXPERTS


   The consolidated financial statements of the Company and its consolidated subsidiaries, except PCS Holding Corporation and subsidiaries which has been included in discontinued operations in such consolidated financial statements, as of March 3, 2001 and February 26, 2000, and for each of the three years in the period ended March 3, 2001 included in this prospectus and related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP as stated in their reports appearing herein and elsewhere in the registration statement. The financial statements of PCS Holding Corporation and subsidiaries for the year ended February 26, 2000 and the thirty-six days ended February 27, 1999, not separately included herein or elsewhere in the registration statement have been audited by Ernst & Young LLP, as stated in their report, which is included herein. Such financial statements and related financial statement schedule of the Company and its consolidated subsidiaries are included herein and elsewhere in the registration statement in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Rite Aid Corporation
Camp Hill, Pennsylvania

   We have audited the accompanying consolidated balance sheets of Rite Aid Corporation and subsidiaries as of March 3, 2001 and February 26, 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended March 3, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of PCS Holding Corporation (a consolidated subsidiary of Rite Aid Corporation), which has been included in discontinued operations in the accompanying consolidated financial statements, which statements reflect total assets constituting 17% of consolidated total assets as of February 26, 2000, and revenues of $1,264.7 million and $104.3 million for the years ended February 26, 2000 and February 27, 1999, respectively. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for PCS Holding Corporation, is based solely on the report of such other auditors.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Rite Aid Corporation and subsidiaries at March 3, 2001, and February 26, 2000, and the results of their operations and their cash flows for each of the three years in the period ended March 3, 2001, in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 3 to the consolidated financial statements, the Company changed its application of the last-in, first-out ("LIFO") method of accounting for inventory in 2000.


/s/ DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
May 8, 2001, except for Note 25,
    as to which the date is May 16, 2001

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholder
PCS Holding Corporation

   We have audited the consolidated balance sheets of PCS Holding Corporation and Subsidiaries (the Company) as of February 27, 1999 and February 26, 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for the thirty-six days ended February 27, 1999 and the year ended February 26, 2000 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Holding Corporation and Subsidiaries at February 27, 1999 and February 26, 2000, and the consolidated results of their operations and their cash flows for the thirty-six days ended February 27, 1999 and the year ended February 26, 2000, in conformity with accounting principles generally accepted in the United States.


                                               /s/ ERNST & YOUNG LLP


April 21, 2000

                     RITE AID CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (In thousands of dollars, except share amounts)


                                               March 3, 2001   February 26, 2000
                                               -------------   -----------------
        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ................     $    92,290       $   179,757
 Accounts receivable, net  ................         503,527           152,035
 Inventories, net  ........................       2,444,525         2,472,437
 Investment in AdvancePCS  ................         491,198                --
 Refundable income taxes ..................              --           147,599
 Prepaid expenses and other current assets           85,292            63,659
                                                -----------       -----------
   Total current assets....................       3,616,832         3,015,487
PROPERTY, PLANT AND EQUIPMENT, NET ........       3,041,008         3,445,828
GOODWILL AND OTHER INTANGIBLES ............       1,067,339         1,258,108
OTHER ASSETS ..............................         188,732           235,398
DEFERRED TAX ASSET ........................              --           146,917
NET NON-CURRENT ASSETS OF DISCONTINUED
  OPERATIONS...............................              --         1,743,828
                                                -----------       -----------
   Total assets............................     $ 7,913,911       $ 9,845,566
                                                ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Current lease financing obligations ......     $    28,603       $    25,964
 Short-term debt and current maturities of
  long-term debt ..........................           8,353            76,086
 Accounts payable  ........................         896,390           854,062
 Sales and other taxes payable ............          31,562            33,662
 Accrued salaries, wages and other current
  liabilities .............................         696,047           883,003
 Net current liabilities of discontinued
  operations...............................              --           390,053
                                                -----------       -----------
   Total current liabilities...............       1,660,955         2,262,830
CONVERTIBLE SUBORDINATED NOTES  ...........         357,324           649,986
LONG-TERM DEBT LESS CURRENT MATURITIES  ...       4,428,871         4,738,661
LEASE FINANCING OBLIGATIONS LESS CURRENT
  MATURITIES...............................       1,071,397         1,122,171
OTHER NONCURRENT LIABILITIES ..............         730,342           619,952
                                                -----------       -----------
   Total liabilities.......................       8,248,889         9,393,600
COMMITMENTS AND CONTINGENCIES  ............              --                --
REDEEMABLE PREFERRED STOCK ................          19,457            19,457
STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock, par value $1 per share;
   liquidation value $100 per
   share; 20,000,000 shares authorized:
   shares issued -- 3,340,000
   and 3,083,000...........................         333,974           308,250
 Common stock, par value $1 per share;
   600,000,000 shares authorized: shares
   issued and outstanding -- 348,055,000
   and 259,927,000.........................         348,055           259,927
 Additional paid-in capital ...............       2,065,301         1,292,337
 Accumulated deficit ......................      (3,171,956)       (1,421,817)
 Deferred compensation ....................          19,782            (6,188)
 Accumulated other comprehensive income ...          50,409                --
                                                -----------       -----------
   Total stockholders' equity (deficit)....        (354,435)          432,509
                                                -----------       -----------
   Total liabilities and stockholders'
  equity (deficit).........................     $ 7,913,911       $ 9,845,566
                                                ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands of dollars, except per share amounts)


                                                                                                         Year Ended
                                                                                         ------------------------------------------
                                                                                           March 3,     February 26,   February 27,
                                                                                             2001           2000           1999
                                                                                          (53 weeks)     (52 weeks)     (52 weeks)
                                                                                         -----------    ------------   ------------
REVENUES.............................................................................    $14,516,865    $13,338,947     $12,438,442
COSTS AND EXPENSES:
 Cost of goods sold, including occupancy costs.......................................     11,151,490     10,213,428       9,406,831
 Selling, general and administrative expenses........................................      3,458,307      3,607,810       3,200,563
 Goodwill amortization...............................................................         20,670         24,457          26,055
 Store closing and impairment charges................................................        388,078        139,448         195,359
 Interest expense....................................................................        649,926        542,028         274,826
 Loss on debt conversions and modifications..........................................        100,556             --              --
 Share of loss from equity investments...............................................         36,675         15,181             448
 Gain on sale of fixed assets........................................................         (6,030)       (80,109)             --
                                                                                         -----------    ------------   ------------
                                                                                          15,799,672     14,462,243      13,104,082
                                                                                         -----------    ------------   ------------
 Loss from continuing operations before income taxes and
   cumulative effect of accounting change............................................     (1,282,807)    (1,123,296)       (665,640)
INCOME TAX EXPENSE (BENEFIT).........................................................        148,957         (8,375)       (216,941)
                                                                                         -----------    -----------     -----------
 Loss from continuing operations before cumulative effect
   of accounting change..............................................................     (1,431,764)    (1,114,921)       (448,699)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
  including income tax expense (benefit) of $13,846, $30,903, and $(5,925)...........         11,335          9,178         (12,823)
LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS,
  net of income tax benefit of $734..................................................       (168,795)            --              --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
  net of income tax benefit of $18,200...............................................             --        (27,300)             --
                                                                                         -----------    ------------   ------------
    NET LOSS.........................................................................    $(1,589,224)   $(1,133,043)    $  (461,522)
                                                                                         ===========    ============   ============
COMPUTATION OF LOSS APPLICABLE TO COMMON STOCKHOLDERS:
 Net loss............................................................................    $(1,589,224)   $(1,133,043)    $  (461,522)
 Accretion of redeemable preferred stock.............................................             --            (97)             --
 Preferred stock conversion reset....................................................       (160,915)            --              --
 Cumulative preferred stock dividends................................................        (25,724)       (10,110)           (627)
                                                                                         -----------    ------------   ------------
    Loss applicable to common stockholders...........................................    $(1,775,863)   $(1,143,250)    $  (462,149)
                                                                                         ===========    ============   ============
BASIC AND DILUTED (LOSS) INCOME PER SHARE:
 Loss from continuing operations.....................................................    $     (5.15)   $     (4.34)    $     (1.74)
 Income (loss) from discontinued operations..........................................          (0.50)          0.04           (0.05)
 Cumulative effect of accounting change, net.........................................             --          (0.11)             --
                                                                                         -----------    ------------   ------------
    Net loss per share...............................................................    $     (5.65)   $     (4.41)    $     (1.79)
                                                                                         ===========    ============   ============




The accompanying notes are an integral part of these consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
                    (In thousands, except per share amounts)



                                           Preferred Stock               Common Stock      Additional     Retained
                                   -------------------------------    ------------------     Paid-in      Earnings
                                   Shares    Class A      Class B     Shares     Issued      Capital      (Deficit)
                                   ------   ---------    ---------   -------    --------   ----------    -----------
BALANCE FEBRUARY 28, 1998......       --           --           --   258,214    $258,214   $1,354,917    $   285,859
Net loss.......................                                                                             (461,522)
Other comprehensive income --
 Minimum pension liability
  adjustment...................
 Comprehensive loss ...........
Stock options exercised........                                          633         633        8,603
Stock option income tax benefit                                                                 5,807
Stock grants...................                                           14          14          669
Bond conversion................                                                                     9
Cash dividends paid on common
  stock ($.4375 per share).....                                                                             (113,111)
                                   -----    ---------    ---------   -------    --------   ----------    -----------
BALANCE FEBRUARY 27, 1999......       --           --           --   258,861     258,861    1,370,005       (288,774)
Net loss.......................                                                                           (1,133,043)
Other comprehensive income --
 Minimum pension liability
  adjustment...................
 Comprehensive loss ...........
Issuance of preferred shares...    3,000      300,000
Exchange of preferred shares...              (300,000)     300,000
Stock options exercised........                                           66          66          814
Stock option income tax benefit                                                                   243
Stock grants...................                                        1,000       1,000        7,250
Issuance of common stock
  warrants.....................                                                                 8,500
Bond conversion................                                                                     5
Dividends on preferred stock...       83                     8,250                             (8,250)
Increase resulting from sale of
  stock by equity method
  investee.....................                                                                 2,929
Cash dividends paid on common
  stock ($.3450 per share).....                                                               (89,159)
                                   -----    ---------    ---------   -------    --------   ----------    -----------
BALANCE FEBRUARY 26, 2000......    3,083           --      308,250   259,927     259,927    1,292,337     (1,421,817)
Net loss.......................                                                                           (1,589,224)
Other comprehensive (loss) --
 Minimum pension liability
  adjustment...................
 Appreciation of investment in
  AdvancePCS...................
 Comprehensive loss ...........
Preferred stock conversion
  reset........................                           (160,915)                           160,915
Accretion of convertible
  preferred stock..............                            160,915                                          (160,915)
Stock grants...................                                        4,004       4,004       18,793
Bond conversion................                                       84,124      84,124      604,574
Deferred compensation plans....
Dividends on preferred stock...      257                    25,724                            (25,724)
Increase resulting from sale of
  stock by equity method
  investee.....................                                                                14,406
                                   -----    ---------    ---------   -------    --------   ----------    -----------
BALANCE MARCH 3, 2001..........    3,340    $      --    $ 333,974   348,055    $348,055   $2,065,301    $(3,171,956)
                                   =====    =========    =========   =======    ========   ==========    ===========


                                                   Accumulated
                                                      Other
                                     Deferred     Comprehensive
                                   Compensation       Income          Total
                                   ------------   -------------    -----------
BALANCE FEBRUARY 28, 1998......            --        $  (787)      $ 1,898,203
Net loss.......................                                       (461,522)
Other comprehensive income --
 Minimum pension liability
  adjustment...................                          312               312
                                                                   -----------
 Comprehensive loss ...........                                       (461,210)
Stock options exercised........                                          9,236
Stock option income tax benefit                                          5,807
Stock grants...................                                            683
Bond conversion................                                              9
Cash dividends paid on common
  stock ($.4375 per share).....                                       (113,111)
                                     --------        -------       -----------
BALANCE FEBRUARY 27, 1999......            --           (475)        1,339,617
Net loss.......................                                     (1,133,043)
Other comprehensive income --
 Minimum pension liability
  adjustment...................                          475               475
                                                                   -----------
 Comprehensive loss ...........                                     (1,132,568)
Issuance of preferred shares...                                        300,000
Exchange of preferred shares...                                             --
Stock options exercised........                                            880
Stock option income tax benefit                                            243
Stock grants...................        (6,188)                           2,062
Issuance of common stock
  warrants.....................                                          8,500
Bond conversion................                                              5
Dividends on preferred stock...                                             --
Increase resulting from sale of
  stock by equity method
  investee.....................                                          2,929
Cash dividends paid on common
  stock ($.3450 per share).....                                        (89,159)
                                     --------        -------       -----------
BALANCE FEBRUARY 26, 2000......        (6,188)            --           432,509
Net loss.......................                                     (1,589,224)
Other comprehensive (loss) --
 Minimum pension liability
  adjustment...................                         (622)             (622)
 Appreciation of investment in
  AdvancePCS...................                       51,031            51,031
                                                                   -----------
 Comprehensive loss ...........                                     (1,538,815)
Preferred stock conversion
  reset........................                                             --
Accretion of convertible
  preferred stock..............                                             --
Stock grants...................       (10,410)                          12,387
Bond conversion................                                        688,698
Deferred compensation plans....        36,380                           36,380
Dividends on preferred stock...                                             --
Increase resulting from sale of
  stock by equity method
  investee.....................                                         14,406
                                     --------        -------       -----------
BALANCE MARCH 3, 2001..........      $ 19,782        $50,409       $  (354,435)
                                     ========        =======       ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In thousands of dollars)


                                                                                                         Year Ended
                                                                                         ------------------------------------------
                                                                                           March 3,     February 26,   February 27,
                                                                                             2001           2000           1999
                                                                                         -----------    ------------   ------------
OPERATING ACTIVITIES:
 Net loss............................................................................    $(1,589,224)   $(1,133,043)    $  (461,522)
 Income (loss) from discontinued operations..........................................         11,335          9,178         (12,823)
 Loss on disposal of discontinued operations.........................................       (168,795)            --              --
                                                                                         -----------    -----------     -----------
 Loss from continuing operations.....................................................     (1,431,764)    (1,142,221)       (448,699)
 Adjustments to reconcile to net cash (used in) provided by operations:
   Cumulative effect of change in accounting method..................................             --         27,300              --
   Depreciation and amortization.....................................................        384,066        443,974         379,793
   Store closings and impairment loss................................................        388,078        139,448         195,359
   Gain on sale of fixed assets......................................................         (6,030)       (80,109)             --
   Stock based compensation..........................................................         45,865             --              --
   Write-off of deferred tax asset...................................................        146,917             --              --
   Loss on debt conversions and modifications........................................        100,556             --              --
   Changes in operating assets and liabilities, net of acquisitions:
    Accounts receivable..............................................................       (351,492)       (79,156)         (3,833)
    Inventories......................................................................         27,912         77,963         415,459
    Income taxes receivable/payable..................................................        147,599         25,390        (278,652)
    Accounts payable.................................................................        (66,462)      (278,073)       (129,500)
    Other liabilities................................................................       (148,880)       196,938         103,836
    Other............................................................................         59,081         45,448          43,092
                                                                                         -----------    -----------     -----------
    Net cash (used in) provided by continuing operations.............................       (704,554)      (623,098)        276,855
    Net cash provided by (used in) discontinued operations...........................          3,758        365,375        (227,925)
                                                                                         -----------    -----------     -----------
    Net cash (used in) provided by operating activities..............................       (700,796)      (257,723)         48,930
                                                                                         -----------    -----------     -----------
INVESTING ACTIVITIES:
 Expenditures for property, plant and equipment......................................       (132,504)      (573,287)     (1,222,674)
 Purchases of businesses, net of cash acquired.......................................             --        (24,454)     (1,390,620)
 Net investment in equity method investee............................................             --         (8,125)             --
 Intangible assets acquired..........................................................         (9,000)       (67,783)        (91,749)
 Proceeds from sale of discontinued operations.......................................        710,557             --              --
 Proceeds from dispositions..........................................................        108,600        169,537              --
                                                                                         -----------    -----------     -----------
    Net cash provided by (used in) continuing operations.............................        677,653       (504,112)     (2,705,043)
    Net cash used in discontinued operations.........................................             --        (48,021)         (4,205)
                                                                                         -----------    -----------     -----------
    Net cash provided by (used in) investing activities..............................        677,653       (552,133)     (2,709,248)
                                                                                         -----------    -----------     -----------
FINANCING ACTIVITIES:
 Net proceeds from the issuance of long-term debt....................................             --      1,600,000         895,878
 Net change in bank credit facilities................................................        324,899        716,073              --
 Net (payments) proceeds of commercial paper borrowings..............................       (192,000)    (1,591,125)      1,383,125
 Net proceeds from the issuance of preferred stock...................................             --        300,000              --
 Net proceeds from the issuance of redeemable preferred stock........................             --             --          23,559
 Repurchase of redeemable preferred stock............................................             --        (10,000)             --
 Proceeds from leasing obligations...................................................          6,992         74,898         504,990
 Principal payments on long-term debt................................................       (126,122)       (68,113)        (39,557)
 Cash dividends paid.................................................................             --        (89,159)       (113,111)
 Net proceeds from the issuance of common stock......................................             --            880             683
 Deferred financing costs paid.......................................................        (78,093)       (34,984)         (5,928)
 Other...............................................................................             --          6,621          10,702
                                                                                         -----------    -----------     -----------
    Net cash provided by (used in) financing activities..............................        (64,324)       905,091       2,660,341
                                                                                         -----------    -----------     -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................................        (87,467)        95,235              23
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........................................        179,757         84,522          84,499
                                                                                         -----------    -----------     -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...............................................    $    92,290    $   179,757     $    84,522
                                                                                         ===========    ===========     ===========


The accompanying notes are an integral part of these consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

1. Results of Operations and Financing

   During fiscal 2001, 2000 and 1999, the Company incurred net losses of $1,589,224, $1,133,043 and $461,522, respectively, and during fiscal 2001 net cash used in operating activities from continuing operations was $704,554.

   Since December 1999, management of the Company has taken a series of steps intended to stabilize and improve the operating results of the Company. Management believes that available cash and cash equivalents together with cash flow from operations, available borrowings under the senior credit facility and other sources of liquidity (including asset sales) will be sufficient to fund the Company's operating activities, investing activities and debt maturities for fiscal 2002. In addition, management believes that the Company will be in compliance with its existing debt covenant requirements throughout fiscal 2002. However, a substantial portion of its indebtedness which matures in August and September 2002 will require the Company to refinance the indebtedness at or before that time.

2. Summary of Significant Accounting Policies

 Description of Business
   The Company is a Delaware corporation and through its wholly-owned subsidiaries, operates retail drugstores in the United States. It is one of the largest retail drugstore chains in the United States, with 3,648 stores in operation as of March 3, 2001. The Company's drugstores' primary business is pharmacy services. It also sells a full selection of health and beauty aids and personal care products, seasonal merchandise and a large private label product line.

   The Company's continuing operations consists solely of the retail drug segment. Revenues from its retail drug stores are derived from:

                                                          Year Ended
                                    ------------------------------------------------------
                                    March 3, 2001   February 26, 2000    February 27, 1999
                                    -------------   -----------------    -----------------
   Pharmacy.....................     $ 8,639,288       $ 7,788,404          $ 6,737,710
   Front-end....................       5,877,577         5,550,543            5,700,732
                                     -----------       -----------          -----------
                                     $14,516,865       $13,338,947          $12,438,442
                                     ===========       ===========          ===========

 Discontinued Operations
   On October 2, 2000, the Company sold its wholly owned subsidiary PCS Health Systems, Inc. ("PCS"), a pharmacy benefits manager ("PBM"). Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of this business have been segregated from those of continuing operations and are presented in the Company's financial statements as discontinued operations (see Note 24).

 Fiscal Year
   The Company's fiscal year ends on the Saturday closest to February 28. The fiscal year ended March 3, 2001 included 53 weeks. The fiscal years ended February 26, 2000 and February 27, 1999 both included 52 weeks.

 Reclassifications
   Certain reclassifications have been made to prior years' amounts to conform to current year classifications.

 Principles of Consolidation
   The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies -- (Continued)

 Cash and Cash Equivalents
   Cash and cash equivalents consist of cash on hand, and highly liquid investments which are readily convertible to known amounts of cash and which have original maturities of three months or less when purchased.

 Inventories
   Inventories are stated at the lower of cost or market. Inventory balances include capitalization of certain costs related to purchasing, freight, and handling costs associated with placing inventory in its location and condition for sale. The Company uses the last-in, first-out ("LIFO") method of accounting for substantially all of its inventories (see Note 3). At March 3, 2001 and February 26, 2000, inventories were $381,466 and $340,740, respectively, lower than the amounts that would have been reported using the first-in, first-out ("FIFO") method. The Company calculates its FIFO inventory valuation using the retail method for store inventories and the cost method for warehouse inventories. The LIFO charge was $40,726, $34,614 and $36,469 for fiscal years 2001, 2000 and 1999, respectively.

 Impairment of Long-Lived Assets
   Asset impairments are recorded when the carrying value of assets are not recoverable. For purposes of recognizing and measuring impairment of long-lived assets, the Company categorizes assets of operating stores as "Assets to Be Held and Used" and assets of stores that have been closed as "Assets to Be Disposed Of". The Company evaluates assets at the store level because this is the lowest level of identifiable cash flows ascertainable to evaluate impairment. Assets being tested for recoverability at the store level include tangible long-lived assets, identifiable intangibles and allocable goodwill that arose in purchase business combinations. Corporate assets to be held and used are evaluated for impairment based on excess cash flows from the stores that support those assets. Enterprise goodwill not associated with assets being tested for impairment is evaluated based on a comparison of undiscounted future cash flows of the enterprise compared to the related net book value of the enterprise.

   The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

 Property, Plant and Equipment
   Property, plant and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the following useful lives: buildings - 30 to 45 years; equipment - 3 to 15 years.

   Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the term of the lease. Capitalized lease assets are recorded at the present value of minimum lease payments and amortized over the estimated economic life of the related property or term of the lease.

   The Company capitalizes direct internal and external development costs and direct external application development costs associated with internal-use software. Neither preliminary evaluation costs nor costs associated with the software after implementation are capitalized. For fiscal years 2001, 2000 and 1999, the Company capitalized costs of approximately $1,227, $4,595 and $9,667, respectively.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies -- (Continued)

 Intangible Assets
   Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities and is being amortized on a straight-line basis over 40 years. The value of favorable and unfavorable leases on stores acquired in business combinations are amortized over the terms of the leases on a straight-line basis. Patient prescription files purchased and those acquired in business combinations are amortized over their estimated useful lives of five to fifteen years. The value of assembled workforce acquired is amortized over its useful life of five years.

 Investments in Fifty Percent or Less Owned Subsidiaries
   Investments in affiliated entities for which the Company has the ability to exercise significant influence, but not control over the investee, and generally an ownership interest of the common stock of between 20% and 50%, are accounted for under the equity method of accounting and are included in other assets. Under the equity method of accounting, the Company's share of the investee's earnings or loss is included in the consolidated statements of operations. The portion of the Company's investment in an equity-method investee that exceeds its share of the underlying net equity of the investee, if any, is amortized over 7 to 30 years.

 Revenue Recognition
   The Company recognizes revenue from the sale of merchandise at the time the merchandise is sold. The Company records revenue net of an allowance for estimated future returns. Return activity is immaterial to revenues and results of operations in all periods presented.

 Vendor Rebates and Allowances
   Rebates and allowances received from vendors that are based on future purchases are initially deferred and are recognized as a reduction of cost of goods sold when the related inventory is sold. Rebates and allowances not tied directly to purchases are recognized as a reduction of selling, general and administrative expense on a straight-line basis over the related contract term.

 Stock-Based Compensation
   The Company accounts for its employee and director stock-based compensation plans under APB Opinion No. 25.

 Store Preopening Expenses and Closing Costs
   Costs incurred prior to the opening of a new store, associated with a remodeled store or related to the opening of a distribution facility, are charged against earnings as administrative and general expenses when incurred. When a store is closed, the Company expenses unrecoverable costs and accrues a liability equal to the present value of the remaining lease obligations, net of expected sublease income. Other store closing and liquidation costs are expensed when incurred and included in cost of goods sold.

 Advertising
   Advertising costs are expensed as incurred. Advertising expenses, net of reimbursements, for fiscal 2001, 2000 and 1999 were $214,891, $194,880 and $223,000, respectively.

 Insurance
   The Company is self-insured for certain general liability and workers' compensation claims. For claims that are self-insured, stop-loss insurance coverage is maintained for workers' compensation occurrences exceeding $250 and general liability occurrences exceeding $1,000. The Company utilizes actuarial studies as the basis for developing reported claims and estimating claims incurred but not reported relating to the Company's self-insurance. Workers' compensation claims are discounted to present value using a risk-free interest rate.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies -- (Continued)

   The Company is self-insured for all covered employee medical claims.

 Income Taxes
   Deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred income tax expense (benefit) represents the change during the reporting period in the deferred tax assets and deferred tax liabilities, net of the effect of acquisitions and dispositions. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

 Use of Estimates
   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Significant Concentrations
   During fiscal 2001, the Company purchased approximately 93% of the dollar volume of its prescription drugs from a single supplier, McKesson HBOC, Inc. ("McKesson"), under a contract expiring April 2004. With limited exceptions, the Company is required to purchase all of its branded pharmaceutical products from McKesson. If the Company's relationship with McKesson was disrupted, the Company could have difficulty filling prescriptions, which would negatively impact the business.

 Derivatives
   The Company enters into interest rate swap agreements to hedge the exposure to increasing rates with respect to its variable rate debt. The differential to be paid or received as a result of these swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense related to the variable rate debt.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended by SFAS 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated and effective as a fair value hedge, the changes in the fair value of the derivative and the changes in the hedged item attributable to the hedged risk will be recognized in earnings. If the derivative is designated and effective as a cash-flow hedge, changes in the fair value of the effective portion of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. On March 4, 2001, in connection with the adoption of the new Statement, the Company will record a reduction of approximately $29,000 in OCI as a cumulative transition adjustment for derivatives designated as cash flow-type hedges prior to adopting SFAS 133.

   Certain issues currently under consideration by the Derivatives Implementation Group ("DIG") may make it more difficult to qualify for cash flow hedge accounting in the future. Pending the results of the DIG deliberations, changes in the fair value of the Company's interest rate swaps may be recorded as a component of net income.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

3. Change in Accounting Method

   In fiscal 2000, the Company changed its application of the LIFO method of accounting by restructuring its LIFO pool structure through a combination of certain existing geographic pools. The reduction in the number of LIFO pools was made to more closely align the LIFO pool structure to the Company's store merchandise categories. The effect of this change in fiscal 2000 was a charge of $6,840 (net of income tax benefit of $4,560), or $.03 per diluted common share. The cumulative effect of the accounting change on periods prior to fiscal 2000 was a charge of $27,300 (net of income tax benefit of $18,200), or $.11 per diluted common share. The pro forma effect of this accounting change would have been a reduction in income of $6,360 (net of income tax benefit of $4,240) or $.02 per diluted common share for fiscal 1999.

4. Acquisitions and Dispositions
   On March 3, 1999, the Company purchased 25 drugstores from Edgehill Drugs, Inc. The purchase price was $24,454, net of cash acquired of $12. This acquisition was accounted for under the purchase method of accounting. The results of operations have been included in these consolidated financial statements since the date of acquisition.

   In September 1999, the Company signed a contract to sell 38 drugstores in California to Longs Drug Stores California, Inc. (Longs). During the third quarter of fiscal 2000, 32 stores were transferred to Longs and two stores were transferred in the first quarter of fiscal 2001. The remaining four stores were retained by the Company. A pre-tax gain of $80,109 was recognized in the third quarter of fiscal 2000 for the stores that were sold in that year. The immaterial gain on the sale of the two stores was recognized by the Company in fiscal 2001.

5. Earnings Per Share
   Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company subject to anti-dilution limitations.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

5. Earnings Per Share -- (Continued)

                                                              Year Ended
                                             -------------------------------------------
                                               March 3,      February 26,   February 27,
                                                 2001            2000           1999
                                             ------------    ------------   ------------
Numerator for earnings per share:
   Loss from continuing operations before
    cumulative effect of accounting
    change, net of tax ...................   $ (1,431,764)   $ (1,114,921)  $   (448,699)
   Accretion of redeemable preferred
    stock ................................                            (97)            --
   Preferred stock conversion reset ......       (160,915)
   Cumulative preferred stock dividends ..        (25,724)        (10,110)          (627)
                                             ------------    ------------   ------------
   Loss before cumulative effect of
    accounting change attributable to
    common stockholders ..................     (1,618,403)     (1,125,128)      (449,326)
   Net income (loss) from discontinued
    operations, net of tax ...............         11,335           9,178        (12,823)
   Loss on disposal of discontinued
    operations, net of tax ...............       (168,795)             --             --
                                             ------------    ------------   ------------
   Total income (loss) from discontinued
    operations ...........................       (157,460)          9,178        (12,823)
   Cumulative effect of accounting change              --         (27,300)            --
                                             ------------    ------------   ------------
Net loss attributable to common
  stockholders............................   $ (1,775,863)   $ (1,143,250)  $   (462,149)
                                             ============    ============   ============
Denominator:
   Basic weighted average shares .........    314,189,280     259,139,000    258,516,000
   Diluted weighted average shares .......    314,189,280     259,139,000    258,516,000
Basic and diluted loss per share:
   Loss from continuing operations .......   $      (5.15)   $      (4.34)  $      (1.74)
   Income (loss) from discontinued
    operations ...........................          (0.50)           0.04          (0.05)
   Cumulative effect of accounting
    change, net ..........................             --           (0.11)            --
                                             ------------    ------------   ------------
   Net loss per share ....................   $      (5.65)   $      (4.41)  $      (1.79)
                                             ============    ============   ============

   In fiscal 2001, 2000 and 1999, no potential shares of common stock have been included in the calculation of diluted earnings per share because of the losses reported. At March 3, 2001, an aggregate of 126,526,540 potential common shares related to stock options, convertible preferred stock, convertible notes, warrants, stock appreciation rights and other have been excluded from the computation of diluted earnings per share.

6. Store Closing and Impairment Charges
   Store closing and impairment charges consist of:

                                                            Year Ended
                                             ---------------------------------------
                                             March 3,    February 26,   February 27,
                                               2001          2000           1999
                                             --------    ------------   ------------
Impairment charges .......................   $214,224      $120,593       $ 87,666
Store lease exit costs ...................     57,668        18,855        107,693
Impairment of investments ................    116,186            --             --
                                             --------      --------       --------
                                             $388,078      $139,448       $195,359
                                             ========      ========       ========

 Impairment charges
   In fiscal 2001, 2000, and 1999 store closing and impairment charges include non-cash charges of $214,224, $120,593 and $87,666 respectively, for the impairment of long-lived assets (including allocable

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

6. Store Closing and Impairment Charges -- (Continued)

goodwill) at 495, 249 and 270 stores. These amounts include the write-down of long-lived assets at stores that were assessed for impairment because of management's intention to relocate or close the store or because of changes in circumstances that indicate the carrying value of an asset may not be recoverable.

 Store lease exit costs
   During fiscal 2001, 2000, and 1999, the Company recorded charges for 144, 224, and 422 stores, respectively, to be closed or relocated that were under long-term leases. Costs incurred to close a store, which principally include lease termination costs, are recorded at the time management commits to closing the store, which is the date the closure is formally approved by senior management, or in the case of a store to be relocated, the date the new property is leased or purchased. The Company calculates its liability for closed stores on a store-by-store basis. The calculation includes future minimum lease payments and related ancillary costs, from the date of closure to the end of the remaining lease term, net of estimated cost recoveries that may be achieved through subletting properties or through favorable lease terminations. As a result of focused efforts on cost recoveries for closed stores during fiscal 2001, the Company has experienced improved results, which has been reflected in the assumptions about future sublease income. This liability is discounted using a risk-free rate of interest. The Company evaluates these assumptions each quarter and adjusts the liability accordingly. The discount rates used to determine the liability were 4.71%, 6.60% and 5.22% at March 3, 2001, February 26, 2000 and February 27, 1999,
respectively.

   Subsequent to the recording of lease accruals, management determined that certain stores would remain open or would not relocate. Accordingly, the Company reversed charges of $13,232 and $10,490 in fiscal 2001 and 2000, respectively, for lease accruals previously established for those stores.

   The reserve for store lease exit costs includes the following activity:


                                                            Year Ended
                                             ---------------------------------------
                                             March 3,    February 26,   February 27,
                                               2001          2000           1999
                                             --------    ------------   ------------
 Balance--beginning of year ..............   $212,812     $ 246,805       $ 191,453
   Provision for present value of
    noncancellable lease payments of
    stores designated to be closed .......    102,495        58,324          94,404
   Changes in assumptions about future
    sublease income, terminations, etc.
    and change of interest rate               (31,595)      (28,979)         13,289
   Reversals of reserves for stores that
    management has determined will remain
    open .................................    (13,232)      (10,490)             --
   Interest accretion ....................     11,552        13,251           8,069
   Cash payments, net of sublease income .    (49,024)      (66,099)        (60,410)
                                             --------     ---------       ---------
 Balance--end of year ....................   $233,008      $212,812        $246,805
                                             ========     =========       =========


   In addition to store closings, the Company also closed or relocated certain distribution centers in its efforts to consolidate operations. During the second quarter of fiscal 2000, management approved a plan to close its leased distribution center in Las Vegas, Nevada and terminate all of its employees and, as a result, accrued termination benefit payments of $1,634 in the second quarter of 2000, with the charge included in selling, general and administrative expenses. Severance payments of $1,165 were made during fiscal year 2000 leaving a remaining liability of $469 at February 26, 2000, with remaining payments made during fiscal 2001. The operating lease for the distribution center was terminated in May 2000 at the end of the lease term with no additional liability to the Company.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

6. Store Closing and Impairment Charges -- (Continued)

   In the third quarter of fiscal 2000, management announced plans to close its South Nitro, West Virginia distribution center in the summer of 2000. As a result of this exit plan, the Company accrued termination benefits of $3,858 in the third quarter of fiscal 2000 for all of the 480 employees with the charge included in selling, general and administrative expenses. In the fourth quarter of fiscal 2000 management decided to not close the facility. However, prior to this decision the Company became obligated to pay $1,040 in severance costs related to 102 employees. The Company paid $540 in the fourth quarter of fiscal 2000 and the remaining $500 was paid in fiscal 2001. The remaining reserve of $2,818 was reversed to selling, general and administrative expenses in the fourth quarter of fiscal 2000.

   In the third quarter of fiscal 2000, management approved a plan to close and sell its Ogden, Utah distribution center. As a result of this exit plan, a liability of $2,256 for termination benefits for 500 employees were recorded through selling, general and administrative expenses in the third quarter of fiscal 2000 which were subsequently paid. Additionally, an impairment charge of $7,600 for long-lived assets was recorded in the third quarter of fiscal 2000. The facility was sold in March 2000.

 Impairment of investments
   The Company has an investment in the common stock of drugstore.com, which is accounted for under the equity method. The initial investment was valued based upon the initial public offering price of drugstore.com. During fiscal 2001, the Company recorded an impairment of its investment in drugstore.com of $112,123. This impairment charge was based upon a decline in the market value of drugstore.com's stock that the Company believes to be other than temporary.

   Additionally, the company recorded impairment charges of $4,063 for other investments.

7. Accounts Receivable
   During November 1997, the Company and certain of its subsidiaries entered into an agreement to sell, on an ongoing basis, a pool of accounts receivable to a wholly owned bankruptcy-remote special purpose funding subsidiary (the funding subsidiary) of the Company. The funding subsidiary sold an undivided fractional ownership interest in the pool of receivables to a securitization company. The accounts receivable sold to the funding subsidiary were not recognized on the Company's consolidated balance sheet. Under the terms of the agreement, new receivables were added to the pool as collections reduced previously sold accounts receivable. The Company serviced, administered and collected the receivables on behalf of the purchaser. The Company recognized no servicing asset or liability because the benefits of servicing were expected to represent adequate compensation for the services performed.

   In connection with the Company's refinancing in June 2000, all borrowings under the securitization program were repaid and the program was terminated. At the date of termination, $300,000 of receivables were recognized on the Company's consolidated balance sheet. Expenses of $7,855 and $18,052 associated with the securitization program through the date of termination were recognized for the years ended March 3, 2001 and February 26, 2000, respectively.

   The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable. The allowance for uncollectible accounts at March 3, 2001 and February 26, 2000 was $37,050 and $43,371, respectively. The Company's accounts receivable are due primarily from third-party providers (e.g., insurance companies and governmental agencies) under third-party payment plans and are booked net of any allowances provided for under the respective plans. Since payments due from third-party payers are sensitive to payment criteria changes and legislative actions, the allowance is reviewed continually and adjusted for accounts deemed uncollectible by management.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

8. Property, Plant and Equipment

   Following is a summary of property, plant and equipment, including capital lease assets, at March 3, 2001 and February 26, 2000:


                                                          2001           2000
                                                       -----------   -----------
 Land .............................................    $   668,561   $   733,979
 Buildings ........................................        932,083     1,010,133
 Leasehold improvements ...........................      1,192,815     1,262,590
 Equipment ........................................      1,413,890     1,469,881
 Construction in progress .........................         49,182        85,484
                                                       -----------   -----------
                                                         4,256,531     4,562,067
 Accumulated depreciation .........................     (1,215,523)   (1,116,239)
                                                       -----------   -----------
   Property, plant and equipment, net..............    $ 3,041,008   $ 3,445,828
                                                       ===========   ===========


   Depreciation expense, which includes the depreciation of assets recorded under capital leases, was $285,886 in fiscal 2001, $326,873 in fiscal 2000 and $269,184 in fiscal 1999.

   Substantially all of the Company's owned properties on which it operates stores are pledged as collateral under the Company's debt agreements. The carrying amount of assets to be disposed of is $64,131 and $113,454 at March 3, 2001 and February 26, 2000, respectively.

9. Investments in Fifty Percent or Less Owned Subsidiaries
   In July 1999, the Company purchased 9,334,746 of Series E Convertible Preferred Shares in drugstore.com, an on-line pharmacy, for cash of $8,125, including legal costs, and the Company's agreement to provide access to the Company's networks of pharmacies and third-party providers, advertising commitments and exclusivity agreements. Each of the Series E Convertible Preferred Shares were converted to one share of common stock at the time of drugstore.com's initial public offering late in July 1999 and represented 21.6% of the voting stock immediately after the initial public offering. The investment is recorded in other assets, was initially valued at $168,025, equal to the initial public offering price of $18 per share multiplied by the Company's shares. The Company accounts for the investment on the equity method because the Company has significant influence over drugstore.com resulting from its share of the voting stock, its right to appoint one board member and a number of significant operating agreements. Included in other noncurrent liabilities is the unamortized portion of the fair value of the operating agreements of $133,916 that is being amortized over 10 years, the life of the arrangements described above. As a result of the start-up nature of the drugstore.com, the Company recorded an increase to its investment of $14,406 and $2,929 and corresponding increases to equity in connection with the sale of stock by drugstore.com during fiscal 2001 and 2000, respectively. During fiscal 2001, the Company recorded an impairment of its investment in drugstore.com of $112,123. This impairment charge was based upon a decline in the market value of drugstore.com's stock that the Company believes to be other than temporary.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

9. Investments in Fifty Percent or Less Owned Subsidiaries -- (Continued)

   In June 1999, the Company sold its investment in Diversified Prescription Delivery LLC, a provider of mail order prescription delivery services. The sales price was $22,860 and resulted in a loss of $811. The investment was accounted for on the equity method with a carrying amount of $23,671 at the date of sale.

   In February 2000, the Company sold its investment in Stores Automated Systems, Inc. a manufacturer of integrated point of sale systems. The investment was accounted for on the equity method with a carrying amount of $8,005 at the date of sale. The $8,805 sales price included cash and forgiveness of payables, and resulted in a gain of $800.

10. Goodwill and Other Intangibles
   Following is a summary of intangible assets at March 3, 2001 and February 26, 2000:

                                                              2001          2000
                                                              ----          ----
   Goodwill ............................................   $  848,121    $  920,241
   Lease acquisition costs and favorable leases ........      670,789       713,970
   Prescription files ..................................      137,700       136,434
   Assembled workforce .................................       47,133        51,021
                                                           ----------    ----------
                                                            1,703,743     1,821,666
   Accumulated amortization ............................     (636,404)     (563,558)
                                                           ----------    ----------
                                                           $1,067,339    $1,258,108
                                                           ==========    ==========


11. Accrued Salaries, Wages, and Other Current Liabilities
   Accrued salaries wages and other current liabilities consist of the following at March 3, 2001 and February 26, 2000:


                                                               2001       2000
                                                               ----       ----
Accrued wages, benefits and other personnel costs .......    $280,126   $254,738
Accrued legal and other professional fees ...............      67,621    161,143
Accrued taxes payable ...................................       2,012    111,805
Accrued interest ........................................      85,307     61,427
Accrued lease exit costs ................................      37,042     42,413
Accrued rent and other occupancy costs ..................      79,111     62,087
Deferred income .........................................      24,543     19,143
Accrued store expense ...................................      30,057     38,443
Accrued property taxes ..................................      43,367     44,490
Other ...................................................      46,861     87,314
                                                             --------   --------
                                                             $696,047   $883,003
                                                             ========   ========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

12. Income Taxes

   The provision for income taxes from continuing operations was as follows:


                                                                   Year Ended
                                             ------------------------------------------------------
                                             March 3, 2001    February 26, 2000   February 27, 1999
                                             -------------    -----------------   -----------------
Current tax expense (benefit):
   Federal ...............................      $     --          $(19,017)           $  22,163
   State .................................         3,078                --                   --
                                                --------          --------            ---------
                                                   3,078           (19,017)              22,163
Deferred tax (benefit):
   Federal ...............................       146,773            20,677             (228,776)
   State .................................          (894)          (10,035)             (10,328)
                                                --------          --------            ---------
                                                 145,879            10,642             (239,104)
                                                --------          --------            ---------
   Total income expense (benefit) ........      $148,957          $ (8,375)           $(216,941)
                                                ========          ========            =========


  A reconciliation of the provision for income taxes as presented on the consolidated statements of operations is as follows:


                                                                   Year Ended
                                             ------------------------------------------------------
                                             March 3, 2001    February 26, 2000   February 27, 1999
                                             -------------    -----------------   -----------------
Income tax expense (benefit) from
  continuing operations...................      $148,957          $ (8,375)           $ (216,941)
Income tax expense (benefit) from
  discontinued operations.................        13,846            30,903                (5,925)
Income tax (benefit) from loss on
  disposal of discontinued operations.....          (734)               --                    --
Income tax (benefit) related to
  cumulative effect of accounting change..            --           (18,200)                   --
                                                --------          --------            ----------
   Total income tax expense (benefit) ....      $162,069          $  4,328            $(222,866)
                                                ========          ========            ==========


   A reconciliation of the statutory federal rate and the effective rate, for continuing operations, is as follows:


                                                                   Year Ended
                                             ------------------------------------------------------
Percentage
----------                                   March 3, 2001    February 26, 2000   February 27, 1999
                                             -------------    -----------------   -----------------
Federal statutory rate ...................       (35.0)%            (35.0)%             (35.0)%
Nondeductible expenses ...................         6.0                3.4                 3.7
State income taxes, net ..................        (6.8)              (4.1)               (4.5)
Tax credits ..............................          --                (.8)               (1.4)
Valuation allowance ......................        47.4               34.9                 3.6
Other ....................................          --                 .9                 1.0
                                                 -----              -----               -----
Effective tax rate .......................        11.6%              (0.7)%             (32.6)%
                                                 =====              =====               =====


   The difference between the statutory federal rate and the reported amount of income tax expense attributable to discontinued operations is primarily due to nondeductible goodwill. The effective rate for fiscal 2001 reflects an increase in the valuation allowance due to the elimination of PCS deferred tax liabilities, resulting from its disposition.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

12. Income Taxes -- (Continued)

   The tax effect of temporary differences that give rise to significant components of deferred tax assets and liabilities consist of the following at March 3, 2001 and February 26, 2000:


                                                            2001          2000
                                                            ----          ----
Deferred tax assets:
   Accounts receivable...............................    $    31,113   $  43,762
   Accrued expenses..................................        147,427     141,332
   Liability for lease exit costs....................        125,284     113,907
   Pension, retirement and other benefits............         96,338      69,476
   Investment impairment.............................        108,733      59,863
   Other ............................................            370          --
   Credits ..........................................         58,533      69,840
   Net operating losses..............................        724,177     466,451
                                                         -----------   ---------
    Total gross deferred tax assets .................      1,291,975     964,631
Valuation allowance .................................     (1,031,287)   (475,174)
                                                         -----------   ---------
    Net deferred tax assets .........................        260,688     489,457
Deferred tax liabilities:
   Inventory.........................................        123,584     121,119
   Long-lived assets.................................        137,104     218,793
   Other.............................................             --       2,628
                                                         -----------   ---------
    Total gross deferred tax liabilities ............        260,688     342,540
                                                         -----------   ---------
Net deferred tax assets, all noncurrent .............    $        --   $ 146,917
                                                         ===========   =========


 Net Operating Losses, Capital Losses and Tax Credits
   At March 3, 2001 and February 26, 2000, the Company had federal net operating loss (NOL) carryforwards of $1,572,818 and $841,059, respectively, the majority of which expire between fiscal 2017 and 2021.

   At March 3, 2001 and February 26, 2000, the Company had state NOL carryforwards of $1,718,513 and $1,662,602, respectively, the majority of which expire by fiscal 2005 and the remaining balance by fiscal 2015.

   At March 3, 2001, due to the disposition of PCS, the Company incurred a $406,220 capital loss which will expire, if not offset by future capital gains, by fiscal 2006.

   At March 3, 2001 and February 26, 2000, the Company had federal business tax credit carryforwards of $49,597 and $61,394, the majority of which expire between fiscal 2017 and 2020. In addition to these credits, the Company has alternative minimum tax credit carryforwards of $8,935 and $7,512 at fiscal 2001 and 2000, respectively.

 Valuation Allowances
   The valuation allowances as of March 3, 2001, and February 26, 2000 were $1,031,287 and $475,174 respectively, and principally apply to NOL and tax credit carryforwards. The Company believes that it is more likely than not that those carryovers will not be realized. As a result of the decision to dispose of PCS, the Company recognized an increase in the valuation allowance of $146,917 in fiscal 2001.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements

   Following is a summary of indebtedness and lease financing obligations at March 3, 2001 and February 26, 2000:


                                                            2001         2000
                                                            ----         ----
Commercial paper borrowings. ........................    $       --   $  192,000
Term loan due 2000 ..................................            --      272,422
5.50% fixed-rate senior notes due 2000 ..............            --      200,000
6.70% notes due 2001 ................................         7,342      350,000
5.25% convertible subordinated notes due 2002 .......       357,324      649,986
Senior Facility .....................................       682,000           --
Revolving Credit facility due 2002 (amended and
  restated) ("RCF")..................................       730,268      716,073
Term loan due 2002 (amended and restated) ("PCS") ...       591,391    1,300,000
Exchange Debt .......................................       216,126           --
10.50% notes due 2002 ...............................       467,500           --
6.00% dealer remarketable securities due 2003 .......       187,650      200,000
6.00% fixed-rate senior notes due 2005 ..............       194,500      200,000
7.625% senior notes due 2005 ........................       198,000      200,000
7.125% notes due 2007 ...............................       350,000      350,000
6.125% fixed-rate senior notes due 2008 .............       150,000      150,000
6.875% senior debentures due 2013 ...................       200,000      200,000
3.50% to 10.475% industrial development bonds due
  through 2009.......................................         4,740        5,196
7.70% notes due 2027 ................................       300,000      300,000
6.875% fixed-rate senior notes due 2028 .............       150,000      150,000
Lease financing obligations .........................     1,100,000    1,148,135
Other ...............................................         7,707       29,056
                                                         ----------   ----------
                                                          5,894,548    6,612,868
Short-term debt, current maturities of long-term
  debt and lease financing obligations...............       (36,956)    (102,050)
                                                         ----------   ----------
Long-term debt and lease financing obligations, less
  current maturities.................................    $5,857,592   $6,510,818
                                                         ==========   ==========


   In June 2000, the Company entered into an interest rate swap contract that fixes the LIBOR component of $500,000 of the Company's variable rate debt at 7.083% for a two-year period. In July 2000, the Company entered into an additional interest rate swap that fixes the LIBOR component of an additional $500,000 of variable rate debt at 6.946% for a two-year period. The Company entered into these contracts to hedge its exposure to fluctuations in market interest rates. The differential to be paid or received as a result of these swap agreements was recorded as an adjustment to interest expense. At March 3, 2001, the Company would have had to pay $29,000 if it had terminated these contracts on that date.

 Refinancings
   On June 14, 2000, the Company obtained a $1,000,000 (increased to $1,100,000 in November 2000) senior secured credit facility (the Senior Facility) from a syndicate of banks. The Senior Facility is guaranteed by substantially all of the Company's wholly-owned subsidiaries, and the banks have a security interest in substantially all of those subsidiaries' accounts receivable, inventory, and intellectual property and a security interest in certain of their real property. Of this amount, $600,000 is in the form of a term loan and $500,000 is in the form of a revolving credit facility both due in August 2002 and both with interest at LIBOR plus 3.00%. Funds drawn under the term loan were used to repay $300,000 of drawings under the accounts receivable securitization program and to pay $200,000 for working capital and transaction expenses which are
                                      F-19

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements -- (Continued)

being amortized over the term of the Senior Facility. Funds drawn from time to time under the revolving credit facility are used to fund current operations. In connection with the $100,000 term loan in November 6, 2000, the Company incurred fees of $3,528 which are being amortized over the period of the new term loans.

   The Senior Facility contains customary covenants, which place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale and leaseback transactions. The facility requires the Company to meet various financial ratios and limits capital expenditures. The Company was in compliance with its debt covenants as of March 3, 2001. For the three fiscal quarters ended March 3, 2001, those covenants required the company to maintain a minimum interest coverage ratio and a minimum fixed charge coverage ratio of
 .95:1, increasing to a minimum interest coverage ratio of 1.40:1 and a minimum fixed charge ratio of 1.19:1 for the four quarters ending June 1, 2002. For the three fiscal quarters ended March 3, 2001, the Company was required to have consolidated EBITDA (as defined in the Senior Facility) of no less than $364,000, increasing to $720,000 for the four fiscal quarters ending on June
1, 2002. For the three fiscal quarters ended March 3, 2001, capital expenditures were limited to $186,000, increasing to $243,000 for the four fiscal quarters ending June 1, 2002. As of March 3, 2001, the Company had additional borrowing capacity under the Senior Facility of $394,600.

   Also on June 14, 2000, the Company extended the maturity dates of the RCF credit facility and the PCS credit facility to August 2002. Borrowings under the PCS credit facility bear interest at LIBOR plus 3.25% and borrowings under the RCF credit facility bear interest at LIBOR plus 3.75%. These credit facilities contain restrictive covenants that place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale-leaseback transactions. These credit facilities also require the Company to satisfy financial covenants that are generally slightly less restrictive than the covenants in the Senior Facility. The facilities also limit the amount of our capital expenditures to $186,000 for the three quarters ended March 3, 2001, increasing to $243,000 for the four quarters ending June 1, 2002. Under the terms of these facilities, after giving effect to the $100,000 increase in the term loan, the Company is permitted to incur up to an additional $35,000 of indebtedness under the Senior Facility without the further consent of lenders. The PCS credit facility was originally secured by a first lien on the stock of PCS Health Systems, Inc. and the RCF credit facility was originally secured by a first lien on the stock of drugstore.com and a second lien on the stock of PCS Health Systems, Inc. Any amounts repaid under these facilities with the proceeds of asset sales may not be borrowed.

   In addition, on June 14, 2000 certain affiliates of J.P. Morgan Chase, which had lent the Company $300,000 under a demand note in June 1999 and who was also a lender under the RCF and PCS credit facilities, together with certain other lenders under the two credit facilities, agreed to exchange $274,782 of their loans for a new secured exchange debt obligation. The terms of the exchange debt are substantially the same as the terms of our RCF and PCS credit facilities and the interest rate is currently LIBOR plus 3.25%. The lenders of the exchange debt have the same collateral as they did with respect to their loans under the RCF and PCS credit facilities or demand note, as applicable, as well as a first lien on the Company's prescription files. Additionally, the Company issued three-year warrants to purchase 2,500,000 shares of common stock at $11.00 per share. The fair value assigned to the warrants was $8,500 and amortization was completed during fiscal 2001. The Company also paid and expensed $4,000 of advisory fees over a period of one year.

   Upon consummation of the sale of PCS on October 2, 2000, $575,000 of the cash portion of the proceeds was applied to reduce the outstanding balances of the PCS credit facility and the PCS exchange debt. In February 2001, the Company also applied $34,504 received from the final settlement of the PCS sale to reduce the PCS facilities. At March 3, 2001, the Company had $1,537,785 of borrowings outstanding under the PCS, RCF and related exchange debt facilities. Subsequent to March 3, 2001, the Company further

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements -- (Continued)

reduced the borrowings outstanding under the PCS and related exchange debt facilities by $484,104 utilizing the proceeds from the sale of AdvancePCS stock and repayment of AdvancePCS senior subordinated notes which it had received as part of the consideration for the sale.

   The Company also amended its existing guarantees of two synthetic lease transactions to provide substantially the same terms of our RCF and PCS credit facilities.

   In connection with modifications to the RCF and PCS credit facilities, the debt exchange for the 10.5% notes due 2002, the guarantee of the Prudential note, the exchange for exchange debt and the guarantee of the synthetic lease transactions, substantially all wholly-owned subsidiaries guaranteed the Company's obligations thereunder on a second priority basis. These subsidiary guarantees are secured by a second priority lien on the inventory, accounts receivable, intellectual property and some of the real estate assets of the subsidiary guarantors. Except to the extent previously secured, the Company's direct obligations under those facilities and guarantees remain unsecured.

 Exchange Offers
   In connection with the above refinancing on June 14, 2000, the Company exchanged $52,500 of its 5.5% fixed-rate senior notes due in December 2000 and $321,800 of its 6.7% notes due in December 2001 for $374,300 of 10.5% senior secured notes due 2002. The Company arranged with certain financial institutions to refinance $93,200 of the 5.5% notes when they become due with the 10.5% senior secured notes due 2002. These financial institutions purchased $16,710 of the 5.5% notes and $20,390 of the 6.7% notes on July 27, 2000; $53,814 of the 5.5% notes on September 13, 2000; and $476 of the 6.7%
notes on December 14, 2000; and exchanged the purchased notes with the Company for the 10.5% senior secured notes due 2002. The remaining 5.5% notes were retired in December 2000 with the Company's general corporate funds and the remaining forward purchase commitment. The Company recognized an aggregate loss of $6,200 in connection with the exchange and refinancing.

 Exchange of Debt for Equity
   Throughout and subsequent to fiscal 2001, the Company exchanged debt for equity as outlined in the table below:


                                                                                   Carrying               Additional
Debt Exchanged                                                                      Amount      Common     Paid-In        Gain
--------------                                                                    Exchanged     Stock      Capital       (Loss)
                                                                                  ---------    -------    ----------   ----------
Exchanged during the year ended March 3, 2001:
 PCS and RCF facilities and J.P. Morgan demand note .............................    $284,820    $51,785     $220,088    $   5,189
 5.25% convertible subordinated notes ...........................................     292,662     30,241      379,829     (118,769)
 6.00% dealer remarketable securities ...........................................      17,850      1,868        4,053       11,868
 7.625% senior notes ............................................................       2,000        230          604        1,156
                                                                                     --------    -------     --------    ----------
 For the year ended March 3, 2001 ...............................................    $597,332    $84,124     $604,574    $(100,556)
                                                                                     ========    =======     ========    ==========
Exchanges (including commitments) subsequent to March 3, 2001 through
  May 15, 2001 (unaudited):
 5.25% convertible subordinated notes ...........................................    $205,308    $29,750     $307,686    $(133,129)
 6.00% dealer remarketable securities ...........................................      79,885     12,382       55,633       11,427
 10.5% notes ....................................................................      56,300      8,467       47,461         (656)
 PCS facility ...................................................................       5,000        715        4,390         (105)
 RCF facility ...................................................................     164,858     25,878      150,186      (11,206)
                                                                                     --------    -------     --------    ----------
 Subsequent to March 3, 2001 ....................................................    $511,351    $77,192     $565,356    $(133,669)
                                                                                     ========    =======     ========    ==========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements -- (Continued)

   Several of the exchanges subsequent to March 3, 2001 have not settled, including the exchanges for the 10.5% notes, the PCS facility and the RCF facility. Accordingly, the data presented in the above table for these exchanges is based on the best available estimates.

 Other
   In fiscal 2000, the Company was required to obtain waivers of compliance with, and modifications to certain of the covenants contained in its senior credit and loan agreements and public indentures. In connection with obtaining the waivers and modifications, the Company paid fees and transaction costs of $63,332.

   On September 10, 1997, the Company completed the sale of $650,000 of 5.25% convertible subordinated notes due September 15, 2002. The notes are convertible into shares of the Company's common stock at any time on or after the 90th day following the last issuance of notes and prior to the close of business on the maturity date, unless previously redeemed or repurchased. The conversion price is $36.14 per share (equivalent to a conversion rate of 27.67 shares per $1 principal amount of notes), subject to adjustment in certain events. Interest on the notes is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 1998. The notes may be redeemed at the option of the Company on or after September 15, 2000, in whole or in part.

   On April 20, 1995, the Company issued $200,000 of 7.625% senior notes due April 15, 2005. The notes may not be redeemed prior to maturity and will not be entitled to any sinking fund.

   In August 1993, the Company issued 6.875% senior debentures having an aggregate principal amount of $200,000. These debentures are due August 15, 2013, may not be redeemed prior to maturity and are not entitled to any sinking fund.

   The Company had outstanding letters of credit of $46,952 at March 3, 2001 and $41,624, at February 26, 2000. Also, the Company had provided permanent financing guarantees to certain of its store construction developers to be effective, if such developers were unable to obtain their own permanent financing upon completion of the store construction. There were no guarantees outstanding at March 3, 2001. Guarantees of $33,774 were outstanding at February 26, 2000.

   The annual weighted average interest rate on the Company's indebtedness was 8.2%, 7.4% and 6.8% for fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

   The aggregate annual principal payments of long-term debt and capital lease obligations for the five succeeding fiscal years are as follows: 2002, $36,956; 2003, $3,082,829; 2004, $218,355; 2005, $229,038; 2006, $216,398 and
$2,110,972 in 2007 and thereafter. The Company is in compliance with restrictions and limitations included in the provisions of various loan and credit agreements.

   The subsidiary guarantees related to the Company's credit facilities are full and unconditional and joint and several and there are no restrictions on the ability of the parent to obtain funds from its subsidiaries. Also, the parent company's assets and operations are not material and subsidiaries not guaranteeing the credit facilities are minor. Accordingly, condensed consolidating financial information for the parent and subsidiaries is not presented.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

14. Leases

   The Company leases most of its retail stores and certain distribution facilities under noncancellable operating and capital leases, most of which have initial lease terms ranging from 10 to 22 years. The Company also leases certain of its equipment and other assets under noncancellable operating leases with initial terms ranging from 3 to 10 years. In addition to minimum rental payments, certain store leases require additional payments based on sales volume, as well as reimbursements for taxes, maintenance, and insurance. Most leases contain renewal options, certain of which involve rent increases. Total rental expense, net of sublease income of $10,930, $10,443 and $10,443, was $537,423, $500,782, and $477,537 in 2001, 2000 and 1999, respectively.
These amounts include contingent rentals of $26,644, $28,625, and $32,960, in fiscal 2001, 2000 and 1999, respectively.

   The Company is a guarantor on certain leases transferred to third parties through sales or assignments.

   The Company leases certain facilities through sale-leaseback arrangements accounted for using the financing method. Proceeds from sale-leaseback programs were approximately $6,992 in 2001, $74,898 in 2000 and $504,990 in 1999.

   The net book values of assets under capital leases and sale-leasebacks accounted for under the financing method are summarized as follows:

                                                           March 3,    February 26,
                                                             2001          2000
                                                           --------    ------------
   Land ................................................   $326,304     $  343,948
   Buildings ...........................................    532,635        570,604
   Leasehold improvements ..............................    128,122        152,347
   Equipment ...........................................      2,644            757
   Accumulated depreciation ............................    (63,097)       (39,809)
                                                           --------     ----------
                                                           $926,608     $1,027,847
                                                           ========     ==========

   Following is a summary of lease finance obligations at March 3, 2001 and February 26, 2000:

                                                             2001          2000
                                                           ----------    -------
   Sale-leaseback obligations accounted for under the
    financing method ................................... $  917,211    $  944,805
   Obligations under capital leases ....................    182,789       203,330
                                                          ---------    ----------
   Total ...............................................  1,100,000     1,148,135
   Less current obligation .............................    (28,603)      (25,964)
                                                         ----------    ----------
   Long-term lease finance obligations ................. $1,071,397    $1,122,171
                                                         ==========    ==========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

14. Leases -- (Continued)

   Following are the minimum lease payments net of sublease income that will have to be made in each of the years indicated based on non-cancelable leases in effect as of March 3, 2001:


Fiscal year                                         Lease Financing    Operating
-----------                                           Obligations       Leases
                                                    ---------------   ----------
2002 ...........................................      $  114,081      $  511,105
2003 ...........................................         121,463         496,071
2004 ...........................................         113,327         459,983
2005 ...........................................         113,040         417,421
2006 ...........................................          96,382         372,843
Later years ....................................       1,321,703       3,325,522
                                                      ----------      ----------
Total minimum lease payments ...................       1,879,996      $5,582,945
                                                                      ==========
Amount representing interest ...................         779,996
                                                      ----------
Present value of minimum lease payments ........      $1,100,000
                                                      ==========


15. Redeemable Preferred Stock
   In March 1999 and February 1999, Rite Aid Lease Management Company, a wholly owned subsidiary of the Company, issued 63,000 and 150,000 shares of Cumulative Preferred Stock, Class A, par value $100 per share, respectively. The Class A Cumulative Preferred Stock is mandatorily redeemable on April 1, 2019 at a redemption price of $100 per share plus accumulated and unpaid dividends. The Class A Cumulative Preferred Stock pays dividends quarterly at a rate of 7.0% per annum of the par value of $100 per share when, as and if declared by the Board of Directors of Rite Aid Lease Management Company in its sole discretion. The amount of dividends payable in respect of the Class A Cumulative Preferred Stock may be adjusted under certain events. The outstanding shares of the Class A Preferred Stock were recorded at the estimated fair value of $5,695 for the 2000 issuances, which equaled the sale price on the date of issuance. Because the fair value of the Class A Preferred Stock was less than the mandatory redemption amount at issuance, periodic accretions to stockholders' equity using the interest method are made so that the carrying amount equals the redemption amount on the mandatory redemption date. There was no accretion in fiscal 2001; accretion was $97 in 2000.

16. Capital Stock
   In October 1999, the Company issued 3,000,000 shares of Series B preferred stock at $100 per share which is the liquidation preference. The Series B preferred stock pays dividends at 8% per year which is payable in cash or additional shares of Series B, at the Company's election. The Series B preferred stock, when issued, was convertible into shares of the Company's common stock at a conversion price of $11.00 per share of common stock. Pursuant to its terms, as a result of the issuance of shares at $5.50 per share on June 14, 2000, the per share conversion price for the Series B preferred stock was adjusted to $5.50. As a result of this adjustment the Company increased its paid in capital, its accumulated deficit, and its loss attributable to common stockholders by $160.9 million in June 2000 (representing the difference between $5.50 and the market price of the Company's common stock on the original date of issuance of the Series B preferred stock).

   For the years ended March 3, 2001 and February 26, 2000, the Company recognized an increase to its investment in drugstore.com of $14,406 and $2,929, respectively, and a corresponding increase to paid in capital, in connection with equity transactions of drugstore.com.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

16. Capital Stock -- (Continued)

   In April 2001, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $1.00 par value, from 600,000,000 to 1,000,000,000. If the stockholders approve the recommendation, the authorized capital stock of the Company will consist of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock, both having a par value of $1.00 per share. Preferred stock is issued in series subject to terms established by the Board of Directors. At March 3, 2001, the Company has outstanding warrants to purchase 2,500,000 shares of common stock at $11.00 per share (see Note 13). The Company has no other warrants outstanding.

17. Stock Option and Stock Award Plans
   The Company reserved 22,000,000 shares of its common stock for the granting of stock options and other incentive awards to officers and key employees under the 1990 Omnibus Stock Incentive Plan (the 1990 Plan). Options may be granted, with or without SARs, at prices that are not less than the fair market value of a share of common stock on the date of grant. The exercise of either a SAR or option automatically will cancel any related option or SAR. Under the 1990 Plan, the payment for SARs will be made in shares, cash or a combination of cash and shares at the discretion of the Compensation Committee.

   In November 1999, the Company adopted the 1999 Stock Option Plan (the 1999
Plan), under which 10,000,000 shares of common stock are reserved for the granting of stock options at the discretion of the Board of Directors.

   In December 2000, the Company adopted the 2000 Omnibus Equity Plan (the 2000
Plan) under which 22,000,000 shares of common stock are reserved for granting of restricted stock, stock options, phantom stock, stock bonus awards and other stock awards at the discretion of the Board of Directors.

   In February 2001, the Company adopted the 2001 Stock Option Plan (the 2001
Plan) under which 20,000,000 shares of common stock are reserved for granting of stock options at the discretion of the Board of Directors.

   All of the plans provide for the Board of Directors (or at its election, the Compensation Committee) to determine both when and in what manner options may be exercised; however, it may not be more than 10 years from the date of grant. All of the plans provide that stock options may be granted at prices that are not less than the fair market value of a share of common stock on the date of grant. The aggregate number of shares reserved for issuance for all plans is 74,000,000 as of March 3, 2001.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

17. Stock Option and Stock Award Plans -- (Continued)

   Following is a summary of stock option transactions for the fiscal years ended March 3, 2001, February 26, 2000 and February 27, 1999:

                                                                Weighted Average
                                                                    Price Per
                                                    Shares           Shares
                                                  -----------   ----------------
Balance, February 28, 1998 ...................     11,491,774        $ 13.96
   Granted....................................      4,054,000          32.74
   Exercised..................................       (633,575)         14.58
   Cancelled..................................       (241,500)         20.18
                                                  -----------        -------
Balance, February 27, 1999 ...................     14,670,699          19.02
   Granted....................................     18,687,562           7.95
   Exercised..................................        (64,650)         13.61
   Cancelled..................................     (7,488,707)         14.60
                                                  -----------        -------
Balance, February 26, 2000 ...................     25,804,904          12.30
   Granted....................................     47,830,762           4.03
   Exercised..................................             --             --
   Cancelled..................................    (20,438,867)(1)       7.57
                                                  -----------        -------
Balance, March 3, 2001 .......................     53,196,799         $ 6.48
                                                  ===========        =======

(1) Includes 16,683,962 stock options which have been cancelled and reissued.

   For various price ranges, weighted average characteristics of outstanding stock options at March 3, 2001 were as follows:

                                             Outstanding Options                Exercisable Options
                                   ----------------------------------------    ---------------------
                                      Number
                                    Outstanding                    Weighted                 Weighted
Range of exercise prices               as of         Remaining     Average                  Average
  ------------------------         March 3, 2001   life (years)     Price       Shares       Price
                                   -------------   ------------    --------   ----------    --------
$ 2.7500 to $ 2.7500                16,683,962         9.04        $ 2.7500    4,053,041    $ 2.7500
$ 3.0000 to $ 3.9375                 1,221,500         9.79        $ 3.4217           --          --
$ 4.0500 to $ 4.0500                20,142,000         9.95        $ 4.0500           --          --
$ 4.0625 to $ 8.9125                 6,280,788         8.52        $ 5.6437    1,999,813    $ 5.7054
$ 8.9150 to $ 16.9375                5,689,574         4.05        $13.5048    5,689,574    $13.5048
$18.2500 to $ 44.6875                2,940,475         7.39        $28.7612    1,518,475    $29.3870
$45.5625 to $ 45.5625                    3,000         7.76        $45.5625        1,500    $45.5625
$47.5000 to $ 47.5000                  220,000         7.87        $47.5000      127,500    $47.5000
$48.5625 to $ 48.5625                   13,000         7.84        $48.5625        6,500    $48.5625
$48.8125 to $ 48.8125                    2,500         7.85        $48.8125        1,250    $48.8125
                                    ----------                                ----------
$2.7500 to $ 48.8125                53,196,799         8.70        $ 6.4824   13,397,653    $11.2346
                                    ==========         ====        ========   ==========    ========

   In November 2000, the Company reduced the exercise price of 16,683,962 stock options issued after December 4, 1999 to $2.75 per share, which represents fair market value of a share of common stock on the date of the repricing. In connection with the repricing, the Company recognizes compensation expense for these options using variable plan accounting. Under variable plan accounting, the Company recognizes compensation expense over the option vesting period. In addition, subsequent changes in the market value of the Company's common stock during the option period, or until exercised, will generate changes in the

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

17. Stock Option and Stock Award Plans -- (Continued)

compensation expense recognized on the repriced options. The Company recognized expense of approximately $33,500 during fiscal 2001 related to the repriced options.

   The Company adopted SFAS No.123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost. The pro forma impact on net loss and per share amounts are reported below as if the Company had elected to recognize compensation cost based upon the fair value of the options granted at the grant date as prescribed by SFAS No. 123 is outlined below:

                                                         March 3,     February 26,    February 27,
                                                           2001           2000            1999
                                                        -----------   ------------    ------------
Net loss............................................    $(1,589,224)   $(1,133,043)    $(461,522)
Pro forma additional compensation expense under fair
  value method......................................        (46,842)       (22,464)      (10,463)
                                                        -----------    -----------     ---------
Pro forma net loss..................................     (1,636,066)    (1,155,507)     (471,985)
Accretion of redeemable preferred stock.............             --            (97)           --
Preferred stock conversion reset....................       (160,915)            --            --
Dividends on preferred stock........................        (25,724)       (10,110)         (627)
                                                        -----------    -----------     ---------
Pro forma net loss attributable to common
  stockholders......................................    $(1,822,705)   $(1,165,714)    $(472,612)
                                                        ===========    ===========     =========
Pro forma basic and diluted loss per share..........    $     (5.80)   $     (4.50)    $  (1.83)
                                                        ===========    ===========     =========


   The pro forma amounts only take into account the options issued since March 5, 1995. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                2001        2000         1999
                                             ---------    ---------   ---------
Expected stock price volatility ..........       67.2%        58.0%       30.7%
Expected dividend yield ..................        0.0%         0.0%        1.0%
Risk-free interest rate ..................       6.25%         6.3%        5.6%
Expected life of options .................   2.8 years    4.2 years   6.7 years

   The average fair value of each option granted during fiscal 2001, 2000 and 1999 was $1.91, $4.09 and $12.36, respectively.

 Restricted Stock
   In December 1999, certain executive officers received restricted stock grants of 1,000,000 shares. The Company recorded these grants at a fair value on the date of the grant of $8,250. During fiscal 2000, the Company also made tax payments on behalf of the executives to help defray the tax effects of the grants to the executives. Under the restricted stock agreement, the restrictions placed on the shares lapse in equal monthly installments over the period from December 1999 to November 2002. However, in most circumstances the executive would only have to provide one year of service to the Company to earn the total number of shares. Accordingly, the Company is amortizing the cost of the stock grant over one year.

   In fiscal 2001, restricted stock grants of 4,004,000 shares were awarded to key employees under plans approved by the stockholders. Shares vest in installments up to three years and unvested shares are forfeited upon termination of employment. The Company recorded the issuances at fair value on the date of grant of $22,797.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

17. Stock Option and Stock Award Plans -- (Continued)

   Compensation expense related to all restricted stock grants is being recorded over a one to three year vesting period of these grants. For the years ended March 3, 2001 and February 26, 2000, the Company recognized expense of $12,387 and $2,062 related to restricted share awards. The unearned compensation associated with these restricted stock shares was $16,598. This amount is included in stockholders equity as a component of deferred compensation.

 Stock Appreciation Units
   The Company has issued stock appreciation units to various members of field management. The grant price for each unit is the closing price of the Company's common stock on the date of grant. The units vest four years from the date of grant. For each outstanding unit, the Company is obligated to pay out the difference between the grant price and the average market price of one share of the Company's common stock for the last twenty trading days before the vesting date. The payment may be in cash or shares, at the discretion of the Company; however, the Company has historically made cash payments. The Company's obligations under the stock appreciation units are remeasured at each balance sheet date and amortized to compensation expense over the vesting period.

   At March 3, 2001 and February 26, 2000, there were 5.7 million and 7.0 million stock appreciation rights units outstanding, respectively. Grant prices for units outstanding at March 3, 2001 ranged from $5.38 to $48.56 per unit. Amounts charged or (credited) to expense relating to the stock appreciation rights units for fiscal 2001, 2000 and 1999 were $(407), $(45,500), $32,200, respectively.

18. Retirement Plans
   The Company and its subsidiaries have numerous retirement plans covering salaried employees and certain hourly employees. The retirement plans include a profit sharing retirement plan and other defined contribution plans. Contributions for the profit sharing plan are a discretionary percent of each covered employee's salary, as determined by the Board of Directors based on the Company's profitability. Total expenses recognized for the profit sharing plan were $5,350 in 2001, $9,945 in 2000, and $6,091 in 1999. Employer
contributions for other defined contribution plans are generally based upon a percentage of employee contributions or, in the case of certain executive officers, in accordance with employment agreements. The expenses recognized for these plans were $9,141 in 2001, $7,925 in 2000, and $7,779 in 1999. There
are also several defined benefit plans that require benefits to be paid to eligible employees based upon years of service with the Company or formulas applied to their compensation. The Company's funding policy is to contribute the minimum required by the Employee Retirement Income Security Act of 1974.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

18. Retirement Plans -- (Continued)

   Net periodic pension cost for the defined benefit plans includes the following components:


                                                                            Defined Benefit Pension        Nonqualified Executive
                                                                                     Plans                     Retirement Plan
                                                                         ----------------------------    --------------------------
                                                                           2001      2000       1999      2001      2000      1999
                                                                         -------    -------   -------    ------    -------   ------
Service cost .........................................................   $ 4,004    $ 4,441   $ 5,034    $  908    $   671   $  514
Interest cost ........................................................     4,248      4,166     3,935     2,642      1,497    1,424
Expected return on plan assets .......................................    (6,896)    (5,723)   (4,936)       --         --       --
Amortization of unrecognized net transition (asset)/obligation .......      (160)      (160)     (160)    1,162      1,163    1,163
Amortization of unrecognized prior service cost ......................       346        376       473        --         --       --
Amortization of unrecognized net gain ................................    (2,202)      (226)     (202)     (193)        --       --
Change due to plan amendment                                                  --         --        --        --     18,891       --
                                                                         -------    -------   -------    ------    -------   ------
Net pension (credit) expense .........................................   $  (660)   $ 2,874   $ 4,144    $4,519    $22,222   $3,101
                                                                         =======    =======   =======    ======    =======   ======


   The table below sets forth a reconciliation from the beginning of the year for both the benefit obligation and plan assets of the Company's retirement and health benefits plans, as well as the funded status and amounts recognized in the Company's balance sheet as of March 3, 2001 and February 26, 2000:

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

18. Retirement Plans -- (Continued)

                                                                                                                   Nonqualified
                                                                                          Defined Benefit           Executive
                                                                                           Pension Plans         Retirement Plan
                                                                                         ------------------    --------------------
                                                                                          2001       2000        2001        2000
                                                                                        -------    --------    ---------   --------
Change in benefit obligations:
 Benefit obligation at end of prior year ............................................   $58,791    $ 62,885    $  34,691   $ 21,891
 Service cost .......................................................................     4,004       4,441          908        671
 Interest cost ......................................................................     4,248       4,166        2,642      1,497
 Distributions ......................................................................    (5,349)     (9,728)      (1,429)    (1,224)
 Change due to change in assumptions ................................................     1,431      (4,580)       1,006     (1,281)
 Change due to plan amendment .......................................................        --         187           --     18,891
 Actuarial (gain) or loss ...........................................................     1,794       1,420       (6,179)    (5,754)
                                                                                        -------    --------    ---------   --------
Benefit obligation at end of year ...................................................   $64,919    $ 58,791    $  31,639   $ 34,691
                                                                                        =======    ========    =========   ========
Change in plan assets:
 Fair value of plan assets at beginning of year .....................................   $81,718    $ 71,686    $      --   $     --
 Employer contributions .............................................................     4,211       4,213        1,429      1,224
 Actual return on plan assets .......................................................    (7,959)     18,671           --         --
 Adjustment for fair value at 3/1/2000 ..............................................     5,932          --           --         --
 Distributions (including assumed expenses) .........................................    (6,392)    (10,485)      (1,429)    (1,224)
                                                                                        -------    --------    ---------   --------
Fair value of plan assets at end of year ............................................   $77,510    $ 84,085    $      --   $     --
                                                                                        =======    ========    =========   ========
Funded status .......................................................................   $12,591    $ 25,294    $ (31,639)  $(34,691)
Unrecognized net gain ...............................................................    (5,723)    (22,493)     (10,952)    (5,972)
Unrecognized prior service cost .....................................................     1,463       1,808           --         --
Unrecognized net transition (asset) or obligation ...................................      (179)       (339)      11,628     12,790
                                                                                        -------    --------    ---------   --------
Prepaid or (accrued) pension cost recognized ........................................   $ 8,152    $  4,270    $ (30,963)  $(27,873)
                                                                                        =======    ========    =========   ========
Amounts recognized in consolidated balance sheets
  consisted of:
 Prepaid (accrued) pension cost .....................................................   $ 9,009    $  4,796    $(30,963)   $(27,873)
 Adjustment to recognize additional minimum liability ...............................      (622)         --           --         --
 Accrued pension liability ..........................................................      (857)       (526)          --         --
 Accumulated other comprehensive income .............................................       622          --           --         --
                                                                                        -------    --------    ---------   --------
Net amount recognized ...............................................................   $ 8,152    $  4,270    $ (30,963)  $(27,873)
                                                                                        =======    ========    =========   ========

   The amounts recognized in the accompanying consolidated balance sheets as of March 3, 2001 and February 26, 2000 are as follows:

                                                                                                             Nonqualified
                                                                                       Defined Benefit         Executive
                                                                                        Pension Plans       Retirement Plan
                                                                                       ---------------    -------------------
                                                                                        2001     2000       2001       2000
                                                                                       ------   ------    --------   --------
      Accrued benefit liability....................................................    $ (857)  $ (526)   $(30,963)  $(27,873)
      Prepaid pension cost.........................................................     9,009    4,796          --         --
                                                                                       ------   ------    --------   --------
      Net amount recognized........................................................    $8,152   $4,270    $(30,963)  $(27,873)
                                                                                       ======   ======    ========   ========

   The accumulated benefit obligation and fair value of plan assets for the defined benefit pension plans with plan assets in excess of accumulated benefit obligations were $56,272 and $69,873, respectively, as of March 3, 2001, and $58,791 and $84,085, respectively, as of February 26, 2000.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

18. Retirement Plans -- (Continued)

   The significant actuarial assumptions used for all defined benefit pension plans were as follows:

                                                                       Nonqualified
                                               Defined Benefit           Executive
                                                Pension Plans         Retirement Plan
                                             -------------------    -------------------
                                             2001    2000   1999    2001   2000    1999
                                             ----    ----   ----    ----   ----    ----
Discount rate ............................   7.00    7.25   6.75    7.50   7.83    6.95
Rate of increase in future compensation
  levels..................................   4.50    4.50   4.75    3.00   3.00    3.00
Expected long-term rate of return on plan
  assets..................................   9.00    9.00   9.00    9.00   9.00    9.00

19. Commitments, Contingencies and Guarantees
Legal Proceedings
   This Company is party to numerous legal proceedings, as discussed below. The Company has charged $232,778 and $7,916 to expense for the years ended
February 26, 2000, and February 27, 1999, respectively, for various pending and actual claims, litigation, and assessments based upon its determination of its material, estimable and probable liabilities in regard to the portion of these claims, lawsuits, and assessments not covered by insurance. Based upon changes in estimates in fiscal 2001 relating primarily to resolution of insurance coverage disputes, the Company credited selling, general and administrative expenses by $19,625.

 Federal investigations
   There are currently pending federal governmental investigations, both civil and criminal, by the SEC and the United States Attorney, involving the Company's financial reporting and other matters. Management is cooperating fully with the SEC and the United States Attorney.

   The U.S. Department of Labor has commenced an investigation of matters relating to the Company's employee benefit plans, including the Company's principal 401(k) plan, which permitted employees to purchase the Company's common stock. Purchases of the Company's common stock under the plan were suspended in October 1999. In January 2001, the Company appointed an independent trustee to represent the interests of these plans in relation to the Company and to investigate possible claims the plans may have against the Company. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against the Company. The investigations, with which management is cooperating fully, are ongoing and the Company cannot predict their outcomes. In addition, a purported class action lawsuit on behalf of the plans and their participants has been filed by a participant in the plans in the United States District in the Eastern District of Pennsylvania.

   These investigations are ongoing, and the Company cannot predict their outcomes. If the Company were convicted of any crime, certain contracts and licenses that are material to the Company's operations may be revoked, which would have a material adverse effect on the Company's results of operations and financial condition. In addition, substantial penalties, damages or other monetary remedies assessed against the Company could also have a material adverse effect on the Company's results of operations, financial condition and cash flows.

 Stockholder litigation
   The Company, its former chief executive officer Martin Grass, its former president Timothy Noonan, its former chief financial officer Frank Bergonzi, and its former auditor KPMG LLP, have been sued in a number of actions, most of which purport to be class actions, brought on behalf of stockholders who purchased the Company's securities on the open market between May 2, 1997 and November 10, 1999. All of these cases have been consolidated in the U.S. District Court for the Eastern District of Pennsylvania. On November 9, 2000, the Company announced that it had reached an agreement to settle the consolidated securities class action lawsuits pending against the Company in the U.S. District Court for the Eastern District of Pennsylvania and the derivative lawsuits pending there and in the U.S. District Court of Delaware. Under
                                      F-31

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

19. Commitments, Contingencies and Guarantees -- (Continued)

the agreement, which has been submitted to the U.S. District Court for the Eastern District of Pennsylvania for approval, the Company will pay $45 million in cash, which will be fully funded by the Company's officers' and directors' liability insurance, and issue shares of common stock in 2002. The shares will be valued over a 10 day trading period in January 2002. If the value determined is at least $7.75 per share, the Company will issue 20 million shares. If the value determined is less than $7.75 per share, the Company has the option to deliver any combination of common stock, cash and short-term notes, with a total value of $155 million. As additional consideration for the settlement, the Company has assigned to the plaintiffs all of the Company's claims against the above named executives and KPMG LLP. Several members of the class have elected to "opt-out" of the class and, as a result, if the settlement is approved by the court, they will be free to individually pursue their claims. Management believes that their claims, individually and in the aggregate, are not material.

   In fiscal year 2000, the Company recorded a charge of $175,000 for this case. As a result of the agreement to settle reached in fiscal 2001 and resolution of insurance coverage disputes, the Company recorded $20,000 as a credit to selling, general and administrative expense.

 Drug pricing and reimbursement matters
   On October 5, 2000, the Company settled, for an immaterial amount, and without admitting any violation of the law, the lawsuit filed by the Florida Attorney General alleging that the Company's non-uniform pricing policy for cash prescription purchases was unlawful under Florida law.

   The filing of the complaint by the Florida Attorney General, and the Company's press release issued in conjunction therewith, precipitated the filing of a purported federal class action in California and several purported state class actions, all of which (other than those pending in New York that were filed on October 5, 1999 and those pending in California that were filed on January 3, 2000) have been dismissed. A motion to dismiss the action in New York is currently pending. Management believes that the remaining lawsuits are without merit under applicable state consumer protection laws. As a result, the Company intends to continue to vigorously defend them and the Company does not anticipate, that if fully adjudicated, they will result in an award of damages. However, such outcomes cannot be assured and a ruling against the Company could have a material adverse effect on the financial position and results of operations of the Company, as well as necessitate substantial additional expenditures to cover legal costs as the Company pursues all available defenses.

   The Company is being investigated by multiple state attorneys general for reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. The Company is supplying similar information with respect to these matters to the Department of Justice. Management believes that these investigations are similar to investigations which were, and are being, undertaken with respect to the practices of others in the retail drug industry. Management also believes that existing policies and procedures fully comply with the requirements of applicable law and intend to fully cooperate with these investigations. Management cannot, however, predict their outcomes at this time. An individual, acting on behalf of the United States of America, has filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania under the Federal False Claims Act alleging that the Company defrauded federal health care plans by failing to appropriately issue refunds for partially filled prescriptions and prescriptions which were not picked up by customers. The Department of Justice has not decided whether to join this lawsuit, as is its right under the law; its investigation is continuing. The Company has filed a motion to dismiss the complaint for failure to state a claim.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

19. Commitments, Contingencies and Guarantees -- (Continued)

   If any of these cases result in a substantial monetary judgment against the Company or is settled on unfavorable terms, the Company's results of operations, financial position, and cash flows could be materially adversely affected.

 Store Management Overtime Litigation
   The Company is a defendant in a class action pending in the California Superior Court in San Diego with three subclasses, comprised of California store managers, assistant managers and managers-in-training. The plaintiffs seek back pay for overtime not paid to them and injunctive relief to require the Company to treat store management as non-exempt. They allege that the Company decided to minimize labor costs by causing managers, assistant managers and managers-in-training to perform the duties and functions of associates for in excess of forty hours per week without paying them overtime. Management believes that in-store management were and are properly classified as exempt from the overtime provisions of California law. The Company has filed a motion to decertify the class, which is currently pending. The Company's results of operations and financial position could be materially adversely affected by an adverse judgment in this matter.

 Other
   The Company is subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on the Company's financial condition, results of operations, or cash flows if decided adversely.

 Vendor Arrangements
   As of March 3, 2001, the Company had outstanding commitments to purchase $7,500 of merchandise inventory per year from a vendor for use in the normal course of business through fiscal 2005.

 Employment Agreements
   Employment agreements with executive officers and others contain change in control provisions that entitle them to receive two or three times the sum of their annual base salary and annual target bonus amount and provide for full vesting in all outstanding stock options and immediate renewal of restrictions on stock awards. In the event of change in control, certain executive officers also receive the total amount of contributions that would have been made to the special deferred compensation plan if they had been employed through the end of their employment contract.

   On May 7, 2001, the Company amended the employment agreements of two executive officers to provide for the payment, subject to certain conditions, of bonuses representing the difference between the amount called for under their severance agreements from a former employer and the amount they actually receive up to $6,647. The bonuses are payable on January 5, 2002 and will be reduced, and if fully paid are repayable, to the extent of each executives's recovery of severance due from a former employer.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

20. Supplementary Cash Flow Data


                                                                                                   Year Ended
                                                                             ------------------------------------------------------
                                                                             March 3, 2001    February 26, 2000   February 27, 1999
                                                                             -------------    -----------------   -----------------
Cash paid for interest (net of capitalized amounts of $1,836, $5,292 and
  $7,069)................................................................       $543,343          $501,813             $259,100
                                                                                ========          ========             ========
Cash paid for (refunds from) income taxes................................       $(88,078)         $    981             $ 47,667
                                                                                ========          ========             ========
Notes received in connection with the disposition of discontinued
  operations.............................................................       $200,000          $     --             $     --
                                                                                ========          ========             ========
Stock received in connection with the disposition of discontinued
  operations.............................................................       $231,000          $     --             $     --
                                                                                ========          ========             ========
Change in market value of the stock received in connection with the
  disposition of discontinued operations.................................       $ 51,031          $     --             $     --
                                                                                ========          ========             ========
Conversion of debt to common stock.......................................       $597,332          $     --             $     --
                                                                                ========          ========             ========
10.50% notes due 2002 issued in exchange for 5.50% fixed rate senior
  notes due 2000 and 6.70% notes due 2001................................       $467,500          $     --             $     --
                                                                                ========          ========             ========
Exchange of preferred shares.............................................       $     --          $300,000             $     --
                                                                                ========          ========             ========

21. Related Party Transactions
   Included in accounts receivable at March 3, 2001 and February 26, 2000 were receivables from related parties of $3,456, and $2,982, respectively, including employee loans. Included in accounts payable of March 3, 2001 and February 26, 2000 were payables from related parties of $421 and $3,475, respectively.

   During fiscal 2001, 2000 and 1999, the Company sold merchandise totaling $65,259, $16,280 and $6,225, respectively, to drugstore.com (or drugstore.com customers) and Diversified Prescription Delivery, LLC, equity-method investees. During fiscal 2000 and 1999, the Company purchased equipment totaling $26,115 and $27,119, respectively, from Stores Automated Systems, Inc., an equity-method investee. As of February 26, 2001, the Company had divested of its interest in Store Automated Systems, Inc. Therefore, purchases from Store Automated Systems, Inc. in fiscal 2001 are not considered related party purchases.

   In fiscal 2000 and 1999, the Company purchased $8,814 and $9,430, respectively, of product from a manufacturer of private label over the counter medications in which a director held an ownership interest until May 31, 1999. The Company leases for $154 per year a 43,920 square foot storage space in a warehouse in Camp Hill, Pennsylvania, from a partnership in which a former director has a 50% interest.

   The Company formerly operated an 8,000 square-foot store in a shopping center in which the former Chairman of the Board and Chief Executive Officer, has a 50% ownership interest. The rent paid by the Company was $96 per year. In February 1999, the lease was cancelled and the Company was released from its obligation to pay over $300 in remaining lease commitments.

   Beginning in January 1999, the Company leased for $188 per year a 10,750 square-foot store in Sinking Springs, Pennsylvania, which it leases from a relative of the former Chairman of the Board and Chief Executive Officer. The Company leases a 5,000 square-foot store in Mt. Carmel, Pennsylvania, from a partnership in which the former Chairman of the Board and Chief Executive Officer is or was a partner. The rent is $39 per year.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

21. Related Party Transactions -- (Continued)

   The Company paid Leonard Green & Partners L.P. (a) a $3,000 fee for service provided in connection with its preferred stock investment in October 1999 and reimbursed $240 of its out-of-pocket expenses; (b) a $3,000 fee for services provided in connection with the financial restructuring transactions which the Company completed in June 2000 and reimbursed its out-of-pocket expenses, and
(c) a $2,500 fee for services provided in connection with the sale of PCS Health Services, Inc. In October 1999, the Company agreed to pay Leonard Green & Partners L.P. an annual fee of $1,000 for its consulting services. This fee was increased to $1,500 at the time of the June 2000 restructuring transactions. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners L.P. The Company has agreed to register the common stock issuable upon conversion of the series B preferred stock and to pay all expenses and fees (other than underwriting discounts and commission) related to any registration.

   The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to the Company. A director of the Company is a partner of that law firm. Fees paid by the Company to Skadden, Arps, Slate, Meagher & Flom LLP did not exceed five percent of the firm's gross revenues for its fiscal year.

22. Interim Financial Results (Unaudited)

                                                                                     Fiscal Year 2001 (53 Weeks)
                                                                  -----------------------------------------------------------------
                                                                    First        Second         Third        Fourth
                                                                   Quarter       Quarter       Quarter      Quarter         Year
                                                                  ----------   ----------    ----------    ----------   -----------
Revenues......................................................    $3,442,186   $3,439,469    $3,531,691    $4,103,519   $14,516,865
Costs and expenses excluding store closing and impairment
  charges.....................................................     3,685,301    3,776,210     3,677,367     4,272,716    15,411,594
Store closing and impairment charges..........................        15,879       88,292        95,571       188,336       388,078
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations before taxes.........      (258,994)    (425,033)     (241,247)     (357,533)   (1,282,807)
Income tax expense............................................       144,382           --            --         4,575       148,957
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations......................      (403,376)    (425,033)     (241,247)     (362,108)   (1,431,764)
Income (loss) from discontinued operations, net of tax........        11,335           --            --            --        11,335
Loss on disposal of discontinued operations, net of tax.......      (303,330)    (31,433)       135,534        30,434      (168,795)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $ (695,371)  $ (456,466)   $ (105,713)   $ (331,674)  $(1,589,224)
                                                                  ==========   ==========    ==========    ==========   ===========
Basic and diluted earnings (loss) per share:
Loss from continuing operations...............................    $    (1.57)  $    (1.87)   $    (0.74)   $    (1.07)  $     (5.15)
Income (loss) from discontinued operations....................         (1.12)       (0.10)         0.40          0.09         (0.50)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $    (2.69)  $    (1.97)   $    (0.34)   $    (0.98)  $     (5.65)
                                                                  ==========   ==========    ==========    ==========   ===========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

22. Interim Financial Results (Unaudited) -- (Continued)


                                                                                     Fiscal Year 2000 (52 Weeks)
                                                                  -----------------------------------------------------------------
                                                                    First        Second         Third        Fourth
                                                                   Quarter       Quarter       Quarter      Quarter         Year
                                                                  ----------   ----------    ----------    ----------   -----------
Revenues......................................................    $3,354,621   $3,203,964    $3,279,138    $3,501,224   $13,338,947
Costs and expenses excluding store
 closing and impairment charges...............................     3,339,205    3,313,458     3,480,935     4,189,197    14,322,795
Store closing and impairment charges..........................        24,490       53,188        30,601        31,169       139,448
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations before taxes and
  cumulative effect of change in accounting method............        (9,074)    (162,682)     (232,398)     (719,142)   (1,123,296)
Income tax expense (benefit)..................................       (28,959)      (8,280)       17,403        11,461        (8,375)
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations before cumulative
  effect of change in accounting method, net..................        19,885     (154,402)     (249,801)     (730,603)   (1,114,921)
Income (loss) from discontinued operations, net of tax........         3,345        4,247            (4)        1,590         9,178
Cumulative effect of change in accounting method, net of tax..       (27,300)          --            --            --       (27,300)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $   (4,070)  $ (150,155)   $ (249,805)   $ (729,013)  $(1,133,043)
                                                                  ==========   ==========    ==========    ==========   ===========
Basic and diluted earnings (loss) per share:
Loss from continuing operations...............................    $     0.08   $    (0.60)   $    (1.00)   $    (2.82)  $     (4.34)
Income (loss) from discontinued operations....................          0.01         0.02            --          0.01          0.04
Cumulative effect of change in accounting method..............         (0.11)          --            --            --         (0.11)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $    (0.02)  $    (0.58)   $    (1.00)   $    (2.81)  $     (4.41)
                                                                  ==========   ==========    ==========    ==========   ===========


   Certain reclassifications have been made to the previously issued quarterly amounts to conform to fiscal 2001 year end classifications.

   During the third and fourth quarters of fiscal 2000, the Company incurred significant non-recurring charges. These included charges of $232,800 for litigation expenses, $63,300 for debt restructuring, $67,600 for sale of discontinued merchandise, and $49,800 for markdowns at retail stores.

   During the third quarter of fiscal 2001, the Company recorded a $20,000 credit for resolution of insurance coverage disputes and $20,000 credit for the reversal of previously amortized cost of issuance related to financings resulting from a contract settlement.

   During the fourth quarter of fiscal 2001 (the 14 week quarter), the Company incurred $188,336 of store closing and impairment charges and $33,500 of expense related to stock options under variable accounting plans.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

23. Financial Instruments

   The carrying amounts and fair values of financial instruments at March 3, 2001 and February 26, 2000 are listed as follows:


                                                                                          2001                       2000
                                                                                 -----------------------    -----------------------
                                                                                 Carrying        Fair        Carrying       Fair
                                                                                  Amount         Value        Amount        Value
                                                                                ----------    ----------    ----------   ----------
Variable rate indebtedness ..................................................   $1,219,785    $1,219,785    $2,480,495   $2,480,495
Fixed rate indebtedness .....................................................    3,574,763     2,824,904     2,984,238    1,959,252
Note receivable .............................................................       37,041        37,962        32,889       36,102
AdvancePCS securities .......................................................      491,198       491,198            --           --
Interest rate swaps .........................................................           --       (29,000)           --           --


   Cash, trade receivables and trade payables are carried at market value, which approximates their fair values due to the short-term maturity of these instruments.

   The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

 Commercial paper and LIBOR-based borrowings under credit facilities:
   The carrying amounts for commercial paper indebtedness and interest rate swaps and LIBOR-based borrowings under the credit facilities, term loans and term notes approximate their fair values due to the short-term nature of the obligations and the variable interest rates.

 Long-term indebtedness and interest rate swaps:
   The fair values of long-term indebtedness and interest rate swaps are estimated based on the quoted market prices of the financial instruments. If quoted market prices were not available, the Company estimated the fair value based on the quoted market price of a financial instrument with similar characteristics or based on the present value of estimated future cash flows using a discount rate on similar long-term indebtedness issued by the Company.

 Note receivable:
   The fair value of the fixed-rate note receivable was determined using the present value of projected cash flows, discounted at a market rate of interest for similar instruments.

 AdvancePCS Securities:
   The fair value of AdvancePCS securities are estimated based on the quoted market prices of the financial instruments.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

24. Discontinued Operations

   On October 2, 2000, the Company sold its wholly owned subsidiary, PCS Health Systems Inc., to Advance Paradigm, Inc. (now known as AdvancePCS). The proceeds from the sale of PCS consisted of $710,557 in cash, $200,000 in principal amount of AdvancePCS's unsecured 11% senior subordinated notes and equity securities of AdvancePCS.

   PCS is reported as a discontinued operation for all periods presented in the accompanying financial statements and the operating results of PCS through October 2, 2000, the date of sale, are reflected separately from the results of continuing operations. The loss on the disposal of PCS is $168,795. This loss includes net operating results of PCS from July 12, 2000 to October 2, 2000, transaction expenses, the final settlement of the purchase price between the Company and AdvancePCS and the fair value of the non-cash consideration received.

   As a result of the sale, the Company recorded an increase to the tax valuation allowance and income tax expense of $146,917 for the year ended March 3, 2001.

   Summarized operating results and net loss of PCS for thirty-one weeks ended October 2, 2000 and the years ended February 26, 2000, and February 27, 1999 were as follows:

                                                                                                                Year Ended
                                                                                                        ---------------------------
                                                                                  Thirty-One Weeks      February 26,   February 27,
                                                                               Ended October 2, 2000        2000           1999
                                                                               ---------------------    ------------   ------------
Net sales..................................................................          $ 779,748           $1,342,495      $ 344,448
Income (loss) from operations before income tax expense....................             25,181               40,081        (18,748)
Income tax expense (benefit)...............................................             13,846               30,903         (5,925)
                                                                                     ---------           ----------      ---------
Income (loss) from discontinued operations.................................             11,335                9,178        (12,823)
Loss on disposal before income tax benefit.................................           (169,529)                  --             --
Income tax benefit.........................................................                734                   --             --
                                                                                     ---------           ----------      ---------
Loss on disposal...........................................................           (168,795)                  --             --
                                                                                     ---------           ----------      ---------
Total income (loss) from discontinued operations...........................          $(157,460)          $    9,178      $(12,823)
                                                                                     =========           ==========      =========

                                                                        February 26, 2000
                                                                        -----------------
         Net current liabilities:
          Cash and cash equivalents.................................       $    4,843
          Accounts and other receivables, net.......................          614,432
          Other currents assets.....................................           42,707
          Claims and rebates payable................................         (924,951)
          Other current liabilities.................................         (127,084)
                                                                           ----------
                                                                           $ (390,053)
                                                                           ----------
         Net non-current assets:
          Property and equipment, net...............................       $  147,733
          Goodwill and intangibles, net.............................        1,816,221
          Noncurrent liabilities....................................         (220,126)
                                                                           ----------
                                                                           $1,743,828
                                                                           ==========

 Acquisition of Discontinued Operations
   On January 22, 1999, the Company purchased PCS for $1.5 billion, of which $1.3 billion was financed using commercial paper and $200 million was paid in cash. The PCS acquisition was accounted for using the

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

24. Discontinued Operations -- (Continued)

purchase method. In accordance with APB Opinion No. 16, the Company recorded the assets and liabilities of PCS at the date of acquisition at their fair values. The excess of the cost of PCS over the fair value of the acquired assets and liabilities of $1,286,089 was recorded as goodwill.

 Intangible Assets of Discontinued Operations

                                                                        February 26, 2000
                                                                        -----------------
         Goodwill...................................................       $1,298,520
         Prescription files and customer lists......................          434,100
         Trade name.................................................          113,100
         Internally developed software..............................           21,900
         Assembled workforce........................................           13,400
                                                                           ----------
                                                                            1,881,020
         Accumulated amortization...................................          (64,799)
                                                                           ----------
                                                                           $1,816,221
                                                                           ==========

   At acquisition, the Company determined that the estimated useful life of the goodwill recorded with the PCS acquisition was primarily indeterminate and likely exceeded 40 years. This estimate was based upon a review of the anticipated future cash flows and other factors the Company considered in determining the amount that it was willing to incur for the purchase of PCS. Additionally, management found no persuasive evidence that any material portion of these intangible assets would be depleted in less than 40 years. Accordingly, the Company amortized goodwill over the maximum allowable period of 40 years on a straight-line basis.

   The value of the PCS trade name was amortized over its estimated useful life of 40 years. The value of the customer base and pharmacy network acquired in the purchase of PCS was amortized over their estimated lives of 30 years. The value of assembled workforce and internally developed software acquired was amortized over their useful lives of six and five years, respectively.

 Impairment of Long-Lived Assets
   Long-lived assets of PCS consist principally of intangibles. The Company compared the estimates of future undiscounted cash flows of its service lines to which the intangibles relate to the carrying amount of those intangibles to determine if impairment occurred. Long-lived assets and certain identifiable intangibles to be disposed of, whether by sale or abandonment, were reported at the lower of carrying amount or fair value less cost to sell.

 Revenue Recognition of Discontinued Operations
   Revenues were recognized from claims processing fees when the related claims were adjudicated and approved for payment. Certain of the agreements required the customers to pay a fee per covered member rather than a fee per claim. These fees were recognized monthly based upon member counts provided by the customers. Revenue from manufacturer programs were recognized when claims eligible for rebate were adjudicated by the Company. The customer portion of rebates collected was not included in revenue, and correspondingly payments of rebates to customers were not included in expenses. Mail order program revenue was recognized when prescriptions were shipped.

25. Subsequent Events
   In March 2001, the Company reduced the outstanding balances of the PCS credit facility and the PCS exchange debt by $484,104 with the net proceeds from the sale of equity securities of AdvancePCS and the repayment of AdvancePCS senior subordinated notes.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

25. Subsequent Events -- (Continued)

   Subsequent to March 3, 2001, the Company committed to issue 77,192,000 shares of its common stock in exchange for $511,351 of debt (see Note 13).

   Subsequent to March 3, 2001, the Company committed to $149,600 private placements comprised of 26,500,000 shares of common stock.

   On May 15, 2001, the Company entered into a $1,900,000 commitment agreement with a group of banks whereby the Company and the banks would enter into a new senior secured credit facility to replace the existing Senior Credit facility. The closing of the new credit facility is subject to the satisfaction of customary closing conditions and the issuance by the Company of approximately $1,050,000 in new debt or equity securities, of which $527,000 has already been committed or arranged. The Company plans to raise the additional $523,000 by issuing equity and fixed income securities and through real estate mortgage financings. The new credit facility will be secured by inventory, accounts receivable and certain other assets of the Company. While management believes that it will be successful in completing the refinancing, there is no assurance that the refinancing transaction will be consummated.

   On May 16, 2001, the Company agreed to issue five year warrants to purchase 3,040,000 shares of common stock at $6.00 per share in connection with the exchange by a holder of $152,000 of 10.5% notes due 2002 for a like principal amount of new 12.5% notes due 2006.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

   Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonable entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonable incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

   Article Tenth of the Company's Certificate of Incorporated and Article VII of the Company's By-laws provide for the indemnification of its directors and officers as authorized by Section 145 of the DGCL.

   The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Company.

Item 21. Exhibits and Financial Statement Schedules.

a. Exhibits

 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
  3.1     Restated Certificate of Incorporation dated                                Exhibit 3(i) to Form 8-K filed on
          December 12, 1996                                                          November 2, 1999

  3.2     Certificate of Amendment to the Restated Certificate of Incorporation      Exhibit 3(ii) to Form 8-K filed on
          dated October 25, 1999                                                     November 2, 1999

  3.3     By-laws, as amended on November 8, 2000                                    Exhibit 3.1 to Form 8-K filed on
                                                                                     November 13, 2000

  4.1     Waiver, dated as of January 11, 2000, to Guaranty, dated as of March       Exhibit 4.7 to Form 8-K filed on
          19, 1998, as amended by Amendment No. 1, dated as of June 22, 1998, and    January 18, 2000
          as further amended by Amendment No. 2, dated as of October 25, 1999, and as further amended by Amendment No. 3, dated as of December 2,
          1999, between Rite Aid Corporation and RAC Leasing LLC

  4.2     Amendment No. 3, dated as of December 23, 1999, to Master Lease and        Exhibit 4.8 to Form 8-K filed on
          Security Agreement, dated as of March 19, 1998, (as amended by             January 18, 2000
          Amendment No. 1, dated as of June 22, 1998 and Amendment No. 2, dated as of October 25, 1999), between RAC Leasing LLC and Rite Aid Realty
          Corp.

  4.3     Amendment No. 3, dated as of December 2, 1999, to Guaranty, dated as of    Exhibit 4.9 to Form 8-K filed on
          March 19, 1998, as amended by Amendment No. 1, dated as of June 22,        January 18, 2000
          1998, and as further amended by Amendment No. 2, dated as of October
          25, 1999, from Rite Aid Corporation to RAC Leasing LLC

  4.4     Amendment No. 2, dated as of October 25, 1999, to Guaranty, dated March    Exhibit 4.10 to Form 8-K filed on
          19, 1998 (as amended by Amendment No. 1, dated as of June 22, 1998),       January 18, 2000
          from Rite Aid Corporation to RAC Leasing LLC

  4.5     Amendment No. 1, dated as of June 22, 1998, to Guaranty, dated March       Exhibit 4.11 to Form 8-K filed on
          19, 1998, from Rite Aid Corporation to RAC Leasing LLC                     January 18, 2000

  4.6     Amendment No. 2, dated as of October 25, 1999 to Master Lease and          Exhibit 4.12 to Form 8-K filed on
          Security Agreement, dated as of March 19, 1998 (as amended by Amendment    January 18, 2000
          No. 1, dated as of June 22, 1998), between RAC Leasing LLC and Rite Aid
          Realty Corp.

  4.7     Amendment No. 1, dated as of June 22, 1998, to Master Lease and            Exhibit 4.13 to Form 8-K filed on
          Security Agreement, dated as of March 19, 1998, between RAC Leasing LLC    January 18, 2000
          and Rite Aid Realty Corp.


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 4.8      Guaranty, dated as of March 19, 1998, from Rite Aid Corporation to RAC     Exhibit 4.4 to Form 8-K filed on
          Leasing LLC                                                                January 18, 2000

 4.9      Master Lease and Security Agreement, dated as of March 19, 1998,           Exhibit 4.15 to Form 8-K filed on
          between RAC Leasing LLC and Rite Aid Realty Corp.                          January 18, 2000

 4.10     Waiver, dated as of January 11, 2000, to Guaranty dated as of May 30,      Exhibit 4.16 to Form 8-K filed on
          1997, as amended by Amendment No. 1, dated as of October 25, 1999, and     January 18, 2000
          as further amended by Amendment No. 2, dated as of December 2, 1999, between Rite Aid Corporation and Sumitomo Bank Leasing and Finance, Inc.

 4.11     Amendment No. 2, dated as of December 2, 1999, to Guaranty dated as of     Exhibit 4.17 to Form 8-K filed on
          May 30, 1997, as amended by Amendment No. 1, dated as of October 25,       January 18, 2000
          1999, from Rite Aid Corporation to Sumitomo Bank Leasing and Finance,
          Inc.

 4.12     Amendment No. 1, dated as of October 25, 1999, to Guaranty, dated as of    Exhibit 4.18 to Form 8-K filed on
          May 30, 1997, from Rite Aid Corporation to Sumitomo Bank Leasing and       January 18, 2000
          Finance, Inc.

 4.13     Amendment No. 4, dated as of October 25, 1999 to Master Lease and          Exhibit 4.19 to Form 8-K filed on
          Security Agreement, dated as of May 30, 1997, as amended by Amendment      January 18, 2000
          No. 1, dated as of March 11, 1998, and as further amended by Amendment
          No. 2, dated as of June 22, 1998, and as further amended by Amendment
          No. 3, dated as of May 26, 1999, between Sumitomo Bank Leasing and
          Finance, Inc. and Rite Aid Realty Corp.

 4.14     Amendment No. 3, dated as of May 26, 1999, to Master Lease and Security    Exhibit 4.20 to Form 8-K filed on
          Agreement, dated as of May 30, 1997 (as amended by Amendment No. 1,        January 18, 2000
          dated as of March 11, 1998, and as further amended by Amendment No. 2, dated as of June 22, 1998), between Sumitomo Bank Leasing and Finance,
          Inc. and Rite Aid Realty Corp.

 4.15     Amendment No. 2, dated as of June 22, 1998, to Master Lease Security       Exhibit 4.21 to Form 8-K filed on
          Agreement, dated as of May 30, 1997, as amended by Amendment No. 1 to      January 18, 2000
          Master Lease and Security Agreement, dated as of March 11, 1998, between Sumitomo Bank Leasing and Finance, Inc. and Rite Aid Realty
          Corp.


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 4.16     Amendment No. 1, dated as of March 11, 1998, to Master Lease and           Exhibit 4.22 to Form 8-K filed on
          Security Agreement, dated as of May 30, 1997, between Sumitomo Bank        January 18, 2000
          Leasing and Finance, Inc. and Rite Aid Realty Corp.

 4.17     Guaranty, dated as of May 30, 1997, from Rite Aid Corporation to           Exhibit 4.23 to Form 8-K filed on
          Sumitomo Bank Leasing and Finance, Inc.                                    January 18, 2000


 4.18     Master Lease and Security Agreement, dated as of May 30, 1997, between     Exhibit 4.24 to Form 8-K filed on
          Sumitomo Bank Leasing and Finance, Inc. and Rite Aid Realty Corp.          January 18, 2000

 4.19     Waiver No. 1, dated as of January 10, 2000, to Note Agreement, dated as    Exhibit 4.25 to Form 8-K filed on
          of September 30, 1996 (as previously amended pursuant to Amendment No.     January 18, 2000
          1, dated as of October 25, 1999, and Amendment No. 2 dated as of
          December 2, 1999), among Finco, Inc., Rite Aid Corporation, The
          Prudential Life Insurance Company of America and PruCo Life Insurance
          Company, and Waiver No. 1, dated as of January 10, 2000, to Guaranty
          Agreement, dated as of September 30, 1996 (as previously amended pursuant to Amendment No. 1, dated as of October 25, 1999, and
          Amendment No. 2, dated as of December 2, 1999), among Finco, Inc., Rite
          Aid Corporation, The Prudential Life Insurance Company of America and
          PruCo Life Insurance Company

 4.20     Amendment No. 2, dated as of December 2, 1999, to Note Agreement, dated    Exhibit 4.26 to Form 8-K filed on
          as of September 30, 1996 (as previously amended pursuant to Amendment      January 18, 2000
          No. 1, dated as of October 25, 1999), among Finco, Inc., Rite Aid
          Corporation, The Prudential Insurance Company of America and PruCo Life
          Insurance Company and Amendment No. 2, dated as of December 2, 1999, to
          Guaranty Agreement, dated as of September 30, 1996 (as previously amended pursuant to Amendment No. 1, dated as of October 25, 1999), among Finco, Inc., Rite Aid Corporation, The Prudential Insurance
          Company of America and PruCo Life Insurance Company

 4.21     Amendment No. 1, dated as of October 25, 1999, to Note Agreement, dated    Exhibit 4.27 to Form 8-K filed on
          as of September 30, 1996, among Finco, Inc., Rite Aid Corporation, The     January 18, 2000
          Prudential Insurance Company of America and PruCo Life Insurance
          Company and Amendment No. 1, dated as of October 25, 1999, to Guaranty
          Agreement, dated as of September 30, 1996, among Finco, Inc., Rite Aid
          Corporation, The Prudential Insurance Company of America and PruCo Life
          Insurance Company


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 4.22     Guaranty Agreement, dated as of September 30, 1996, from Rite Aid          Exhibit 4.28 to Form 8-K filed on
          Corporation to the Prudential Insurance Company of America and PruCo       January 18, 2000
          Life Insurance Company

 4.23     Note Agreement, dated as of September 30, 1996, among Finco, Inc., The     Exhibit 4.29 to Form 8-K filed on
          Prudential Insurance Company of America and PruCo Life Insurance           January 18, 2000
          Company

 4.24     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.2 to Form 8-K filed on
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      February 7, 2000
          September 10, 1997, between Rite Aid Corporation and Harris Trust and
          Savings Bank

 4.25     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.3 to Form 8-K filed on
          Corporation and Harris Trust and Savings Bank, to the Indenture, dated     February 7, 2000
          September 22, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

 4.26     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.4 to Form 8-K filed on
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      February 7, 2000
          December 21, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

 4.27     Commitment Letter dated April 10, 2000                                     Exhibit 4.1 to Form 8-K filed on
                                                                                     April 11, 2000

 4.28     Indenture, dated as of June 14, 2000, among Rite Aid Corporation, as       Exhibit 4.1 to Form 8-K filed on
          Issuer, each of the Subsidiary Guarantors named therein and State          June 21, 2000
          Street Bank and Trust Company, as Trustee

 4.29     Exchange and Registration Rights Agreement, dated as of June 14, 2000,     Exhibit 4.2 to Form 8-K filed on
          by and among Rite Aid Corporation, State Street Bank and Trust Company     June 21, 2000
          and the Holders of the 10.50% Senior Secured Notes due 2002

 4.30     Registration Rights Agreement, dated as of June 14, 2000, by and among     Exhibit 4.3 to Form 8-K filed on
          Rite Aid Corporation and the Lenders listed therein                        June 21, 2000

 5        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP                        To be filed by amendment

 10.1     1999 Stock Option Plan                                                     Exhibit 10.1 to Form 10-K filed on May 21,
                                                                                     2001

 10.2     2000 Omnibus Equity Plan                                                   Included in Proxy Statement dated October 24,
                                                                                     2000


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 10.3     2001 Stock Option Plan                                                     Exhibit 10.3 to Form 10-K filed on
                                                                                     May 21, 2001

 10.4     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.1 to Form 8-K filed on
          between Rite Aid Corporation and Green Equity Investors III, L.P.          November 2, 1999

 10.5     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.2 to Form 8-K filed on
          between Rite Aid Corporation and J.P. Morgan Ventures Corporation          November 2, 1999

 10.6     Warrant to purchase Common Stock, par value $1.00 per share, of Rite       Exhibit 4.3 to Form 8-K filed on
          Aid Corporation, dated October 27, 1999, issued to J.P. Morgan Ventures    November 2, 1999.
          Corporation

 10.7     Commitment Letter, dated October 18, 1999, by and between Rite Aid         Exhibit 10.1 to Form 8-K filed on
          Corporation and Green Equity Investors III, L.P.                           November 2, 1999

 10.8     Employment Agreement by and between Rite Aid Corporation and Robert G.     Exhibit 10.1 to Form 8-K filed on
          Miller, dated as of December 5, 1999                                       January 18, 2000

 10.9     Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.9 to Form 10-K filed on
          Corporation and Robert G. Miller, dated as of May 7, 2001                  May 21, 2001

 10.10    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.31 to Form 8-K filed on
          made as of December 5, 1999, by and between Rite Aid Corporation and       January 18, 2000
          Robert G. Miller

 10.11    Employment Agreement by and between Rite Aid Corporation and Mary F.       Exhibit 10.2 to Form 8-K filed on
          Sammons, dated as of December 5, 1999                                      January 18, 2000

 10.12    Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.11 to Form 10-K filed on
          Corporation and Mary F. Sammans, dated as of May 7, 2001                   May 21, 2001

 10.13    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.32 to Form 8-K filed on
          made as of December 5, 1999, by and between Rite Aid Corporation and       January 18, 2000
          Mary F. Sammons

 10.14    Employment Agreement by and between Rite Aid Corporation and David R.      Exhibit 10.3 to Form 8-K filed on
          Jessick, dated as of December 5, 1999                                      January 18, 2000

 10.15    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.33 to Form 8-K filed on
          made as of December 5, 1999, by and between Rite Aid Corporation and       January 18, 2000
          David R. Jessick


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 10.16    Employment Agreement by and between Rite Aid Corporation and John T.       Exhibit 10.4 to Form 8-K filed on
          Standley, dated as of December 5, 1999                                     January 18, 2000


 10.17    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.34 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          John T. Standley

 10.18    Employment Agreement by and between Rite Aid Corporation and Elliot S.     Exhibit 10.18 to Form 10-K filed on
          Gerson, dated as of November 16, 2000                                      May 21, 2001

 10.19    Employment Agreement by and between Rite Aid Corporation and Eric          Exhibit 10.19 to Form 10-K filed on May 21,
          Sorkin, dated as of April 2, 1999                                          2001

 10.20    Employment Agreement by and between Rite Aid Corporation and James         Exhibit 10.20 to Form 10-K filed on
          Mastrain, dated as of September 27, 2000                                   May 21, 2001

 10.21    Rite Aid Corporation Special Deferred Compensation Plan                    Exhibit 10. 20 to Form 10-K filed on
                                                                                     July 11, 2000

 10.22    Senior Credit Agreement, dated as of June 12, 2000, among Rite Aid         Exhibit 10.1 to Form 8-K filed on
          Corporation, the Banks party thereto, Citicorp USA, Inc., as Senior        June 21, 2000
          Administrative Agent, Citicorp USA, Inc., as Senior Collateral Agent,
          and Heller Financial, Inc. and Fleet Retail Finance Inc., as
          Syndication Agents

 10.23    Collateral Trust and Intercreditor Agreement, dated as of June 12,         Exhibit 10.2 to Form 8-K filed on
          2000, among Rite Aid Corporation, each Subsidiary Guarantor of Rite Aid    June 21, 2000
          Corporation listed therein, Wilmington Trust Company, Citicorp USA,
          Inc., Morgan Guaranty Trust Company of New York, The Prudential
          Insurance Company of America, State Street Bank and Trust Company and
          The Sumitomo Bank, Limited, New York Branch

 10.24    Senior Subsidiary Security Agreement, dated as of June 12, 2000, made      Exhibit 10.3 to Form 8-K
          by the Subsidiary Guarantors identified therein and any other person       filed on June 21, 2000
          that becomes a Subsidiary Guarantor pursuant to the Senior Credit
          Facility, in favor of Citicorp USA, Inc., as Senior Collateral Agent

 10.25    Senior Subsidiary Guarantee Agreement, dated as of June 12, 2000, among    Exhibit 10.4 to Form 8-K filed on
          each of the Subsidiary Guarantors of Rite Aid Corporation listed           June 21, 2000
          therein and Citicorp USA, Inc., as Senior Collateral Agent


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 10.26    Senior Indemnity, Subrogation and Contribution Agreement, dated as of      Exhibit 10.5 to Form 8-K filed on
          June 12, 2000, among Rite Aid Corporation, each of the Subsidiary          June 21, 2000
          Guarantors listed therein and Citicorp USA, Inc., as Senior
          Collateral Agent

 10.27    RCF Facility, dated as of June 12, 2000, among Rite Aid Corporation,       Exhibit 10.6 to Form 8-K filed on
          the Banks from time to time parties thereto and Morgan Guaranty Trust      June 21, 2000
          Company of New York, as Administrative Agent, with JP Morgan Securities
          Inc., as Lead Arranger and Book Runner

 10.28    PCS Facility, dated as of June 12, 2000, among Rite Aid Corporation,       Exhibit 10.7 to Form 8-K filed on
          the Banks from time to time parties thereto and Morgan Guaranty Trust      June 21, 2000
          Company of New York, as Administrative Agent, with JP Morgan Securities
          Inc., as Lead Arranger and Book Runner

 10.29    Exchange Debt Facility, dated as of June 12, 2000, among Rite Aid          Exhibit 10.8 to Form 8-K filed on
          Corporation, the Banks from time to time parties thereto and Morgan        June 21, 2000
          Guaranty Trust Company of New York, as Administrative Agent, with JP
          Morgan Securities Inc., as Lead Arranger and
          Book Runner

 10.30    Second Priority Subsidiary Guarantee Agreement, dated as of June 12,       Exhibit 10.9 to Form 8-K filed on
          2000, among each of the Subsidiary Guarantors of Rite Aid Corporation      June 21, 2000
          listed therein and Wilmington Trust Company, as Second Priority
          Collateral Trustee

 10.31    Second Priority Subsidiary Security Agreement, dated as of June 12,        Exhibit 10.10 to Form 8-K filed on
          2000, made by the Subsidiary Guarantors identified therein and any         June 21, 2000
          other person that becomes a Subsidiary Guarantor pursuant to the Second
          Priority Debt Documents, in favor of Wilmington Trust Company, as
          Second Priority Collateral Trustee

 10.32    Second Priority Indemnity, Subrogation and Contribution Agreement,         Exhibit 10.11 to Form 8-K filed on
          dated as of June 12, 2000, among Rite Aid Corporation, each Subsidiary     June 21, 2000
          Guarantor listed therein and Wilmington Trust Company, as Second
          Priority Collateral Trustee


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 10.33    First Priority Subsidiary Security Agreement, dated as of June 12,         Exhibit 10.12 to Form 8-K filed on
          2000, made by the Domestic Subsidiaries identified therein and any         June 21, 2000
          other person that becomes a Domestic Subsidiary pursuant to the
          Exchange Debt Facility Documents, in favor of Morgan Guaranty Trust
          Company of New York, as Agent

 10.34    Amended and Restated Drugstore.com Pledge Agreement, dated as of June      Exhibit 10.13 to Form 8-K filed on
          12, 2000, between Rite Aid Corporation and Morgan Guaranty Trust           June 21, 2000
          Company of New York, as Agent

 10.35    Amended and Restated PCS Pledge Agreement, dated as of June 12, 2000,      Exhibit 10.14 to Form 8-K filed on
          between Rite Aid Corporation and Morgan Guaranty Trust Company of New      June 21, 2000
          York, as Agent

 10.36    Form of Second Priority Mortgage, Assignment of Leases and Rents,          Exhibit 10.15 to Form 8-K filed on
          Security Agreement and Financing Statement, by the Subsidiary Guarantor    June 21, 2000
          listed therein, to Wilmington Trust Company, as Second Priority
          Collateral Trustee

 10.37    Amendment No. 3 to Note Agreement, Amendment No. 4 to Guaranty             Exhibit 10.16 to Form 8-K filed on
          Agreement, and Amendment No. 1 to Put Agreement, for Adjustable Rate       June 21, 2000
          Senior Secured Notes due August 15, 2002, among Finco, Inc., Rite Aid
          Corporation, The Prudential Insurance Company of America, and PruCo
          Life Insurance Company, as of June 12, 2000

 10.38    Amendment No. 5 to Guaranty, dated as of June 12, 2000, from Rite Aid      Exhibit 10.17 to Form 8-K filed on
          Corporation, as Guarantor, to RAC Leasing LLC, as Lessor                   June 21, 2000

 10.39    Amendment No. 4 to Master Lease and Security Agreement, dated as of        Exhibit 10.18 to Form 8-K filed on
          June 12, 2000, between RAC Leasing LLC, as Lessor, and Rite Aid Realty     June 21, 2000
          Corp., as Lessee

 10.40    Amendment No. 4 to Guaranty, dated as of June 12, 2000, from Rite Aid      Exhibit 10.19 to Form 8-K filed on
          Corporation, as Guarantor, to Sumitomo Bank Leasing and Finance, Inc.,     June 21, 2000
          as Lessor

 10.41    Amendment No. 5 to Master Lease and Security Agreement, dated as of        Exhibit 10.20 to Form 8-K filed on
          June 12, 2000, between Sumitomo Bank Leasing and Finance, Inc., as         June 21, 2000
          Lessor, and Rite Aid Realty Corp., as Lessee

 10.42    Executive Separation Agreement and General Release, dated February 28,     Exhibit 10.46 to Form 10-K filed on
          2000, between Rite Aid Corporation and Timothy Noonan                      July 11, 2000


 Exhibit                                                                                          Incorporation by
 Numbers  Description                                                                               Reference to
--------- -----------                                                                               ------------
 10.43    Letter Agreement, dated February 28, 2000, between Rite Aid Corporation    Exhibit 10.47 to Form 10-K filed on
          and Timothy Noonan, amending Executive Separation Agreement and General    July 11, 2000
          Release, dated February 28, 2000, between Rite Aid Corporation and
          Timothy Noonan

 10.44    Commitment letter, dated May 15, 2001 by and between Rite Aid              Exhibit 10.44 to Form 10-K filed on
          Corporation, Solomon Smith Barney Inc., Citicorp North America, Inc.,      May 21, 2001
          The Chase Manhattan Bank, J.P. Morgan Securities Inc., Credit Suisse
          First Boston, Fleet Retail Finance Inc., and Fleet Securities, Inc.


 10.45    Equity for Bank Debt Exchange Agreement between Rite Aid Corporation,      Exhibit 10.45 to Form 10-K filed on
          Fir Tree Value Fund, L.P., Fir Tree Institutional Value Fund, L.P., Fir    May 21, 2001
          Tree Value Partners LDC and Fir Tree Recovery Master Fund, L.P.

 10.46    Side Letter to Equity for Bank Debt Exchange Agreement, dated April 30,    Exhibit 10.46 to Form 10-K filed on
          2001, between Rite Aid Corporation, Fir Tree Value Fund, L.P., Fir Tree    May 21, 2001
          Institutional Value Fund, L.P., Fir Tree Value Partners LDC and Fir
          Tree Recovery Master Fund, L.P.

 10.47    Employment Agreement by and between Rite Aid Corporation and               Exhibit 10.46 to Form 10-K filed on
          Christopher Hall, dated as of January 26, 2001                             May 21, 2001


 10.48    Employment Agreement by and between Rite Aid Corporation and Robert B.     Exhibit 10.49 to Form 10-K filed on
          Sari, dated as of February 28, 2001                                        May 21, 2001


 12       Statement regarding computation of ratios of earnings to fixed charges     Exhibit 12 to Form 10-K filed on May 21, 2001

 21       Subsidiaries of the registrant                                             Exhibit 19 to the Form 10-K filed on
                                                                                     July 11, 2000

 23.1     Independent Auditor's Consent                                              Filed herewith

 23.2     Independent Auditor's Consent                                              Filed herewith

 25       Statement of Eligibility of Trustee                                        To be filed by amendment

 99.1     Form of Letter of Transmittal                                              To be filed by amendment

 99.2     Form of Notice of Guaranteed Delivery                                      To be filed by amendment

 99.3     Form of Letter to Clients                                                  To be filed by amendment

 99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies      To be filed by amendment
          and Other Nominees

b. Financial Statement Schedules

   Independent Auditors' Report and Schedule II - Valuation and Qualifying Accounts

   All other schedules are omitted because they are not applicable, not required or the required information is included in the consolidated financial statements or notes thereto.

   Financial statements of 50% or less owned companies have been omitted since they do not constitute significant subsidiaries.

Item 22. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

                                RITE AID CORPORATION


                                By:  /s/ Robert G. Miller
                                     ------------------------------------------
                                                  Robert G. Miller
                                         Chairman of the Board of Directors
                                            and Chief Executive Officer

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Kevin Twomey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                             Title                                        Date
               ---------                             -----                                        ----
   /s/ Robert G. Miller                   Chairman of the Board and                             June 8, 2001
   -----------------------------------    Chief Executive Officer
            Robert G. Miller



   /s/ Mary F. Sammons                    President, Chief Operating                            June 8, 2001
   -----------------------------------    Officer and Director
             Mary F. Sammons



   /s/ John T. Standley                   Chief Financial Officer and Senior                    June 8, 2001
   -----------------------------------    Executive Vice President
            John T. Standley



   /s/ Christopher Hall                   Executive Vice President,                             June 8, 2001
   -----------------------------------    Finance and Accounting
            Christopher Hall

               Signature                             Title                                        Date
               ---------                             -----                                        ----
  /s/ Kevin Twomey                        Chief Accounting Officer and                          June 8, 2001
  ------------------------------------    Senior Vice President
              Kevin Twomey



  /s/ William J. Bratton                  Director                                              June 8, 2001
  ------------------------------------
           William J. Bratton



  /s/ Alfred M. Gleason                   Director                                              June 8, 2001
  ------------------------------------
           Alfred M. Gleason



  /s/ Leonard I. Green                    Director                                              June 8, 2001
  ------------------------------------
            Leonard I. Green



  /s/ Nancy A. Lieberman                  Director                                              June 8, 2001
  ------------------------------------
           Nancy A. Lieberman



  /s/ Stuart M. Sloan                     Director                                              June 8, 2001
  ------------------------------------
            Stuart M. Sloan



  /s/ Jonathan D. Sokoloff                Director                                              June 8, 2001
  ------------------------------------
          Jonathan D. Sokoloff



  /s/ Leonard N. Stern                    Director                                              June 8, 2001
  ------------------------------------
            Leonard N. Stern



  /s/ Gerald Tsai, Jr.                    Director                                              June 8, 2001
  ------------------------------------
            Gerald Tsai, Jr.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

               112 BURLEIGH AVENUE NORFOLK, LLC
               1515 WEST STATE STREET BOISE, IDAHO, LLC
               NAME RITE LLC
               ROUTE 202 AT ROUTE 124 AT JAFFREY-NEW HAMPSHIRE, LLC
               ROUTE 1 AND HOOD ROAD-FREDRICKSBURG, LLC
               TYLER AND SANDERS ROADS, BIRMINGHAM-ALABAMA 1740
                ASSOCIATES, LLC
               EUCLID AND WILDERS RAODS-BAY CITY, LLC
               GRANTIOT & CENTER-SAGINAW TOWNSHIP, MICHIGAN, LLC
               NORTHLINE & DIX-TOLEDOO-SOUTHGATE,LLC
               PAW PAW LAKE ROAD & PAW PAW AVENUE-COLOMA,
                MICHIGAN, LLC
               SEVEN MILE AND EVERGREEN-DETROIT,LLC
               CENTRAL AVENUE AND MAIN STREET-PETAL, MS, LLC
               STATE & FORTIFICATION STREETS-JACKSON, MISSISSIPPI, LLC BALTIMORE/ANNAPOLIS BOULEVARD & GOVERNOR RICHIE
                HIGHWAY-GLEN BURNIE, MARYLAND, LLC
               ANN & GOVERNMENT STREETS-MOBILE, ALABAMA, LLC
               LOUISVILLE AVENUE & NORTH 18TH STREET-MONROE, LOUISIANA, LLC 912 ELMWOOD AVENUE-BUFFALO, LLC
               1525 CORTYOU ROAD-BROOKLYN, LLC
               RITE AID FUNDING, LLC

                  By: /s/ Elliot S. Gerson
                      --------------------
                    Elliot S. Gerson
                    Senior Vice President and Assistant Secretary

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Christopher Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                   Date
            ---------                          -----                   ----
/s/ David R. Jessick                 President and Director         June 8, 2001
--------------------
David R. Jessick
                                     Senior Vice President and
/s/ Kevin Twomey                     Chief Financial Officer        June 8, 2001
--------------------
Kevin Twomey

/s/ Elliot S. Gerson                 Director                       June 8, 2001
--------------------
Elliot S. Gerson

/s/ Robert B. Sari                   Director                       June 8, 2001
--------------------
Robert B. Sari

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

               764 SOUTH BROADWAY-GENEVA, OHIO, LLC
               EIGHTH AND WATER STREETS-ULRICHSVILLE, OHIO, LLC GETTYSBURG AND HOOVER-DAYTON, OHIO, LLC
               MAIN & MCPHERSON-CLYDE, LLC
               MAYFIELD & CHILLICOTHE ROADS-CHESTERLAND, LLC
               MUNSON & ANDREWS, LLC
               RICHMOND ROAD & MONTICELLO BOULEVARD-RICHMOND
                HEIGHTS, OHIO, LLC
               STATE STREET AND HILL ROAD-GERARD, OHIO, LLC
               SILVER SPRINGS ROAD-BALTIMOER, MARYLAND/ONE, LLC SILVER SPRINGS ROAD-BALTIMORE, MARYLAND/TWO, LLC

                  By: /s/ Elliot S. Gerson
                      --------------------
                      Elliot S. Gerson
                      Senior Vice President and Assistant Secretary

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Christopher Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                   Date
            ---------                          -----                   ----
/s/ David R. Jessick                 President and Director         June 8, 2001
--------------------
David R. Jessick

/s/ Kevin Twomey                     Senior Vice President and
--------------------                 Chief Financial Officer        June 8, 2001
Kevin Twomey

/s/ I. Lawrence Gelman               Director                       June 8, 2001
--------------------
I. Lawrence Gelman

/s/ Robert B. Sari                   Director                       June 8, 2001
--------------------
Robert B. Sari

/s/ Chris Hall                       Director                       June 8, 2001
--------------------
Chris Hall

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

               RITE AID HDQTRS. CORP.
               RITE AID OF ALABAMA, INC.
               RITE AID OF CONNECTICUT, INC.
               RITE AID OF DELAWARE, INC.
               RITE AID OF FLORIDA, INC.
               RITE AID GEORGIA, INC.
               RITE AID OF ILLINOIS, INC.
               RITE AID OF INDIANA, INC.
               RITE AID OF KENTUCKY, INC.
               RITE AID OF MARYLAND, INC.
               RITE AID OF MASSACHUSETTS, INC.
               RITE AID OF NEW HAMPSHIRE, INC.
               RITE AID OF NEW JERSEY, INC.
               RITE AID OF NORTH CAROLINA, INC.
               RITE AID OF PENNSYLVANIA, INC.
               RITE AID OF SOUTH CAROLINA, INC.
               RITE AID OF TENNESSEE, INC.
               RITE AID OF VIRGINIA, INC.
               RITE AID OF WASHINGTON, D.C., INC.
               DRUG FAIR OF PA. INC.
               DRUG FAIR, INC.
               EAGLE MANAGED CARE CORP. GDF, INC.
               HARCO, INC.
               KEYSTONE CENTERS, INC.
               OCEAN ACQUISITION CORPORATION REED, INC.
               RITE AID DRUG PALACE, INC.
               RITE AID ROME DISTRIBUTION CENTER, INC.
               RITE AID TRANSPORT, INC.
               W.R.A.C., INC.
               3581 CARTER HILL ROAD-MONTGOMERY CORP.
               4042 WARRENSVILLE CENTER ROAD-WARRENSVILLE OHIO, INC. 5277 ASSOCIATES, INC.
               537 ELM STREET CORPORATION 5600 SUPERIOR PROPERTIES, INC. 657-659 BROADWAY ST. CORP.
               BROADVIEW AND WALLINGS-BROADVIEW HEIGHTS OHIO, INC. DOMINION ACTION ONE CORPORATION
               DOMINION ACTION TWO CORPORATION
               DOMINION ACTION THREE CORPORATION
               DOMINION ACTION FOUR CORPORATION
               DOMINION DRUG STORES CORP.
               ENGLAND STREET-ASHELAND CORPORATION
               JAIME NATHAN TRAVIS CORPORATION
               LAKEHURST AND BROADWAY CORPORATION
               PATTON DRIVE AND NAVY BOULEVARD
               PORTFOLIO MEDICAL SERVICES, INC.
               RACK RITE DISTRIBUTORS, INC.
               RITE AID VENTURER #1, INC.
               RITE FUND, INC.

               THE MUIR COMPANY
               VIRGINIA CORPORATION
               K&B, INCORPORATED
               K&B ALABAMA CORPORATION
               K&B FLORIDA CORPORATION
               K&B LOUISIANA CORPORATION
               K&B MISSISSIPPI CORPORATION
               K&B SERVICES, INCORPORATED
               K&B TENNESSEE CORPORATION
               K&B TEXAS CORPORATION
               K&B TRAINEES, INC.
               KATZ & BESTHOFF, INC.
               SUPER DISTRIBUTORS, INC.
               SUPER ICE CREAM SUPPLIERS, INC.
               SUPER LABORATORIES, INC.
               SUPER PHARMACY NETWORK, INC.
               SUPER TOBACCO DISTRIBUTORS, INC.
               PL XPRESS, INC.
               THRIFTY CORPORATION
               P.L.D. ENTERPRISES, INC.
               RITE AID REALTY CORP.
               THIRTY WILSHIRE, INC.
               SOPHIE ONE CORP.
               SCRIPT SOUTH
               PERRY DISTRIBUTORS, INC.
               APEX DRUG STORES, INC.
               PDS-1 MICHIGAN, INC.
               RDS DETROIT, INC.
               PERRY DRUG STORES, INC.
               RAM-UTICA, INC.
               RITE AID OF MICHIGAN, INC.
               RITE AID OF NEW YORK, INC.
               RITE INVESTMENTS CORP.
               RITE AID LEASE MANAGEMENT COMPANY

                  By: /s/ Robert B. Sari
                      --------------------
                      Robert B. Sari
                      Vice President and Secretary

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Christopher Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                   Date
            ---------                          -----                   ----
/s/ David R. Jessick                 President and Director         June 8, 2001
--------------------
David R. Jessick

/s/ Kevin Twomey                     Senior Vice President and
--------------------                 Chief Financial Officer        June 8, 2001
Kevin Twomey

/s/ Elliot S. Gerson                 Director                       June 8, 2001
--------------------
Elliot S. Gerson

/s/ Robert B. Sari                   Director                       June 8, 2001
--------------------
Robert B. Sari



                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

               RITE AID OF OHIO, INC.
               RITE AID OF MAINE, INC.
               RITE AID OF WEST VIRGINIA, INC.
               THE LANE DRUG COMPANY

                  By: /s/ Robert B. Sari
                      --------------------
                      Robert B. Sari
                      Vice President and Secretary

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Christopher Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                   Date
            ---------                          -----                   ----
/s/ David R. Jessick                 President and Director         June 8, 2001
----------------------
David R. Jessick
                                     Senior Vice President and
/s/ Kevin Twomey                     Chief Financial Officer        June 8, 2001
----------------------
Kevin Twomey

/s/ I. Lawrence Gelman               Director                       June 8, 2001
----------------------
I. Lawrence Gelman

/s/ Robert B. Sari                   Director                       June 8, 2001
----------------------
Robert B. Sari

/s/ Chris Hall                       Director                       June 8, 2001
----------------------
Chris Hall

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

             THRIFTY PAYLESS, INC.

                  By: /s/ Elliot S. Gerson
                      --------------------
                      Elliot S. Gerson
                      Senior Vice President and Assistant Secretary

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Christopher Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                         Title                      Date
          ---------                         -----                      ----
/s/ Charles R. Kibler           President and Director              June 8, 2001
---------------------
Charles R. Kibler

/s/ Elliot S. Gerson            Senior Vice President, Chief
---------------------           Financial Officer and Director      June 8, 2001
Elliot S. Gerson

/s/ James E. Krahulec           Director                            June 8, 2001
---------------------
James E. Krahulec

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 8, 2001.

             RITE AID OF VERMONT, INC.

                  By: /s/ Elliot S. Gerson
                      --------------------
                      Elliot S. Gerson
                      Senior Vice President and Assistant Secretary

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Christopher Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                   Date
            ---------                          -----                   ----
/s/ David R. Jessick                 President and Director         June 8, 2001
--------------------
David R. Jessick

/s/ Kevin Twomey                     Senior Vice President and
--------------------                 Chief Financial Officer        June 8, 2001
Kevin Twomey

/s/ Rachel F. Gerson                 Director                       June 8, 2001
--------------------
Rachel F. Gerson

/s/ Brett Hanscom                    Director                       June 8, 2001
--------------------
Brett Hanscom

                                     Director
--------------------
Maureen Otzell

/s/ Stephen Savage                   Director                       June 8, 2001
--------------------
Stephen Savage

/s/ Steven Lawson                    Director                       June 8, 2001
--------------------
Steven Lawson

/s/ Elliot S. Gerson                 Director                       June 8, 2001
--------------------
Elliot S. Gerson

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Rite Aid Corporation
Camp Hill, Pennsylvania


We have audited the consolidated financial statements of Rite Aid Corporation and subsidiaries as of March 3, 2001 and February 26, 2000, and for each of the three years in the period ended March 3, 2001, and have issued our report thereon dated May 8, 2001, except for Note 25, as to which the date is May 16, 2001 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule of Rite Aid Corporation, listed in
Item 21 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 8, 2001

                     RITE AID CORPORATION AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
  For the Years Ended March 3, 2001, February 26, 2000, and February 27, 1999
                             (dollars in thousands)



                                                                                              Additions
                                                                                Balance at   Charged to                 Balance at
Allowances deducted from accounts receivable                                    Beginning     Costs and                   End of
for estimated uncollectible amounts:                                            of Period     Expenses     Deductions     Period
------------------------------------                                            ----------    ----------   ----------   ----------
Year ended March 3, 2001 ....................................................     $43,371       $21,147      $27,468       $37,050
Year ended February 26, 2000 ................................................      30,296        29,268       16,193        43,371
Year ended February 27, 1999 ................................................      47,268        15,916       32,888        30,296

                                 EXHIBIT INDEX

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------




  3.1     Restated Certificate of Incorporation dated                                Exhibit 3(i) to Form 8-K filed on November 2,
          December 12, 1996                                                          1999

  3.2     Certificate of Amendment to the Restated Certificate of Incorporation      Exhibit 3(ii) to Form 8-K filed on November 2,
          dated October 25, 1999                                                     1999

  3.3     By-laws, as amended on November 8, 2000                                    Exhibit 3.1 to Form 8-K filed on November 13,
                                                                                     2000

  4.1     Waiver, dated as of January 11, 2000, to Guaranty, dated as of March       Exhibit 4.7 to Form 8-K filed on January 18,
          19, 1998, as amended by Amendment No. 1, dated as of June 22, 1998, and    2000
          as further amended by Amendment No. 2, dated as of October 25, 1999, and as further amended by Amendment No. 3, dated as of December 2,
          1999, between Rite Aid Corporation and RAC Leasing LLC

  4.2     Amendment No. 3, dated as of December 23, 1999, to Master Lease and        Exhibit 4.8 to Form 8-K filed on January 18,
          Security Agreement, dated as of March 19, 1998, (as amended by             2000
          Amendment No. 1, dated as of June 22, 1998 and Amendment No. 2, dated as of October 25, 1999), between RAC Leasing LLC and Rite Aid Realty
          Corp.

  4.3     Amendment No. 3, dated as of December 2, 1999 to Guaranty, dated as of     Exhibit 4.9 to Form 8-K filed on January 18,
          March 19, 1998, as amended by Amendment No. 1, dated as of June 22,        2000
          1998, and as further amended by Amendment No. 2, dated as of October
          25, 1999, from Rite Aid Corporation to RAC Leasing LLC

  4.4     Amendment No. 2, dated as of October 25, 1999, to Guaranty, dated March    Exhibit 4.10 to Form 8-K filed on January 18,
          19, 1998 (as amended by Amendment No. 1, dated as of June 22, 1998),       2000
          from Rite Aid Corporation to RAC Leasing LLC

  4.5     Amendment No. 1, dated as of June 22, 1998, to Guaranty, dated March       Exhibit 4.11 to Form 8-K filed on January 18,
          19, 1998, from Rite Aid Corporation to RAC Leasing LLC                     2000

  4.6     Amendment No. 2, dated as of October 25, 1999 to Master Lease and          Exhibit 4.12 to Form 8-K filed on January 18,
          Security Agreement, dated as of March 19, 1998 (as amended by Amendment    2000
          No. 1, dated as of June 22, 1998), between RAC Leasing LLC and Rite Aid
          Realty Corp.

  4.7     Amendment No. 1, dated as of June 22, 1998, to Master Lease and            Exhibit 4.13 to Form 8-K filed on January 18,
          Security Agreement, dated as of March 19, 1998, between RAC Leasing LLC    2000
          and Rite Aid Realty Corp.

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 4.8      Guaranty, dated as of March 19, 1998, from Rite Aid Corporation to RAC     Exhibit 4.14 to Form 8-K filed on January 18,
          Leasing LLC                                                                2000

 4.9      Master Lease and Security Agreement, dated as of March 19, 1998,           Exhibit 4.15 to Form 8-K filed on January 18,
          between RAC Leasing LLC and Rite Aid Realty Corp.                          2000

 4.10     Waiver, dated as of January 11, 2000, to Guaranty dated as of May 30,      Exhibit 4.16 to Form 8-K filed on January 18,
          1997, as amended by Amendment No. 1, dated as of October 25, 1999, and     2000
          as further amended by Amendment No. 2, dated as of December 2, 1999, between Rite Aid Corporation and Sumitomo Bank Leasing and Finance,
          Inc.

 4.11     Amendment No. 2, dated as of December 2, 1999, to Guaranty dated as of     Exhibit 4.17 to Form 8-K filed on January 18,
          May 30, 1997, as amended by Amendment No. 1, dated as of October 25,       2000
          1999, from Rite Aid Corporation to Sumitomo Bank Leasing and Finance,
          Inc.

 4.12     Amendment No. 1, dated as of October 25, 1999 to Guaranty, dated as of     Exhibit 4.18 to Form 8-K filed on January 18,
          May 30, 1997, from Rite Aid Corporation to Sumitomo Bank Leasing and       2000
          Finance, Inc.

 4.13     Amendment No. 4, dated as of October 25, 1999 to Master Lease and          Exhibit 4.19 to Form 8-K filed on January 18,
          Security Agreement, dated as of May 30, 1997, as amended by Amendment      2000
          No. 1, dated as of March 11, 1998, and as further amended by Amendment
          No. 2, dated as of June 22, 1998, and as further amended by Amendment
          No. 3, dated as of May 26, 1999, between Sumitomo Bank Leasing and
          Finance, Inc. and Rite Aid Realty Corp.

 4.14     Amendment No. 3, dated as of May 26, 1999, to Master Lease and Security    Exhibit 4.20 to Form 8-K filed on January 18,
          Agreement, dated as of May 30, 1997 (as amended by Amendment No. 1,        2000
          dated as of March 11, 1998, and as further amended by Amendment No. 2, dated as of June 22, 1998), between Sumitomo Bank Leasing and Finance,
          Inc. and Rite Aid Realty Corp.

 4.15     Amendment No. 2, dated as of June 22, 1998, to Master Lease Security       Exhibit 4.21 to Form 8-K filed on January 18,
          Agreement, dated as of May 30, 1997, as amended by Amendment No. 1 to      2000
          Master Lease and Security Agreement, dated as of March 11, 1998, between Sumitomo Bank Leasing and Finance, Inc. and Rite Aid Realty
          Corp.

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 4.16     Amendment No. 1, dated as of March 11, 1998, to Master Lease and           Exhibit 4.22 to Form 8-K filed on January 18,
          Security Agreement, dated as of May 30, 1997, between Sumitomo Bank        2000
          Leasing and Finance, Inc. and Rite Aid Realty Corp.

 4.17     Guaranty, dated as of May 30, 1997, from Rite Aid Corporation to           Exhibit 4.23 to Form 8-K filed on January 18,
          Sumitomo Bank Leasing and Finance, Inc.                                    2000

 4.18     Master Lease and Security Agreement, dated as of May 30, 1997, between     Exhibit 4.24 to Form 8-K filed on January 18,
          Sumitomo Bank Leasing and Finance, Inc. and Rite Aid Realty Corp.          2000

 4.19     Waiver No. 1, dated as of January 10, 2000 to Note Agreement, dated as     Exhibit 4.25 to Form 8-K filed on January 18,
          of September 30, 1996 (as previously amended pursuant to Amendment No.     2000
          1 dated as of October 25, 1999, and Amendment No. 2 dated as of
          December 2, 1999), among Finco, Inc., Rite Aid Corporation, The
          Prudential Life Insurance Company of America and PruCo Life Insurance
          Company and Waiver No. 1, dated as of January 10, 2000 to Guaranty
          Agreement, dated as of September 30, 1996 (as previously amended pursuant to Amendment No. 1, dated as of October 25, 1999 and Amendment
          No. 2, dated as of December 2, 1999), among Finco, Inc., Rite Aid
          Corporation, The Prudential Life Insurance Company of America and PruCo
          Life Insurance Company

 4.20     Amendment No. 2, dated as of December 2, 1999, to Note Agreement, dated    Exhibit 4.26 to Form 8-K filed on January 18,
          as of September 30, 1996 (as previously amended pursuant to Amendment      2000
          No. 1 dated as of October 25, 1999), among Finco, Inc., Rite Aid
          Corporation, The Prudential Insurance Company of America and PruCo Life
          Insurance Company and Amendment No. 2, dated as of December 2, 1999, to
          Guaranty Agreement, dated as of September 30, 1996 (as previously amended pursuant to Amendment No. 1, dated as of October 25, 1999), among Finco, Inc., Rite Aid Corporation, The Prudential Insurance
          Company of America and PruCo Life Insurance Company

 4.21     Amendment No. 1, dated as of October 25, 1999 to Note Agreement, dated     Exhibit 4.27 to Form 8-K filed on January 18,
          as of September 30, 1996, among Finco, Inc., Rite Aid Corporation, The     2000
          Prudential Insurance Company of America and PruCo Life Insurance
          Company and Amendment No. 1, dated as of October 25, 1999, to Guaranty
          Agreement, dated as of September 30, 1996, among Finco, Inc., Rite Aid
          Corporation, The Prudential Insurance Company of America and PruCo Life
          Insurance Company

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 4.22     Guaranty Agreement, dated as of September 30, 1996, from Rite Aid          Exhibit 4.28 to Form 8-K filed on January 18,
          Corporation to the Prudential Insurance Company of America and             2000
          PruCo Life Insurance Company

 4.23     Note Agreement, dated as of September 30, 1996, among Finco, Inc., The     Exhibit 4.29 to Form 8-K filed on January 18,
          Prudential Insurance Company of America and PruCo Life Insurance           2000
          Company

 4.24     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.2 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      2000
          September 10, 1997, between Rite Aid Corporation and Harris Trust and
          Savings Bank

 4.25     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.3 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank, to the Indenture, dated     2000
          September 22, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

 4.26     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.4 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      2000
          December 21, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

 4.27     Commitment Letter dated April 10, 2000                                     Exhibit 4.1 to Form 8-K filed on April 11,
                                                                                     2000

 4.28     Indenture, dated as of June 14, 2000, among Rite Aid Corporation, as       Exhibit 4.1 to Form 8-K filed on
          Issuer, each of the Subsidiary Guarantors named therein and State          June 21, 2000
          Street Bank and Trust Company, as Trustee

 4.29     Exchange and Registration Rights Agreement, dated as of June 14, 2000,     Exhibit 4.2 to Form 8-K filed on
          by and among Rite Aid Corporation, State Street Bank and Trust Company     June 21, 2000
          and the Holders of the 10.50% Senior Secured Notes due 2002

 4.30     Registration Rights Agreement, dated as of June 14, 2000, by and among     Exhibit 4.3 to Form 8-K filed on
          Rite Aid Corporation and the Lenders listed therein                        June 21, 2000

 5        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP                        To be filed by amendment

 10.1     1999 Stock Option Plan                                                     Exhibit 10.1 to Form 10-K filed on May 21,
                                                                                     2001

 10.2     2000 Omnibus Equity Plan                                                   Included in Proxy Statement dated October 24,
                                                                                     2000

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 10.3     2001 Stock Option Plan                                                     Exhibit 10.3 to Form 10-K filed on May 21,
                                                                                     2001

 10.4     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.1 to Form 8-K filed on November 2,
          between Rite Aid Corporation and Green Equity Investors III, L.P.          1999

 10.5     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.2 to Form 8-K filed on November 2,
          between Rite Aid Corporation and J.P. Morgan Ventures Corporation          1999

 10.6     Warrant to purchase Common Stock, par value $1.00 per share, of Rite       Exhibit 4.3 to Form 8-K filed on November 2,
          Aid Corporation, dated October 27, 1999, issued to J.P. Morgan Ventures    1999.
          Corporation

 10.7     Commitment Letter, dated October 18, 1999, by and between Rite Aid         Exhibit 10.1 to Form 8-K filed on November 2,
          Corporation and Green Equity Investors III, L.P.                           1999

 10.8     Employment Agreement by and between Rite Aid Corporation and Robert G.     Exhibit 10.1 to Form 8-K filed on January 18,
          Miller, dated as of December 5, 1999                                       2000

 10.9     Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.9 to Form 10-K filed on May 21,
          Corporation and Robert G. Miller, dated as of May 7, 2001                  2001

 10.10    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.31 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          Robert G. Miller

 10.11    Employment Agreement by and between Rite Aid Corporation and Mary F.       Exhibit 10.2 to Form 8-K filed on January 18,
          Sammons, dated as of December 5, 1999                                      2000

 10.12    Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.11 to Form 10-K filed on May 21,
          Corporation and Mary F. Sammans, dated as of May 7, 2001                   2001

 10.13    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.32 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          Mary F. Sammons

 10.14    Employment Agreement by and between Rite Aid Corporation and David R.      Exhibit 10.3 to Form 8-K filed on January 18,
          Jessick, dated as of December 5, 1999                                      2000

 10.15    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.33 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          David R. Jessick

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 10.16    Employment Agreement by and between Rite Aid Corporation and John T.       Exhibit 10.4 to Form 8-K filed on January 18,
          Standley, dated as of December 5, 1999                                     2000

 10.17    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.34 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          John T. Standley

 10.18    Employment Agreement by and between Rite Aid Corporation and Elliot S.     Exhibit 10.18 to Form 10-K filed on May 21,
          Gerson, dated as of November 16, 2000                                      2001

 10.19    Employment Agreement by and between Rite Aid Corporation and Eric          Exhibit 10.19 to Form 10-K filed on May 21,
          Sorkin, dated as of April 2, 1999                                          2001

 10.20    Employment Agreement by and between Rite Aid Corporation and James         Exhibit 10.20 to Form 10-K filed on May 21,
          Mastrain, dated as of September 27, 2000                                   2001

 10.21    Rite Aid Corporation Special Deferred Compensation Plan                    Exhibit 10.20 to Form 10-K filed on July 11,
                                                                                     2000

 10.22    Senior Credit Agreement, dated as of June 12, 2000, among Rite Aid         Exhibit 10.1 to Form 8-K filed on June 21,
          Corporation, the Banks party thereto, Citicorp USA, Inc., as Senior        2000
          Administrative Agent, Citicorp USA, Inc., as Senior Collateral Agent,
          and Heller Financial, Inc. and Fleet Retail Finance Inc., as
          Syndication Agents

 10.23    Collateral Trust and Intercreditor Agreement, dated as of June 12,         Exhibit 10.2 to Form 8-K filed on June 21,
          2000, among Rite Aid Corporation, each Subsidiary Guarantor of Rite Aid    2000
          Corporation listed therein, Wilmington Trust Company, Citicorp USA,
          Inc., Morgan Guaranty Trust Company of New York, The Prudential
          Insurance Company of America, State Street Bank and Trust Company and
          The Sumitomo Bank, Limited, New York Branch

 10.24    Senior Subsidiary Security Agreement, dated as of June 12, 2000, made      Exhibit 10.3 to Form 8-K filed on
          by the Subsidiary Guarantors identified therein and any other person       June 21, 2 000
          that becomes a Subsidiary Guarantor pursuant to the Senior Credit
          Facility, in favor of Citicorp USA, Inc., as Senior Collateral Agent

 10.25    Senior Subsidiary Guarantee Agreement, dated as of June 12, 2000, among    Exhibit 10.4 to Form 8-K filed on
          each of the Subsidiary Guarantors of Rite Aid Corporation listed           June 21, 2000
          therein and Citicorp USA, Inc., as Senior Collateral Agent

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 10.26    Senior Indemnity, Subrogation and Contribution Agreement, dated as of      Exhibit 10.5 to Form 8-K filed on
          June 12, 2000, among Rite Aid Corporation, each of the Subsidiary          June 21, 2000
          Guarantors listed therein and Citicorp USA, Inc., as Senior
          Collateral Agent

 10.27    RCF Facility, dated as of June 12, 2000, among Rite Aid Corporation,       Exhibit 10.6 to Form 8-K filed on
          the Banks from time to time parties thereto and Morgan Guaranty Trust      June 21, 2000
          Company of New York, as Administrative Agent, with JP Morgan Securities
          Inc., as Lead Arranger and Book Runner

 10.28    PCS Facility, dated as of June 12, 2000, among Rite Aid Corporation,       Exhibit 10.7 to Form 8-K filed on
          the Banks from time to time parties thereto and Morgan Guaranty Trust      June 21, 2000
          Company of New York, as Administrative Agent, with JP Morgan Securities
          Inc., as Lead Arranger and Book Runner

 10.29    Exchange Debt Facility, dated as of June 12, 2000, among Rite Aid          Exhibit 10.8 to Form 8-K filed on
          Corporation, the Banks from time to time parties thereto and Morgan        June 21, 2000
          Guaranty Trust Company of New York, as Administrative Agent, with JP
          Morgan Securities Inc., as Lead Arranger and Book Runner

 10.30    Second Priority Subsidiary Guarantee Agreement, dated as of June 12,       Exhibit 10.9 to Form 8-K filed on
          2000, among each of the Subsidiary Guarantors of Rite Aid Corporation      June 21, 2000
          listed therein and Wilmington Trust Company, as Second Priority
          Collateral Trustee

 10.31    Second Priority Subsidiary Security Agreement, dated as of June 12,        Exhibit 10.10 to Form 8-K filed on
          2000, made by the Subsidiary Guarantors identified therein and any         June 21, 2000
          other person that becomes a Subsidiary Guarantor pursuant to the Second
          Priority Debt Documents, in favor of Wilmington Trust Company, as
          Second Priority Collateral Trustee

 10.32    Second Priority Indemnity, Subrogation and Contribution Agreement,         Exhibit 10.11 to Form 8-K filed on
          dated as of June 12, 2000, among Rite Aid Corporation, each Subsidiary     June 21, 2000
          Guarantor listed therein and Wilmington Trust Company, as Second
          Priority Collateral Trustee

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 10.33    First Priority Subsidiary Security Agreement, dated as of June 12,         Exhibit 10.12 to Form 8-K filed on
          2000, made by the Domestic Subsidiaries identified therein and any         June 21, 2000
          other person that becomes a Domestic Subsidiary pursuant to the
          Exchange Debt Facility Documents, in favor of Morgan Guaranty Trust
          Company of New York, as Agent

 10.34    Amended and Restated Drugstore.com Pledge Agreement, dated as of June      Exhibit 10.13 to Form 8-K filed on
          12, 2000, between Rite Aid Corporation and Morgan Guaranty Trust           June 21, 2000
          Company of New York, as Agent

 10.35    Amended and Restated PCS Pledge Agreement, dated as of June 12, 2000,      Exhibit 10.14 to Form 8-K filed on
          between Rite Aid Corporation and Morgan Guaranty Trust Company of New      June 21, 2000
          York, as Agent

 10.36    Form of Second Priority Mortgage, Assignment of Leases and Rents,          Exhibit 10.15 to Form 8-K filed on
          Security Agreement and Financing Statement, by the Subsidiary Guarantor    June 21, 2000
          listed therein, to Wilmington Trust Company, as Second Priority
          Collateral Trustee

 10.37    Amendment No. 3 to Note Agreement, Amendment No. 4 to Guaranty             Exhibit 10.16 to Form 8-K filed on
          Agreement, and Amendment No. 1 to Put Agreement, for Adjustable Rate       June 21, 2000
          Senior Secured Notes due August 15, 2002, among Finco, Inc., Rite Aid
          Corporation, The Prudential Insurance Company of America, and Pruco
          Life Insurance Company, as of June 12, 2000

 10.38    Amendment No. 5 to Guaranty, dated as of June 12, 2000, from Rite Aid      Exhibit 10.17 to Form 8-K filed on
          Corporation, as Guarantor, to RAC Leasing LLC, as Lessor                   June 21, 2000

 10.39    Amendment No. 4 to Master Lease and Security Agreement, dated as of        Exhibit 10.18 to Form 8-K filed on
          June 12, 2000, between RAC Leasing LLC, as Lessor, and Rite Aid Realty     June 21, 2000
          Corp., as Lessee

 10.40    Amendment No. 4 to Guaranty, dated as of June 12, 2000, from Rite Aid      Exhibit 10.19 to Form 8-K filed on
          Corporation, as Guarantor, to Sumitomo Bank Leasing and Finance, Inc.,     June 21, 2000
          as Lessor

 10.41    Amendment No. 5 to Master Lease and Security Agreement, dated as of        Exhibit 10.20 to Form 8-K filed on
          June 12, 2000, between Sumitomo Bank Leasing and Finance, Inc., as         June 21, 2000
          Lessor, and Rite Aid Realty Corp., as Lessee

 10.42    Executive Separation Agreement and General Release, dated February 28,     Exhibit 10.46 to Form 10-K filed on July 11,
          2000, between Rite Aid Corporation and Timothy Noonan                      2000

 Exhibit                                                                                          Incorporation by
 Numbers                                      Description                                           Reference to
 -------                                      -----------                                           ------------
 10.43    Letter Agreement, dated February 28, 2000, between Rite Aid Corporation    Exhibit 10.47 to Form 10-K filed on July 11,
          and Timothy Noonan, amending Executive Separation Agreement and General    2000
          Release, dated February 28, 2000, between Rite Aid Corporation and
          Timothy Noonan

 10.44    Commitment letter, dated May 15, 2001 by and between Rite Aid              Exhibit 10.44 to Form 10-K filed on May 21,
          Corporation, Solomon Smith Barney Inc., Citicorp North America, Inc.,      2001
          The Chase Manhattan Bank, J.P. Morgan Securities Inc., Credit Suisse
          First Boston, Fleet Retail Finance Inc., and Fleet Securities, Inc.

 10.45    Equity for Bank Debt Exchange Agreement between Rite Aid Corporation,      Exhibit 10.45 to Form 10-K filed on May 21,
          Fir Tree Value Fund, L.P., Fir Tree Institutional Value Fund, L.P.,        2001
          Fir Tree Value Partners LDC and Fir Tree Recovery Master Fund, L.P.

 10.46    Side Letter to Equity for Bank Debt Exchange Agreement, dated April 30,    Exhibit 10.46 to Form 10-K filed on May 21,
          2001, between Rite Aid Corporation, Fir Tree Value Fund, L.P., Fir Tree    2001
          Institutional Value Fund, L.P., Fir Tree Value Partners LDC and Fir
          Tree Recovery Master Fund, L.P.

 10.47    Employment Agreement by and between Rite Aid Corporation and               Exhibit 10.46 to Form 10-K filed on May 21,
          Christopher Hall, dated as of January 26, 2001                             2001

 10.48    Employment Agreement by and between Rite Aid Corporation and Robert B.     Exhibit 10.49 to Form 10-K filed on May 21,
          Sari, dated as of February 28, 2001                                        2001

 12       Statement regarding computation of ratios of earnings                      Exhibit 12 to Form 10-K filed on May 21, 2001
          to fixed charges

 21       Subsidiaries of the registrant                                             Exhibit 19 to the Form 10-K filed on July 11,
                                                                                     2000

 23.1     Independent Auditor's Consent                                              Filed herewith

 23.2     Independent Auditor's Consent                                              Filed herewith

 25       Statement of Eligibility of Trustee                                        To be filed by amendment

 99.1     Form of Letter of Transmittal                                              To be filed by amendment

 99.2     Form of Notice of Guaranteed Delivery                                      To be filed by amendment

 99.3     Form of Letter to Clients                                                  To be filed by amendment

 99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies      To be filed by amendment
          and Other Nominees